As filed with the Securities and Exchange Commission on February 12, 2008
Registration No. 333-142018

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
ON
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lighting Science Group Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	3646	23-2596710
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2100 McKinney Avenue, Suite 1515
Dallas, TX 75201
(214) 382-3630
(Address and telephone number of principal executive offices)
Govi Rao, Chief Executive Officer
2100 McKinney Avenue, Suite 1515
Dallas, TX 75201
(214) 382-3630
(Name, address and telephone number of agent for service)
Copies to:
Mr. Greg Samuel
Haynes and Boone, LLP
901 Main St., Suite 3100
Dallas, TX 75202
(214) 651-5000
     Approximate date of proposed sale to public: At such time or times, as determined by the selling stockholders, after effectiveness of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2008
PROSPECTUS
Lighting Science Group Corporation
Up to 2,041,674 shares of common stock, $0.001 par value per share, to be offered by certain holders of securities of Lighting Science Group Corporation
     This prospectus relates to the offer of up to 2,041,674 shares of common stock, $.001 par value per share, of Lighting Science Group Corporation by the stockholders identified under “SELLING STOCKHOLDERS” in this prospectus (or their permitted transferees, assignees, pledgees, donees, or other successors-in-interest). The shares of common stock offered by this prospectus (the “Offered Shares”) include (i) 666,670 shares issued (the “Private Placement Shares”) by us to selling stockholders pursuant to a Securities Purchase Agreement dated as of March 9, 2007; (ii) 197,497 shares of common stock issued and 302,500 shares of common stock issuable by us to selling stockholders pursuant to the exercise of A warrants (the “A Warrants”) for the purchase of our common stock, which were issued by us to selling stockholders pursuant to the Securities Purchase Agreement dated as of March 9, 2007; and (iii) 562,324 shares of common stock issued and 294,862 shares of common stock issuable by us to selling stockholders pursuant to the exercise of B warrants for the purchase of additional units comprised of one share of common stock and warrants for the purchase of 0.75 shares of common stock (the “B Warrants”), which were issued by us to selling stockholders pursuant to the Securities Purchase Agreement dated as of March 9, 2007. B Warrants exercisable for up to 17,821 shares of common stock expired unexercised on November 5, 2007. The Offered Shares also include additional shares that may be issuable or issued in connection with or as a result of anti-dilution provisions of the Private Placement Shares, the A Warrants or the B Warrants.
     We are obligated to register the Offered Shares pursuant to registration rights granted by us to selling stockholders with respect to the Offered Shares. All of the Offered Shares are to be offered by and for the account of the selling stockholders. We are not offering or selling any shares of the common stock or any other securities pursuant to this prospectus. We will not receive any proceeds from any sales of the Offered Shares by selling stockholders, except in connection with any cash exercise of any of the A Warrants or the B Warrants.
     Selling stockholders, or their permitted transferees, assignees, pledgees, donees, or other successors-in-interest, may offer and sell the Offered Shares, at such time or times as determined by the selling stockholders, pursuant to public or private transactions at market prices or privately negotiated or other prices, as determined by the selling stockholders. We do not know whether any selling stockholder will offer or sell any or all of the Offered Shares or when, at what price, or in what amount any selling stockholder may offer or sell any of the Offered Shares.
     Our common stock is quoted on the OTC Bulletin Board under the symbol “LSCG.” On February 9, 2008, the last reported sales price of the common stock was $9.80 per share.
     We will bear the expenses of registration incurred in connection with this offering. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. We will not be paying any underwriting discounts or commissions in connection with this offering.
     These securities are speculative securities and this offering involves substantial risks. Please carefully review and consider the risk factors described under the “RISK FACTORS” section in this prospectus beginning on page 5.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February __, 2008.

TABLE OF CONTENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
EXHIBITS
ITEM 28. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS
Amended and Restated Certifcate of Incorporation
Consent of Turner, Stone & Company, LLP
Power of Attorney

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
     Except as otherwise indicated, information in this prospectus reflects a one-for-twenty reverse stock split of our common stock which took effect on January 25, 2008.
PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the “RISK FACTORS” section of this prospectus and the Consolidated Financial Statements and Notes herein, before making any investment decision with respect to the securities offered by this prospectus.
Our Company
     We design, develop and own certain intellectual property related to solid-state lighting products utilizing light emitting diodes, or LEDs, as a source of light. Through the development of our Optimized Digital Lighting™, or ODL™, technology, we believe we have narrowed the gap between the theoretical performance capability of LEDs and the level of LED performance in the previous generation of general illumination products. Our product portfolio includes R-series floodlights primarily used in commercial, industrial and retail applications, display case lighting primarily used in the retail market, and low-bay lighting fixtures used for parking garages and industrial and warehouse applications. Our research and development efforts are progressing, and the Company has been issued sixteen (16) U.S. patents. With the acquisition of the business and net assets of LED Holdings, LLC (“LED Holdings”) on October 4, 2007, we now also design and develop advanced color changing lighting systems using LED technology including video wall applications, lighting systems for the gaming industry and custom designed products.
     In order to minimize our investment in plant and equipment and enable us to focus on research and development, our manufacturing strategy is to outsource the manufacture of a majority of our products, and, therefore, we do not own or operate a manufacturing facility. We currently partner with a small number of contract manufacturers to manufacture our products and key subassemblies at plants in various locations throughout the world. These manufacturers supply the necessary raw materials (other than certain critical components such as LEDs, which we procure directly) and provide all necessary facilities and labor to manufacture our products. We produce most product prototypes and assemble certain products in our own facilities using subassemblies and components procured from third parties.
     We have begun to introduce our products through traditional commercial and retail distribution channels and on a direct basis. Currently, we sell products through lighting and electrical distributors, parking garage operators, original equipment manufacturers in the lighting and gaming industries, architectural designers and specifiers, and our own website. We intend to continue to expand the number of distribution channels through which we will sell products.
Corporate Information
     We are a Delaware corporation incorporated in 1988. On June 1, 2004, we acquired 100% of the outstanding common stock of Lighting Science, Inc., a corporation that developed and owned certain intellectual property related to the design, development and power management of lighting products utilizing LEDs as a source of light. On December 23, 2004, The Phoenix Group Corporation, our predecessor entity, announced its decision to change its name to Lighting Science Group Corporation by means of a merger with its wholly owned subsidiary, Lighting Science, Inc. We began conducting our operations under the name Lighting Science Group Corporation on January 1, 2005. Our principal executive offices are located at 2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201. Our telephone number at our principal executive offices is (214) 382-3630.

     On October 4, 2007, we entered into an Exchange and Contribution Agreement (the “Exchange Agreement”) with LED Holdings, a Delaware limited liability company. Pursuant to the Exchange Agreement, we acquired substantially all of the assets of LED Holdings including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property. In exchange for these assets, we issued 2,000,000 shares of our newly designated Series B Preferred Stock, par value $.001 per share (“Series B Stock”) and 15,928,734 shares of our common stock to LED Holdings.
The Offering

Common stock currently outstanding(1)	21,708,482 shares
Common stock offered by the selling stockholders(2)	2,041,674 shares
Common stock to be outstanding after the offering(3)	22,305,844 shares
Use of proceeds	The exercise of warrants, if exercised for cash, for shares of common stock registered under this registration statement would result in proceeds of up to approximately $11,000,000 to us. These proceeds, if any, are anticipated to be used for working capital and general corporate purposes.
Trading Symbol	LSCG

(1)	Includes approximately 19,505,738 shares beneficially owned by our affiliates.

(2)	Includes 666,670 shares of common stock issued pursuant to the March 9, 2007 private placement, 197,497 shares of common stock issued and 302,500 shares of common stock issuable pursuant to exercise of the A Warrants and 562,324 shares of common stock issued and 294,862 shares of common stock issuable pursuant to the exercise of the B Warrants. B Warrants exercisable for up to 17,821 shares of common stock expired unexercised on November 5, 2007.

(3)	Assumes the exercise of A and B Warrants held by selling stockholders for 1,375,004 shares of common stock.
Summary Consolidated Financial Information
     Set forth below are our summary consolidated statements of operations for the years ended December 31, 2006 and 2005, the quarters ended September 30, 2007 and 2006 and the nine-month periods ended September 30, 2007 and 2006, and our summary consolidated balance sheets as of December 31, 2006, December 31, 2005 and September 30, 2007. This information should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2006 and 2005 and the unaudited interim consolidated financial statements for the quarter ended September 30, 2007 and the notes thereto and the section entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” which appear elsewhere in this prospectus.

	For the	For the
	Year Ended	Year Ended
Income Statement Data:	December 31, 2006	December 31, 2005

Revenue	$436,172	$72,564
Cost of goods sold	(350,724)	(33,110)

Gross margin	85,448	39,454

Operating expenses:
Selling, general and administrative	1,826,802	1,823,020
Compensation and related expenses	2,661,835	1,976,549
Professional Fees	724,567	1,627,684
Directors fees	448,030	294,445
Depreciation and amortization	507,805	487,766

Total operating expenses	6,169,039	6,209,464

Operating loss	(6,083,591)	(6,170,010)

Other, net, primarily change in fair value of the liability for derivative contracts	(3,669,432)	3,064,673

Net loss	(9,753,023)	(3,105,337)

Dividend on 6% Convertible Preferred Stock and accretion of preferred stock redemption value	1,649,513	1,202,901

Net loss applicable to common stock	$(11,402,536)	$(4,308,238)

Basic net loss per weighted average common share	$(3.94)	$(1.60)

Weighted average number of common shares outstanding	2,891,877	2,690,395

Balance Sheet Data:	December 31, 2006	December 31, 2005

Cash and cash equivalents	$86,080	$1,984,477
Other current assets	1,677,418	757,772

Total current assets	1,763,498	2,742,249

Property and equipment, net	360,031	295,336

Reorganized value in excess of amounts allocable to identifiable assets	2,793,224	2,793,224
Intellectual property, net	1,048,483	1,108,683
Proprietary rights agreement, net	147,639	501,972
Goodwill	154,097	154,097

TOTAL ASSETS	$6,266,972	$7,595,561

Accounts payable	$344,280	$247,969
Accrued expenses	270,874	155,329
Accrued dividend on 6% Convertible Preferred Stock	54,814	59,957
Line of credit	2,044,948	—
Current portion of note payable to related party	81,250	38,889

Total current liabilities	2,796,166	502,144

Balance Sheet Data:	December 31, 2006	December 31, 2005

Note payable — related party — long term portion	62,500	111,111
Liability under derivative contracts	6,290,191	3,327,437

Total other liabilities	6,352,691	3,438,548

TOTAL LIABILITIES	9,148,857	3,940,692

6% Convertible preferred stock	2,173,181	927,677

Common stock	64,644	55,475
Additional paid-in-capital	16,441,942	12,830,833
Accumulated deficit	(21,561,652)	(10,159,116)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(5,055,066)	2,727,192

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,266,972	$7,595,561

Income Statement Data:

	For the Three-Month	For the Three-Month	For the Nine-Month	For the Nine-Month
	Period Ended	period Ended	Period Ended	Period Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenue	$451,678	$125,522	845,307	262,516
Cost of goods sold	(324,294)	(107,094)	(650,513)	(217,798)

Gross margin	127,384	18,428	194,794	44,718

Operating expenses:
Selling, general and administrative	1,375,468	344,921	2,452,318	1,428,551
Compensation and related expenses	1,442,600	624,139	2,439,008	2,128,637
Professional Fees	559,785	96,585	1,244,694	422,688
Directors fees	70,000	260,530	179,171	385,530
Depreciation and amortization	53,880	127,291	280,382	377,375

Total operating expenses	3,501,733	1,453,466	6,595,573	4,742,781

Operating income (loss)	(3,374,349)	(1,435,038)	(6,400,779)	(4,698,063)

Interest, net and other income and expense, net	(1,383,143)	142,690	(1,745,707)	2,993,619

Net income (loss)	(4,757,492)	(1,292,348)	(8,146,486)	(1,704,444)

Dividend on 6% Convertible Preferred Stock and accretion of preferred stock redemption value	(873,143)	432,091	(1,146,613)	1,217,413

Net loss applicable to common stock	$(3,884,349)	$(1,724,439)	$(6,999,873)	$(2,921,857)

Basic net loss per weighted average common share	$(0.73)	$(0.59)	$(1.64)	$(1.04)

Weighted average number of common shares outstanding	5,337,463	2,909,563	4,255,812	2,814,179

Balance Sheet Data:

September 30, 2007

Cash and cash equivalents	$1,234,871
Other current assets	3,119,283

Total current assets	4,354,154

Property and equipment, net	587,409

Reorganized value in excess of amounts allocable to identifiable assets	2,793,224
Intellectual property, net	1,006,334
Other non-current assets	1,368,685

TOTAL ASSETS	$10,109,806

Accounts payable	$736,474
Accrued expenses	3,086,067
Accrued dividend on 6% Convertible Preferred Stock	19,642
Current portion of note payable to related party	75,000

Total current liabilities	3,917,183

Note payable — related party	12,500
Liability under derivative contracts	1,903,107

Total other liabilities	1,915,607

TOTAL LIABILITIES	5,832,790

6% Convertible preferred stock	789,351

Common stock	115,567
Additional paid-in-capital	31,933,623
Deficit accumulated during the development stage	(28,561,525)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	3,487,665

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$10,109,806

RISK FACTORS
     An investment in our common stock is risky. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks occur, our business could be harmed, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to Our Business
     Because we have a limited amount of revenues and a history of losses, we may be unable to continue operations unless we can generate sufficient operating income by completing the development of, and the successful marketing of, our products.
     Since we emerged from bankruptcy on September 26, 2003, we have sustained operating losses. For the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, we had limited revenues of $845,000 and $436,000, respectively, and as of September 30, 2007 and as of December 31, 2006, we had an accumulated deficit of approximately $28,561,000 and $21,562,000, respectively. We expect sales of our products to increase in 2008. . Our ability to generate revenue is, however, dependent on receiving purchase commitments from customers as well as the timing of such purchase commitments, if any, that are received. Our ability to generate revenue is also dependent on our ability to preserve the customer relationships that were developed by LED Holdings and our ability to continue selling our products to this group of customers as well as to other potential customers in the markets served by these customer relationships.
     It is difficult to evaluate the likelihood that we will achieve or maintain profitability in the future.
     We have recently made the transition from a development stage company to one that is focusing on sales and growth in the lighting industry marketplace. Accordingly, we have not yet achieved sustained profitability on a quarterly or annual basis. As we concentrate on commercializing our products, our limited operating history makes an evaluation of our future prospects difficult. If we do not achieve sufficient growth in our revenues and achieve and sustain profitability in the future, we will be unable to continue operations.
     If we are unable to obtain outside sufficient capital when needed, our business and future prospects will or could be adversely affected and we could be forced to suspend or discontinue operations.
     Although we believe our current cash balances together with revenues received from the sale of our products and amounts available under our working capital facility will be sufficient to meet our operating needs during 2008, the actual amount of funds that we will need will be determined by several factors, many of which are beyond our control. These factors include the timing and volume of sales transactions, market acceptance of our products, the success of our research and development efforts (including any unanticipated delays), the costs and timing of obtaining new patent rights, regulatory changes, competition, technological developments in the market, evolving industry standards and the amount of working capital investments we are required to make.
     Potential sources of outside capital include entering strategic business relationships, bank borrowings, public or private sales of shares of our capital stock or debt or other similar arrangements. We do not have any committed sources of outside capital at this time other than our working capital facility. It is uncertain whether we will be able to obtain outside capital when we need it or on terms that would be acceptable. If we raise funds by selling additional shares of our common stock or securities convertible into our common stock, the ownership interest of our existing stockholders will be diluted. If we are unable to obtain sufficient outside capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

     If we are unable to integrate the assets of LED Holdings, LLC into our operations, our business and future prospects will or could be adversely affected.
     The integration of the recently acquired assets of LED Holdings including, among other things, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property, may be difficult and may lead to adverse effects. The success of the integration will depend, in part, on our ability to realize the anticipated synergies, cost savings and growth opportunities from integrating the assets of LED Holdings with our business. Our success in realizing these benefits and the timing of this realization depend upon the successful integration of the assets of LED Holdings. The integration process may be a complex, costly and time-consuming process. The difficulties of combining the assets the companies include, among others:
•	consolidating research and development operations, where appropriate;

•	coordinating sales, distribution and marketing functions;

•	preserving the important research and development, manufacturing and supply, distribution, marketing, customer and other relationships of LED Holdings;

•	minimizing the diversion of management’s attention from ongoing business concerns; and

•	coordinating geographically separate organizations.
     We may not accomplish this integration smoothly or successfully. The diversion of the attention of management from its current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the acquisition of the assets of LED Holdings and adversely affect our other operations.
     If our Optimized Digital Lighting technology does not achieve market acceptance, prospects for our growth and profitability may be limited.
     Our future success depends on market acceptance of our ODL technology. Potential customers may be reluctant to adopt solid-state lighting as an alternative to traditional lighting technology because of its higher initial cost or perceived risks relating to its novelty, reliability, usefulness, light quality, and cost-effectiveness when compared to other lighting sources available in the market. If acceptance of solid-state lighting in general, and of our ODL lighting systems in particular, does not continue to grow within the high performance lighting markets that we serve, and in the markets that we intend to serve through future customers, then opportunities to increase our revenues and operate profitably may be limited.
     Our long-term business strategy includes penetration of the general lighting market with our ODL and other lighting products. Failure to obtain and incorporate into our products, on a timely basis, LEDs having satisfactory performance, quality and cost characteristics could delay our planned introduction of our products, or reduce the attractiveness to potential customers of our products in the general lighting market. In addition, the characteristics of our ODL technology that we believe are desired by customers in the high performance color lighting markets that we currently serve may not provide us with competitive advantages in the general lighting market. For example, end users in the general lighting market may not require the complex, dynamic lighting effects or sophisticated digital control that our systems provide. Similarly, if LED manufacturers are able to develop single LEDs that produce light of acceptable consistency and color, our color temperature control technologies may be of less importance in the general lighting market than in the high performance color lighting market.
     Because we rely upon Govi Rao, Ken Honeycutt, Kevin Furry, Frederic S. Maxik and other key personnel, a loss of any key personnel could prevent or significantly delay the achievement of our goals.
     Our success will depend to a large extent on the abilities and continued service of key personnel. The loss of Govi Rao, our chief executive officer, Ken Honeycutt, our president and chief operating officer, Kevin Furry, our co-chief technology officer, Frederic S. Maxik, our co-chief technology officer, or other key personnel could prevent or significantly delay the achievement of our goals. We have employment agreements with each of Messrs. Rao, Honeycutt, Furry and Maxik. We maintain a key man life insurance policy with respect to Mr. Rao, Mr. Furry, Mr. Maxik and other key management staff as determined by the board of directors. If any of these persons were to leave us, it could delay implementation of our business plan and marketing efforts. If we continue to grow, we will need to add additional management and other personnel. Competition for qualified personnel in our industry is intense, and our success will depend on our ability to attract and retain highly skilled personnel. Our efforts to obtain or retain such personnel may not be successful.
     If critical components and raw materials that we utilize in our products become unavailable, we may incur delays in shipment that could damage our business.
     We depend on our suppliers for certain standard electronic components as well as custom components critical to the manufacture of our solid-state lighting systems. For certain types of LEDs used in our lighting systems, we currently have a limited number of suppliers. We depend on our vendors to supply in a timely manner critical components in adequate quantities and consistent quality and at reasonable costs. Finding a suitable alternate supply of required components and obtaining them in needed quantities may be a time-consuming process and we may not be able to find an adequate alternative source of supply at an acceptable cost.
     Because we generally rely on purchase orders rather than long-term contracts with our suppliers, we cannot predict with certainty our ability to obtain components in adequate quantities and at acceptable prices in the longer term. If we are unable to obtain components in adequate quantities, we may incur delays in shipment or be unable to meet demand for our products, which could damage our reputation with customers and prospective customers.
     The principal raw materials used in the manufacture of our LED components and sensor assemblies are silicon wafers, gold wire, lead frames, and a variety of packages and substrates, including metal, printed circuit board, flex circuits, ceramic and plastic packages. All of these raw materials can be obtained from several suppliers. From time to time, particularly during periods of increased industry-wide demand, silicon wafers and other materials have been in short supply. Any significant interruption in the supply of these raw materials could have a material adverse effect upon us.
     If the companies to which we outsource the manufacture of our products fail to meet our requirements for quality, quantity and timeliness, our revenues and reputation in the marketplace could be harmed.
     We outsource a significant portion of the manufacture and assembly of our products, and do not own or operate a manufacturing facility. We currently depend on a small number of contract manufacturers to manufacture our products at plants in various locations throughout the world. These manufacturers supply all necessary raw materials (other than certain critical components such as LEDs, which we procure directly) and provide all necessary facilities and labor to manufacture our products. We do not have long-term contracts with these manufacturers. If these companies were to terminate their arrangements with us or fail to provide the required capacity and quality on a timely basis, we would be unable to manufacture and ship our products until replacement manufacturing services could be obtained. To qualify a new contract manufacturer, familiarize it with our products, quality standards and other requirements, and commence volume production may be a costly and time-consuming process. Therefore, we may be unable to establish alternative manufacturing relationships on acceptable terms.
     Our reliance on contract manufacturers involves certain risks, including the following:
•	lack of direct control over production capacity and delivery schedules;

•	lack of direct control over quality assurance, manufacturing yields and production costs; and

•	risk of loss of inventory while in transit.
     Any interruption in our ability to effect the manufacture and distribution of our products could result in delays in shipment, lost sales, limited revenue growth and damage to our reputation in the market, all of which would adversely affect our business.

     If we are unable to increase production capacity for our products in a timely manner, we may incur delays in shipment and our revenues and reputation in the marketplace could be harmed.
     An important part of our business strategy is the expansion of production capacity for our products. We plan to increase production capacity by adding new contract manufacturers and by expanding capacity with our existing contract manufacturers. Our ability to successfully increase production capacity will depend on a number of factors, including the following:
•	identification and availability of appropriate and affordable contract manufacturers;

•	ability of our current contract manufacturers to allocate more existing capacity to us or their ability to add new capacity quickly;

•	availability of critical components used in the manufacture of our products;

•	establishment of adequate management information systems, financial controls and supply chain management and quality control procedures; and

•	ability of our future contract manufacturers to implement our manufacturing processes.
     If we are unable to increase production capacity for our products in a timely manner while maintaining adequate quality, we may incur delays in shipment or be unable to meet increased demand for our products which could harm our revenues and damage our reputation and our relationships with customers and prospective customers.
     If we are not able to compete effectively against larger lighting manufacturers with greater resources, our prospects for future success will be jeopardized.
     In the high performance lighting markets in which we sell our ODL and other LED lighting systems, and in the licensing markets in which we participate, our systems compete with lighting products utilizing traditional lighting technology provided by many vendors. In addition, we face competition from a smaller number of manufacturers, including manufacturers of traditional lighting equipment that have developed one or more solid-state lighting products. Some of our competitors, particularly those that offer traditional lighting products, are larger companies with greater resources to devote to research and development, manufacturing and marketing than we have.
     Additionally, to the extent that we seek to introduce ODL products for use in general lighting applications, such as retrofit bulbs and lamps for standard fixtures, we expect to encounter competition from large, established companies in the general lighting industry such as General Electric, Matsushita, Osram Sylvania and Philips Lighting, each of which has, we believe, undertaken initiatives to develop LED technology. These companies have global marketing capabilities and substantially greater resources to devote to research and development and other aspects of the development, manufacture and marketing of solid-state lighting systems than we have. We will also be competing with domestic and international manufacturers of lighting components of various sizes and resources. We may be unable to compete successfully in such markets against these or future competitors.
     In each of our markets, we anticipate the possibility that LED manufacturers, including those that currently supply us with LEDs, may seek to compete with us by introducing more complete systems that do not infringe upon our patents.
     Our competitors’ lighting technologies and products may be more readily accepted by customers than our products. Additionally, to the extent that competition in our markets intensifies, we may be required to reduce our prices in order to remain competitive. If we do not compete effectively, or if we reduce our prices without making commensurate reductions in our costs, our revenues and profitability, and our future prospects for success may be harmed.

     If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.
     Our anticipated growth is expected to place significant strain on our limited research and development, sales and marketing, operational and administrative resources. To manage any future growth, we must continue to improve our operational and financial systems and expand, train and manage our employee base. For example, we may need to implement new management information systems, hire and train new sales representatives and expand our supply chain management and quality control operations. Additionally, we may need to make additions to our operations and administrative management teams. If we are unable to manage our growth effectively, we may be unable to operate profitability and we may not be able to effectively pursue our business plan.
     We have limited experience conducting operations internationally, which may make expansion more difficult and costly than we expect and adversely affect our revenue growth and profitability.
     We currently outsource the manufacture of certain of our products and parts and components to international facilities. To the extent that we continue to outsource to international locations, we are exposed to differing laws, regulations and business cultures than what we experience domestically that may adversely impact our business. We may also be exposed to economic and political instability and international unrest. Although we hope to enter into agreements with manufacturers, shippers and distributors that attempt to minimize these risks, such agreements may not be honored and we may not be able to adequately protect our interests.
     We intend to continue outsourcing the manufacture of our products internationally for the foreseeable future. There are many barriers and risks to operating successfully in the international marketplace, including the following:
•	intellectual property protection risks;

•	foreign currency risks;

•	dependence on foreign manufacturers, shippers and distributors;

•	compliance with multiple, conflicting and changing governmental laws and regulations; and

•	import and export restrictions and tariffs.
     If we are not able to successfully deliver our products and services to our anticipated markets in a timely and cost-effective manner, our revenue growth and profitability may be adversely affected.
     Our products could contain defects that could reduce sales or result in claims against us.
     Despite testing by us and our customers, defects could be found in the future in our existing or future products. This could result in, among other things, a delay in the recognition or loss of revenues, loss of market share or failure to achieve market acceptance. These defects may cause us to incur significant warranty, support and repair costs, divert the attention of our engineering personnel from our product development efforts and harm both our relationship with our customers and our reputation in the marketplace. The occurrence of these problems could result in the delay or loss of market acceptance of our products and would likely harm our business. Defects, integration issues or other performance problems in our products could also result in personal injury or financial or other damages to our customers for which they might seek legal recourse against us. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.
Risks Related to Intellectual Property
     If we are unable to respond effectively as new lighting technologies and market trends emerge, our competitive position and our ability to generate revenues and profits may be harmed.
     To be successful, we must keep pace with rapid changes in lighting technology, changing customer requirements, new product introductions by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. For example, if new solid-state lighting devices are introduced that can be controlled by methods not covered by our proprietary technology, or if effective new sources of light other than solid-state devices are discovered, our current products and technology could become less competitive or obsolete. If others develop innovative proprietary lighting technology that is superior to ours, or if we fail to accurately anticipate technology and market trends and respond on a timely basis with our own innovations, our competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.
     If we are unable to obtain and protect our intellectual property rights, our ability to commercialize our products could be substantially limited.
     We have filed forty-five (45) patent applications. From these applications, sixteen (16) patents have been issued, two (2) have been approved and is awaiting patent issuance, twenty-three (23) are currently pending approval, and six (6) are no longer active. Any patent applications filed by us, or by others under which we have rights, may not result in patents being issued in the United States or foreign countries. Because our patent position involves complex legal, scientific, and factual questions, the issuance, scope, validity and enforceability of our patents cannot be predicted with certainty. Competitors may develop products similar to our products that do not conflict with our patents. Others may challenge our patents and, as a result, our patents could be narrowed or invalidated. Our ODL technology may inadvertently infringe on patents or rights owned by others or licenses which might not be available to us.
     Litigation of intellectual property rights can be complex, costly, protracted and highly disruptive to our business operations by diverting the attention and energies of our management and key technical personnel, which could severely harm our business. Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation commenced against us could force us to take actions that could be harmful to our business. We may not be able to afford the legal costs associated with defending or enforcing any of our patents.
     In some cases, we may rely on trade secrets to protect our innovations. There can be no assurance that trade secrets will be established, that secrecy obligations will be honored or that others will not independently develop similar or superior technology. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our projects, disputes might arise as to the proprietary rights to such information that may not be resolved in our favor.
Risks Related to this Offering
     Because our stock price is volatile, it can be difficult for stockholders to predict the value of our shares at any given time.
     The price of our common stock has been and may continue to be volatile, which makes it difficult for stockholders to assess or predict the value of their shares. In the last two completed fiscal years, the price of our common stock has ranged from $3.00 to $13.00. A variety of factors may affect the market price of our common stock including, but not limited to:
•	changes in expectations as to our future financial performance;

•	announcements of technological innovations or new products by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in laws and government regulations;

•	developments concerning our proprietary rights;

•	public perception relating to the commercial value or reliability of any of our lighting products;

•	future sales of our common stock or issues of other equity securities convertible into or exercisable for the purchase of common stock; and

•	general stock market conditions.
     Trading in our common stock is sporadic and an established trading market may not be developed or sustained.
     Although our common stock is quoted in the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq stock market. Quotes for stocks listed in the OTC Bulletin Board generally are not listed in the financial sections of newspapers and newspapers often devote very little coverage to stocks quoted solely in the OTC Bulletin Board. Accordingly, prices for and coverage of securities quoted solely in the OTC Bulletin Board may be difficult to obtain. In addition, stocks quoted solely in the OTC Bulletin Board tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on the NYSE, AMEX or Nasdaq. All of these factors may cause holders of our common stock to be unable to resell their securities at any price. This limited trading also could decrease or eliminate our ability to raise additional funds through issuances of its securities.
     Our common stock may be difficult to sell.
     The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock prior to our reverse stock split on January 25, 2008 was less than $5.00 per share and if the market price of our common stock drops below $5.00 again, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.
     Because we have never paid dividends on our common stock and have no plans to do so, the only return on your investment will come from any increase in the value of the common stock.
     Since beginning our current business, we have not paid cash dividends on the common stock and do not intend to pay cash dividends in the foreseeable future. Rather, we currently intend to retain future earnings, if any, to finance operations and expand our business. Therefore, any return on your investment would come only from an increase in the value of our common stock.
     One stockholder owns a significant portion of our outstanding capital stock and is able to influence our actions.
     LED Holdings beneficially owns 2,000,000 shares of our newly designated Series B Stock and 15,928,734 shares of our outstanding common stock, which represents approximately 70% of our fully-diluted capital stock and 80% of the voting power of all of our outstanding shares of capital stock as of February 1, 2008. Due to the significant amount of voting power held by LED Holdings, it has the ability to greatly influence the election of our board of directors and to approve or disapprove all other matters requiring the vote of stockholders.
     Because there is a potential for significant future dilution of our existing stockholders, their percentage ownership and control over company matters could be reduced.
     Currently, we are authorized to issue up to 495,000,000 shares of our common stock. As of February 1, 2008, there were issued and outstanding 21,708,482 shares of our common stock and we may be obligated to issue up to 4,315,961 shares of our common stock to the holders of our outstanding 6% Convertible Preferred Stock, Series B Stock, warrants for the purchase of common stock, and stock options. We are also obligated to issue up to 250,000 shares of restricted common stock to Ken Honeycutt pursuant to the terms of his Restricted Stock Award Agreement.

The authorized but unissued shares of common stock may be issued by us in such transactions and at such times as our board of directors considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. Any such issuance that is not made solely to all then-existing common stockholders proportionate to their interests (as in a stock dividend or stock split) will result in dilution to each stockholder by reducing his or her percentage ownership of the total outstanding shares.
     Substantial sales of our common stock could cause our stock price to decline.
     Sales of a substantial number of shares of common stock pursuant to this offering, or the perception that sales could occur, could adversely affect the market price of our common stock. As of February 1, 2008, there were 21,708,482 shares of common stock outstanding, 1,278,492 shares of common stock issuable pursuant to the exercise of warrants, 267,667 shares of common stock issuable pursuant to the exercise of outstanding stock options, up to 250,000 shares of restricted common stock issuable pursuant to the terms of Mr. Honeycutt’s Restricted Stock Award Agreement, 115,015 shares issuable upon the conversion of the outstanding shares of 6% Convertible Preferred Stock and 2,654,789 shares issuable upon the conversion of the outstanding shares of Series B Stock. Immediately after this offering, there could be up to 22,305,844 shares of common stock outstanding. In general, if offered and sold pursuant to this prospectus, the 2,041,674 shares of common stock covered by this prospectus will be freely tradable without restriction or further registration under the federal securities laws.
     Anti-takeover provisions in our charter documents and under Delaware law could prevent or delay a change in control of our company.
     Provisions of our certificate of incorporation and by-laws may discourage, delay or prevent a merger, acquisition or change of control that a stockholder may consider favorable. These provisions include the ability to issue “blank check” preferred stock. The existence of this provision could limit the price that investors might be willing to pay in the future for shares of our common stock.
     Provisions of Delaware law may also discourage, delay or prevent someone from acquiring or merging with us or obtaining control of us.
CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS
     This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our marketing efforts and future economic performance. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement.” Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “DESCRIPTION OF BUSINESS,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “RISK FACTORS” and matters described in this prospectus generally.

USE OF PROCEEDS
     We will not receive any proceeds from any sales of the Offered Shares by selling stockholders, except in connection with any cash exercise of any of the A Warrants or additional warrants underlying the B Warrants that have been exercised. We are not offering or selling any shares of common stock or any other securities pursuant to this prospectus. All of the Offered Shares are to be offered by and for the account of the selling stockholders.
     Provisions of the A Warrants and additional warrants underlying the B Warrants that were exercised permit them to be exercised without tendering cash at a value based on the market value of the common stock under certain conditions. We may receive proceeds from the exercise of A Warrants or additional warrants underlying the B Warrants that were exercised, if and when they are exercised, to the extent they are not exercised under these cashless exercise provisions. A cashless exercise would result in less shares being issued than under a cash exercise of the A Warrants or the additional warrants underlying the B Warrants that were exercised. We anticipate that the net proceeds from any cash exercises of the A Warrants or B Warrants would be used for working capital and general corporate purposes. The actual allocation of proceeds realized from the cash exercise of any of the A Warrants or B Warrants would depend upon the amount and timing of any such exercises and our operating results, and cash position and working capital requirements at the time of any such exercises. There can be no assurances that any of the A Warrants or additional warrants underlying the B Warrants that were exercised will be exercised for cash.
DESCRIPTION OF BUSINESS
General Overview
     We provide pace-setting, intelligent LED solutions that enhance lighting performance, reduce energy consumption and redefine design limits. Our patented and patent-pending designs in power management, thermal management and manufacturing processes seek to reduce energy consumption while delivering environmental benefits and cost savings to the end-user. We have delivered innovative installations ranging from dynamic architectural lighting, integrated displays, media facades and video walls. We believe we lead the industry in offering a greater number of energy-efficient alternatives to existing lighting systems. Our energy-efficient LED lighting solutions are developed through an integrated process ranging from concept creation through installation. We have offices in New York City, New York; Sacramento, California; Satellite Beach, Florida; Dallas, Texas; Tokyo and the United Kingdom.
History
     We are a Delaware corporation incorporated on June 16, 1988. On December 23, 2004, The Phoenix Group Corporation, our predecessor entity, announced its decision to change its name to Lighting Science Group Corporation by means of a parent/subsidiary merger with its wholly-owned subsidiary, Lighting Science, Inc. We began conducting our operations under the name Lighting Science Group Corporation on January 1, 2005.
     On October 4, 2007, we entered into the Exchange Agreement with LED Holdings, a Delaware limited liability company. Pursuant to the Exchange Agreement, we acquired substantially all of the assets of LED Holdings including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property. In exchange for these assets, we issued 2,000,000 shares of our newly designated Series B Stock and 15,928,734 shares of our common stock to LED Holdings.
Products
     Our product portfolio currently consists of the following:

     Display Lighting — We market display case and cabinet lighting products to potential users in the retail, hotel and recreation industries. These lighting fixtures are marketed through OEM manufacturers and through direct sales to end users.
     Floodlights — We sell these lights through lighting distributors and on a direct basis in certain industries. The Company currently sells lights in a number of form factors including R-16, MR-16, R-20, R-25, and R-30.
     Parking Garage Lighting — We have established direct contact with major parking garage operators across the country and our parking garage lights are available for sale on a direct basis to end users. We have an agreement with Philips Solid State Lighting to market and distribute our lowbay lighting fixtures under the Philips brand name.
     Gaming — We have OEM relationships with several of the leading casino gaming machine manufactures. We provide engineering support and contract production services for lighting products which they require for the production of gaming machine products. These products consist of a variety of integrated lighting systems, software and controllers.
     Architectural Lighting Systems — We sell unique lighting system designs for a project, through distributors and directly to architectural construction contractors, lighting designers and architects, and other resellers who do the same.
     Our research and development efforts are progressing, and by February 1, 2008, we had been granted our twelfth U.S. patent for Optimized Digital Lighting® (ODL®) technologies. We have also directed our research and development efforts to improving upon our existing products. During the fiscal years ended December 31, 2007 and 2006, the Company incurred research and development expenditures of approximately $990,000 and $1,147,000, respectively.
Sales and Distribution
     We sell our ODL products through traditional commercial and retail distribution channels and on a direct basis. Currently, we sell products through lighting and electrical distributors, parking garage operators, retailers of energy efficient products, OEM manufacturers in the lighting, gaming and display case markets and our own website. We intend to continue to expand the number of distribution channels through which we will sell products.
Operations
     In order to minimize our investment in plant and equipment and enable us to focus on research and development, our manufacturing strategy is to outsource the manufacture of a majority of our products, and therefore, we do not own or operate a manufacturing facility. We currently partner with a small number of contract manufacturers to manufacture our products and key subassemblies at plants in various locations throughout the world. These manufacturers supply the necessary raw materials (other than certain critical components such as LEDs, which we procure directly) and provide all necessary facilities and labor to manufacture our products. We produce most product prototypes and assemble certain products in our own facilities using subassemblies and components procured from third parties.

     We currently have multiple sources of supply for the LEDs used in the assembly of our lighting products. We currently buy LEDs from two domestic manufacturers and three foreign manufacturers. Certain of our lighting products incorporate a proprietary power supply module. These modules are fabricated by two manufacturers, each of which produces estimated quantities of power modules based on our forecasted needs. Several domestic and foreign suppliers provide microelectronic components for our various lighting products. We have no sole source of supply for any of the assemblies required for the manufacture of our lighting products.
Employees
     As of February 1, 2008, we had 78 full-time employees. None of our employees is represented by an employee union.
DESCRIPTION OF PROPERTY
     We lease office and industrial space in the following locations to carry out our operations: New York City, New York (approximately $12,000 per month for a three-year term); Dallas, Texas (approximately $14,000 per month for a five-year term); Rancho Cordova, California (approximately $14,000 per month for a five-year term) and Satellite Beach, Florida (approximately $15,000 per month for a four-year term). We also lease office space in Hong Kong and storage space in Dallas, Texas on a month-to-month basis at a total rate of approximately $650 per month.
MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     Information contained herein, other than historical information, should be considered forward-looking and subject to various risk factors and uncertainties. Although we believe that the expectations reflected in any of our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements. Our future financial condition and results of operations, as well as any forward looking statements, are subject to change and inherent risks and uncertainties. For a detailed description of the factors that could cause actual results to differ materially from those expressed in any forward looking statement, please see the “DESCRIPTION OF BUSINESS — Risk Factors” section herein.
Overview
     We are a producer of lighting products utilizing Optimized Digital Lighting technology, a refinement of LED technology. We have recently made the transition to an operating company, focusing on sales and growth in the lighting industry marketplace.
     Our revenues are primarily derived from sales of lowbay fixtures, standard form factor bulbs (including R-16, MR-16, R-20, R-25, and), display lighting products, lighting products for the gaming industry and certain custom developed lighting installations. Although our financial results are dependent in part on the pricing and cost of these products, they are currently primarily dependent on the level of selling, general and administrative (“SG&A”), compensation and other operating and interest expenses.
     On October 4, 2007, we entered into the Exchange Agreement with LED Holdings, a Delaware limited liability company. Pursuant to the Exchange Agreement, we acquired substantially all of the assets of LED Holdings including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property. In exchange for these assets, we issued 2,000,000 shares of our newly designated Series B Stock and 15,928,734 shares of our common stock to LED Holdings.

     After consummation of the transaction with LED Holdings, we made several changes to our management team. Mr. Govi Rao now serves as our Chairman and Chief Executive Officer. Mr. Rao formally served as the Chief Executive Officer of LED Holdings. Mr. Ken Honeycutt continues to serve as our President and Chief Operating Officer. Other members of the senior management team include:
•	Kevin Furry — Chief Technology Officer

•	Fred Maxik — Chief Scientific Officer

•	Zach Gibler — Chief Business Development Officer

•	Lynn Vera — Chief Human Resources Officer

•	Paul Kallmes — IP Strategist
Results of Operations
2006 compared with 2005
Revenues
     For the year ended December 31, 2006, total revenues of $436,000, were higher than in the comparable period of 2005. We began offering products for sale during the second half of 2005 and had only nominal sales in prior periods. For the year ended December 31, 2006, our revenues consisted of sales of lighting products.
Cost of Goods Sold
     For the year ended December 31, 2006, cost of goods sold were $351,000 compared to $33,000, for the prior year. The increase in cost of goods sold over this period was primarily due to the increased sales volume.
Selling, General and Administrative Expenses
     Summarized in the table below are SG&A expenses comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
SG&A expenses	$1,827,000	$1,823,000
     SG&A expenses for the year ended December 31, 2006 increased slightly from the comparable periods in 2005. SG&A expenses for the year ended December 31, 2006 were primarily related to costs incurred by us for research and development activities, customer testing, sales, marketing and production overhead costs. We recorded a reserve for obsolescence against the carrying value of certain raw materials and components of approximately $85,000 and $87,000 in the years ended December 31, 2006 and December 31, 2005, respectively.
Compensation and Related Expenses
     Summarized in the table below are compensation and related expenses comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Compensation and related expenses	$2,662,000	$1,977,000

     Compensation and related expenses increased by approximately $685,000 for the year ended December 31, 2006 compared to the year ended December 31, 2005 as a result primarily of stock option expenses. We granted stock options to employees, directors and consultants in the fourth quarter of 2005 and in the first quarter of 2006. The total amounts of the stock option expense recorded for the years ended December 31, 2006 and 2005 were $785,000 and $111,000, respectively.
Professional Fees
     Summarized in the table below are professional fees comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Professional fees	$725,000	$1,628,000
     Professional fees decreased by approximately $903,000 in the year ended December 31, 2006 compared to the year ended December 31, 2005. The principal reason for this decrease was that we had recorded expenses during the year ended December 31, 2005 related to our filing of the initial registration statement for the common stock to be issued upon the conversion of the 6% Convertible Preferred Stock, the warrants issued to purchasers of the 6% Convertible Preferred Stock, and other common stock registered pursuant to lock-up agreements. The professional fees in the year ended December 31, 2006 related primarily to the filing of patent applications and to costs associated with our requisite securities filings.
Directors’ Fees
     Summarized in the table below are directors’ fees comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Directors’ fees	$448,000	$294,000
     Total directors’ fees increased by $154,000 during the year ended December 31, 2006 compared to the year ended December 31, 2005. The increase is due primarily to the payment of additional fees to directors in September 2006 for their increased participation on board committees.
Depreciation and Amortization Expenses
     Summarized in the table below are depreciation and amortization expenses comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Depreciation and amortization	$508,000	$488,000
     Depreciation and amortization expense increased only slightly in the year ended December 31, 2006 as compared to the year ended December 31, 2005, due to the increased depreciation expense related to capital assets acquired during 2005 and 2006.
Interest Expense (Net)

     Summarized in the table below is interest expense, net of interest income, comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Interest expense (net)	$535,000	$5,000
     Interest expense, net of interest income, increased substantially in the year ended December 31, 2006 compared to the year ended December 31, 2005. In the year ended December 31, 2006, approximately $480,000 of the interest expense recorded related to the amortization of the guarantee fees that were paid to a group of directors and stockholders (the “Guarantors”) to provide guarantees of the line of credit negotiated with our lender in June 2006. Interest expense also increased as a result of additional borrowing during 2006 under our line of credit. In 2005, we had no significant interest bearing debt as all amounts previously borrowed from a group of officers and directors were either repaid from the proceeds of the issue of the 6% Convertible Preferred Stock or were converted to shares of 6% Convertible Preferred Stock.
Other Income (Net)
     Summarized in the table below is other income, net of other expenses, comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Other income (net)	$3,134,000	$(3,070,000)
     Other income, net of other expenses, decreased from an income of $3,070,000 in the year ended December 31, 2005 to an expense of $3,134,000 in the year ended December 31, 2006. The majority of this decrease in income is related to an increase in the value of the derivative instruments (preferred stock conversion rights and common share purchase warrants) related to the 6% Convertible Preferred Stock and Bridge Loan Warrants. In accordance with generally accepted accounting principles, these derivatives are valued on a quarterly basis taking into account a number of variables including current market price for common stock and current interest rates.
Dividends and Accretion of Preferred Stock Redemption Value
     Summarized in the table below are dividends on 6% Convertible Preferred Stock and accretion of preferred stock redemption value comparing the year ended December 31, 2006 with the year ended December 31, 2005:

	For the Year Ended:
	December 31, 2006	December 31, 2005
Dividends on 6% Convertible Preferred Stock and accretion of preferred stock redemption value	$1,650,000	$1,203,000
     The total dividends on the 6% Convertible Preferred Stock and the accretion of the redemption value of the 6% Convertible Preferred Stock increased significantly in the year ended December 31, 2006 compared to the year ended December 31, 2005. Because the 6% Convertible Preferred Stock was issued in May 2005, we recorded the accretion and accrued and paid dividends for a longer period in 2006, resulting in the higher expenses in 2006.

Three and Nine Months Ended September 30, 2007 Compared with Three and Nine Months Ended September 30, 2006
Revenues
     For the three- and nine-month periods ended September 30, 2007, revenues totaled $452,000 and $845,000, respectively, representing increases of $326,000 and $582,000 compared to revenue levels for the same periods in 2006. For the three- and the nine-month periods ended September 30, 2007 and 2006, our revenues consisted of sales of lighting products. Revenues increased in 2007 as we began filling orders under a number of orders it had received in the fourth quarter of 2006 and first quarter of 2007. We also began selling new products such as the R-series lamps, linear display lights and pyramid version low bay fixtures, which were introduced in late 2006 and early 2007.
Cost of Goods Sold
     For the three- and nine-month periods ended September 30, 2007, cost of goods sold were $325,000 and $651,000, respectively, as compared to $107,000 and $218,000, respectively, for the comparable periods in 2006. The increase in cost of goods sold over this period was primarily due to our increased sales volume.
Selling, General and Administrative Expenses
     Summarized in the table below are our selling general and administrative (“SG&A”) expenses comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
SG&A expenses	$1,375,000	$345,000	$2,452,000	$1,429,000
     SG&A expenses for the three- and nine-month periods ended September 30, 2007 increased by $1,030,000 and $1,023,000, respectively, from the comparable periods in 2006. The increase in SG&A expenses for the three-month and nine-month periods ended September 30, 2007 was primarily due to (i) the issue of shares of common stock and warrants for the purchase of common stock under certain marketing agreements, (ii) the recording of a provision against raw materials inventory for components the company has assessed as slow moving and (iii) sales and marketing costs related to the implementation of certain new contracts that the Company entered into earlier in 2007.
Compensation and Related Expenses
     Summarized in the table below are compensation and related expenses comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Compensation and related expenses	$1,443,000	$624,000	$2,439,000	$2,129,000

     Compensation and related expenses increased by approximately $819,000 for the three-month period ended September 30, 2007 and by approximately $310,000 for the nine-month period ended September 30, 2007 compared to the comparable periods in 2006. The principal reason for the increase in the three-month period ended September 30, 2007 was the recording of compensation expense related to restricted stock granted to one of our executive officers in the third quarter of 2007. The total amount of the compensation expense recorded by us related to the restricted stock grant was $773,000 in the third quarter of 2007. The compensation and related expenses for the nine-month period ended September 30, 2007 increased by $310,000 from the level in the comparable period in 2006, as $773,000 was recorded for the restricted stock grant in 2007, while $562,000 related to the grant of 227,750 stock options was recorded in the first quarter of 2006.
Professional Fees
     Summarized in the table below are professional fees comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Professional fees	$560,000	$97,000	$1,245,000	$423,000
     Professional fees increased by approximately $463,000 and $822,000 in the three-month and nine-month periods ended September 30, 2007, respectively, compared to the three-month and nine-month periods ended September 30, 2006. The principal reasons for this increase were (i) we had recorded expenses during the three-month period ended September 30, 2007 related to contracts entered into with certain consultants during the fourth quarter of 2006 and the first quarter of 2007, (ii) costs related to a consulting project to improve capacity utilization and quality control in our Florida operation, and (iii) increased expenses related to filing and maintaining our patents.
Directors’ Fees
     Summarized in the table below are directors’ fees comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Directors fees	$70,000	$261,000	$179,000	$385,000
     Directors’ fees decreased approximately $191,000 in the three-month period ended September 30, 2007 from the three-month period ended June 30, 2006. The decrease is primarily related to our paying fees to board members in the three-month period ended September 30, 2006 for participating on board committees and one director resigning from the our board of directors in March 2007. Total directors fees decreased to $179,000 in the nine-month period ended September 30, 2007 from $385,000 for the nine-month period ended September 30, 2006. The decrease is due primarily to the payment of additional fees to board members for their participation on board committees and to the resignation of one of our director’s in March 2007.
Depreciation and Amortization Expenses

     Summarized in the table below are depreciation and amortization expenses comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Depreciation and amortization	$54,000	$127,000	$280,000	$377,000
     Depreciation and amortization expense decreased in each of the three-month and nine-month periods ended September 30, 2007 as compared to the similar periods in 2006, as the reduction in the amortization of intangible assets related to our proprietary rights agreement more than offset a small increase in depreciation expense related to capital assets acquired subsequent to June 2006. Through May 31, 2007, the value assigned to the proprietary rights agreement was being amortized over a three-year period. The underlying agreement that gave rise to this intangible asset expired in May 2007, and the asset was fully amortized at the expiration date.
Interest Expense (Net)
     Summarized in the table below is interest expense, net of interest income, comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Interest expense (net)	$101,000	$172,000	$925,000	$160,000
     Interest expense, net of interest income, decreased by approximately $71,000 in the three-month period ended September 30, 2007 as the average cash balances held by the Company during this period were substantially higher than in the same period in 2006 due mainly to the exercise of common stock warrants in the third quarter of 2007. Interest expense, net, increased substantially in the nine-month period ended September 30, 2007 compared to the respective comparable period in 2006. In the nine-month period ended September 30, 2007, approximately $854,000 of the interest expense recorded related to the amortization of the guarantee fees that were paid to a group of directors and stockholders (the “Guarantors”) to provide guarantees of the line of credit negotiated with a lender in June 2006 and for guarantees related to certain equipment deposits placed by us in March 2007. The increase in interest expense relates primarily to the interest expense paid on the balance of the line of credit that was drawn upon by us.
Other Income (Net)
     Summarized in the table below are other income, net of other expenses, comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Other income (expense) net	$(1,282,000)	$314,000	$(820,000)	$3,154,000
     Other income (expense), decreased from an income of $314,000 in the three-month period ended September 30, 2006 to an expense of $(1,282,000) in the three-month period ended September 30, 2007. The majority of this decrease is related to an increase in the value of the derivative instruments (preferred stock conversion rights and common stock purchase warrants) related to the 6% Convertible Preferred Stock and warrants issued pursuant to bridge loans provided to us by certain of our current and former directors (the “Director Bridge Loan Warrants”). In accordance with generally accepted accounting principles, these derivatives are valued on a quarterly basis taking into account a number of variables including current market price for our common stock and current interest rates. For the nine-month period ended September 30, 2007, other income (expense) decreased from an income of $3,154,000 to an expense of $(820,000) for the nine months ended September 30, 2007. The expense in the nine-month period ended September 30, 2007 is mainly due to adjustments in the value of the derivative instruments related to the 6% Convertible Preferred Stock and the Directors Bridge Loan Warrants.
Dividends and Accretion of Preferred Stock Redemption Value
     Summarized in the table below are dividends on 6% Convertible Preferred Stock and accretion of preferred stock redemption value comparing the three- and nine-month periods ended September 30, 2007 with the three- and nine-month periods ended September 30, 2006:

	For the Three-Month		For the Nine-Month
	Period Ended:		Period Ended:
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
Dividends and accretion of Preferred Stock redemption value	$(873,000)	$432,000	$(1,147,000)	$1,217,000
     The total dividends on the 6% Convertible Preferred Stock and the accretion of the redemption value of the 6% Convertible Preferred Stock decreased significantly in the three-month and nine-month periods ended September 30, 2007 compared to the same periods in 2006. This decrease primarily resulted from the fact that holders of 737,500 and 1,550,000 shares of 6% Convertible Preferred Stock elected to convert their 6% Convertible Preferred Stock to common stock in the three- and nine month periods ended September 30, 2007, respectively. We accrete the redemption value of the 6% Convertible Preferred Stock on a straight-line basis over the five-year term of the 6% Convertible Preferred Stock. Upon conversion to common stock, any accrued redemption value for the 6% Convertible Preferred Stock is reversed and a credit to the expense is recorded. During the three-month period ended September 30, 2007, a credit of approximately $925,000 was recorded related to the shares of 6% Convertible Preferred Stock that were converted to common stock. As the shares of 6% Convertible Preferred Stock were converted by the holders, the conversion also reduced the total amount of dividends payable on the 6% Convertible Preferred Stock compared to the periods in the previous year.
Liquidity and Capital Resources
     Our primary sources of liquidity are our cash reserves and cash flows from operating activities. Cash outflows are primarily tied to procurement of inventory and payment of salaries, benefits and other operating costs. As previously discussed, on October 4, 2007, we entered into the Exchange Agreement with LED Holdings, whereby LED Holdings contributed all of its assets including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property to us, in exchange for a combination of preferred and common stock representing, on a fully-diluted basis, 70% of our common stock and 80% of our voting power.

     In March 2007, we entered into a Securities Purchase Agreement with a group of accredited investors for a private placement of common stock and A and B Warrants. The private placement resulted in gross proceeds of $4.0 million in March 2007 from the issuance of common stock. Through the date of this report, the Company has received gross proceeds of $5,829,000 from the exercise of A and B Warrants by certain investors. All B Warrants not exercised by the holders on or prior to November 5, 2007 expired pursuant to their terms. B Warrants with a total exercise value of $61,000 expired at the close of business on November 5, 2007 unexercised. The remaining A Warrants have a five year term and may be exercised by the holders at any time prior to expiration.
     In June 2006, we negotiated a $2.0 million line of credit with one of our banks, which was subsequently amended to increase the amount available thereunder to up to $2.5 million commensurate with the aggregate dollar value of the guarantees provided to the bank by Guarantors. In conjunction with the acquisition of the assets of LED Holdings, we terminated the $2.5 million line of credit. There were no prepayment penalties associated with terminating the line of credit. Also on October 4, 2007, we paid the remaining balance of $87,500, along with all accrued interest, which was due on the Note Payable to the Phibian S Trust.
     On January 4, 2007, we entered into a one year factoring agreement, also referred to as the working capital facility, with Allied Capital Partners, L.P. Pursuant to the working capital facility, we may borrow up to $10.0 million against customer invoices sold or otherwise transferred to Allied Capital. Thus, our ability to borrow under this working capital facility will be limited by the extent of our customer invoices. The working capital facility is anticipated to be secured by our accounts receivables and other credit-related documents received from our customers.
     Currently, our strategy includes the outsourcing of manufacturing operations. Accordingly, except for any expenditures required to produce production tooling and molds for use by our contract manufacturers, we have made minimal investments in plant and equipment. If we increase sales and product deliveries, we may be required to make additions to our operations, administrative and management teams. Further, if we were to undertake the manufacture of certain or all of our products, capital expenditures would increase.
     We pay dividends on our 6% Convertible Preferred Stock four times annually: February 10, May 10, August 10 and November 10. Prior to entering into the Exchange Agreement with LED Holdings, we had the right to settle any dividend payment with the issuance of common stock, assuming certain criteria are met and notice is given to the 6% Convertible Preferred stockholders. We settled our February 2007, May 2007 and August 2007 6% Convertible Preferred Stock dividend obligations by issuing a total of 803,000 common shares. We also paid $91,000 to satisfy our obligation to pay accrued dividends on certain shares of 6% Convertible Preferred Stock that were converted to common stock during 2007.
     The issuance of common stock and Series B Stock to LED Holdings constituted a “Change of Control” pursuant to the terms of the Amended and Restated Certificate of Designation of the 6% Convertible Preferred Stock. As a result, we may no longer settle dividend payments with the issuance of common stock. Therefore, we are required to settle all remaining dividend obligations with the payment of cash. Based on the 6% Convertible Preferred Stock currently outstanding, we expect to pay up to $100,000 annually to satisfy the dividend obligation. Furthermore, the issuance of common stock and Series B Stock to LED Holdings will significantly limit the amount of net operating losses that we will be permitted under applicable provisions of the Internal Revenue Code to utilize annually to offset taxable income, if any, in future fiscal years.
     While we believe that our current balances along with the cash received from the sale of our products will be sufficient to meet our cash needs for the next twelve month period, other potential sources of outside capital include entering strategic business relationships, bank borrowings, and public or private sales of shares of our capital stock or debt or similar arrangements. If we raise funds by selling additional shares of our common stock or securities convertible into our common stock, the effective ownership interest of our existing stockholders will be diluted. If we are unable to obtain sufficient outside capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

     We have embarked upon an aggressive design and development program in conjunction with bringing our products to market. If, as management believes, we are successful marketing our current products and developing additional new products, additional capital may be needed to fund the manufacturing process to produce finished goods and support the required investment in working capital. In the event orders are received from established retailers and distributors of lighting products and other end user customers, management believes that traditional lending sources would be available to provide a portion of the capital needed to cover the manufacturing and receivables cycles. However, we may still be required to raise additional capital to meet our obligations and to complete the commercialization of certain of our products currently being developed and to increase our marketing efforts.
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS
     Our board of directors consists of nine (9) directors. Our bylaws allow for the number of directors to be set by the board of directors. Directors are elected annually to serve one-year terms.
     In connection with the Exchange Agreement, we entered into the Stockholder Voting Agreement, dated as of October 4, 2007, by and among us, LED Holdings, Ronald E. Lusk, Donald R. Harkleroad, Daryl N. Snadon and Robert E. Bachman (the “Voting Agreement”). The Voting Agreement governs the voting of stock held by LED Holdings and the other parties thereto in the election of members of the board of directors and has a term of two years. It provides that the board of directors of the Company is to consist of nine directors with: (i) four persons designated by the holders of the majority of the Series B Stock, (ii) four persons designated by the board of directors and (iii) the Chief Executive Officer of the Company.
     Set forth below is information concerning our directors and executive officers:

Name	Age	Position
Govi Rao	45	Chief Executive Officer and Chairman
Ronald E. Lusk	51	Vice Chairman
Kenneth Honeycutt	56	President and Chief Operating Officer
Stephen Hamilton	43	Vice-President of Finance
Kevin Furry	43	Co-Chief Technology Officer
Frederic S. Maxik	46	Co-Chief Technology Officer
Robert E. Bachman	65	Director
David Bell	64	Director
Donald R. Harkleroad	62	Director
Richard Kelson	61	Director
Bonnie Reiss	52	Director
Daryl N. Snadon	61	Director
Richard Weinberg	48	Director

     Govi Rao, 45, joined us as Chief Executive Officer and Chairman of our board of directors in October 2007 in connection with our acquisition of the assets of LED Holdings. Since June 14, 2007, Mr. Rao has also served as President and CEO of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock. Prior to that, Mr. Rao served as Vice President and General Manager for Phillips Solid State Lighting from January 2006 through June 2007. From March 2003 through December 2005, he served as Vice President of Business Creation and Brand for Phillips Lighting Company, and he was Senior Director of Professional Business for Phillips Lighting Company from July 2002 through February 2003. Mr. Rao does not serve as a director of any other public company.
     Ronald E. Lusk, 50, served as the Chairman of our board of directors and our CEO from November 1998 to October 2007. He also served as our President from March 2007 to June 2007. He was appointed Vice Chairman of our board of directors in October 2007. Mr. Lusk has over 22 years of diverse business and management expertise contributing to his direct ownership and control of various companies, predominately in the healthcare industry. Mr. Lusk currently serves as a director for several private companies.
     Kenneth Honeycutt, 56, joined us as President and Chief Operating Officer in June 2007. He also served as a member of our board of directors from June 2007 to October 2007. Mr. Honeycutt served as CEO of K2 Associates, a consulting firm specializing in strategy, performance improvement, and executive coaching, from August, 2006 to June, 2007. From 2002 to July, 2006, he was President and CEO of Acuity Brands Inc., a provider of lighting fixtures and specialty chemical products. Prior to that, Mr. Honeycutt was President of Lithonia Lighting Group, a provider of lighting equipment for commercial, industrial, outdoor, and residential applications.
     Stephen Hamilton, 43, served as our Chief Financial Officer from November 2005 through October 4, 2007. He has served as Vice-President of Finance and Corporate Controller since October 4, 2007. Prior to joining us, Mr. Hamilton was a consultant with Grant Knauth, LLP from September 2004 through October 2005, and he served as Chief Financial Officer of Quadrem International Holdings, Limited, a multi-national company operating an electronic marketplace from January 2001 through September 2004.
     Kevin Furry, 43, joined us as Co-Chief Technology Officer in October 2007 in connection with our acquisition of the assets of LED Holdings. Since June 14, 2007, Mr. Furry has also served as Chief Technology Officer of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock. Prior to joining us, from 1993 through June 13, 2007, Mr. Furry served as President of LED Effects, Inc., an entity that was acquired by LED Holdings.
     Fredric S. Maxik, 46, served as our Chief Technology Officer from June 2004 to October 2007. He also served as a director from August 2004 to October 2007. He was appointed Co-Chief Technology Officer in October 2007. After graduating from Bard College with a bachelor’s degree in physics and philosophy, Mr. Maxik began his career with Sansui Electronics in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he was recruited to the position of vice president of product development for Onkyo Electronics in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik received his honorary PhD in physics from the University of Hong Kong in 1993.
     Robert E. Bachman, 65, has served as a director for us since September 2003. He is the president and a director of USGT Investors Management Company, Inc., a Dallas-based investment/merchant bank that is the general partner of USGT Investors, L.P., a private venture capital/equity fund. Mr. Bachman serves as the chairman of the audit committee of our board of directors.
     David Bell, 64, was appointed a member of our board of directors in October 2007 in connection with our acquisition of the assets of LED Holdings. Mr. Bell filled one of the four vacancies resulting from the acquisition and was appointed pursuant to the Voting Agreement discussed above. Since March 16, 2006, Mr. Bell has served as Chairman Emeritus of The Interpublic Group of Companies (‘‘Interpublic’’), a provider of advertising, specialized marketing and communication services. Previously, he served as Interpublic’s Co-Chairman from January 2005 until March 15, 2006, Chairman and Chief Executive

Officer from February 2003 to January 2005 and Vice Chairman from June 2001 to February 2003. From March 1999 to 2001, Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc., a provider of advertising and marketing communication services. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell Worldwide. Mr. Bell serves on the Board of Directors of Warnaco Group Inc., Primedia, Inc. and DHB Industries Inc. Mr. Bell is currently Chairman of PRO-AD PAC (the advertising industry’s political action committee and is the Chairman of the Board of Directors of The National Forest Foundation and Co-Chairman of the Advertising Council Advisory Group. Mr. Bell is also an operating advisor of Pegasus Capital Advisors, L.P. (“Pegasus Capital”). Pegasus Capital is an affiliate of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock.
     Donald R. Harkleroad, 62, has served as a director for us since September 2003. He is president of The Bristol Company, an Atlanta-based holding company with interests in the food, technology, and merchant banking industries.
     Richard Kelson, 61, was appointed a member of our board of directors in October 2007 in connection with our acquisition of the assets of LED Holdings. Mr. Kelson filled one of the four vacancies resulting from the acquisition and was appointed pursuant to the Voting Agreement discussed above. Mr. Kelson currently serves as a member of the Board of Directors of MeadWestvaco Corporation and PNC Financial Services Group, Inc. He retired from Alcoa, Inc. in 2006, where he served as Chairman’s Counsel. Mr. Kelson also served as Alcoa’s Executive Vice President and Chief Financial Officer for nearly a decade. Prior to that, he was Alcoa’s Executive Vice President — Environment, Health and Safety and General Counsel, and a member of the Executive Counsel, which is the senior leadership group that provides strategic direction for the company. Since June 14, 2007, Mr. Kelson has served as a member of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock. Mr. Kelson is also an operating advisor of Pegasus Capital. Pegasus Capital is an affiliate of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock.
     Bonnie Reiss, 52, was appointed a member of our board of directors in October 2007 in connection with our acquisition of the assets of LED Holdings. Ms. Reiss filled one of the four vacancies resulting from the acquisition and was appointed pursuant to the Voting Agreement discussed above. Ms. Reiss has more than 25 years of experience in business and entertainment law, political organizing, finance and event production, as well as management of non-profits. Ms. Reiss served as Senior Adviser to Arnold Schwarzenegger’s Gubernatorial Campaign in 2003 and served as the senior advisor to the Governor during his first term, where she was involved in all policy development, state budgeting, political strategy, homeland security and legislative analysis. She served on the California State Board of Education from 2003-2005 and continues to advise the Governor as a board member of the California Recovery Team. Ms. Reiss is also an operating advisor of Pegasus Capital. Pegasus Capital is an affiliate of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock.
     Daryl N. Snadon, 61, has served as a director for us since September 2003. He is the owner of Beltway Development Company, a Dallas-based real estate development company with a 30-year operating history. Mr. Snadon is the principal owner of 25 separate commercial properties in Texas and other states. He serves as an officer and director of numerous privately held corporations, as managing partner of numerous joint ventures, and as a member or partner of numerous limited liability companies and partnerships.
     Richard Weinberg, 48, was appointed a member of our board of directors in October 2007 in connection with our acquisition of the assets of LED Holdings. Mr. Weinberg filled one of the four vacancies resulting from the acquisition and was appointed pursuant to the Voting Agreement discussed above. Mr. Weinberg joined Pegasus Capital as a partner in 2005. Pegasus Capital is an affiliate of LED Holdings, our largest stockholder which beneficially owns 75.5% of our common stock. Mr. Weinberg has over 23 years of business development and complex financial and legal restructuring experience. From 2000 to 2005, Mr. Weinberg served as CEO of G-I Holdings (f/k/a GAF Corporation), leading that entity’s bankruptcy restructuring efforts, and from 1993 to 2005, he served as General Counsel and a senior executive of GAF Materials Corporation and International Specialty Chemicals, Inc., building products and specialty chemicals companies, respectively.
EXECUTIVE COMPENSATION
     The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2007 by (1) each person who served as our principal executive officer during fiscal 2007; and (2) our two most highly compensated executive officers as of December 31, 2007 with compensation during fiscal 2007 of $100,000 or more (the “Named Executive Officers”).

Summary Compensation Table

							Change in Pension
							Value and
							Nonqualified
							Deferred
						Non-Equity	Compensation	All Other
Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Incentive Plan	Earnings	Compensation ($)
Position	Year	($)	($)	($) (1)	($) (1)	Compensation	($)	(2)	Total ($)
Ronald E. Lusk	2007	$294,647	$300,000	—	—	—	—	$51,900 (4)	$646,547
(Chairman, President and Chief	2006	$250,000	—	—	$41,133	—	—	—	$291,133
Executive Officer) (3)
Govi Rao	2007	$109,193	—	—	—	—	—	—	$109,193
(Chairman and Chief Executive Officer)(5)	2006	—	—	—	—	—	—	—	—
Ken Honeycutt	2007	$154,304	—	$662,500 (7)	—	—	—	—	$816,804
(President and Chief Operating Officer) (6)	2006	—	—	—	—	—	—	—	—
Frederic Maxik	2007	$250,000	—	—	—	—	—	—	$250,000
(Co-Chief Technology Officer)	2006	$250,000	—	—	$1,660	—	—	—	$251,660

(1)	Reflects dollar amount expensed by us during the applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires us to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than

$10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Mr. Lusk was paid $195,833 as salary for serving as our Chairman and Chief Executive Officer from January 1, 2007 through October 3, 2007. Mr. Lusk was paid $98,814 as salary for serving as our Vice Chairman from October 4, 2007 to December 31, 2007.

(4)	Includes $51,900 that was indirectly paid to Mr. Lusk for the business use of a private airplane.

(5)	Mr. Rao joined the Company as its Chairman and Chief Executive Officer on October 4, 2007.

(6)	Mr. Honeycutt joined the Company on June 5, 2007.

(7)	Includes 75,000 shares of restricted stock awarded to Mr. Honeycutt pursuant to his employment agreement that vested during the year. The total restricted stock award for Mr. Honeycutt was 250,000 shares of common stock. The restricted stock award vests 25% on each of the grant date and each of the three anniversaries thereafter.
Employment Agreements
Govi Rao
     On October 4, 2007, in conjunction with our entry into the Exchange Agreement with LED Holdings, we entered into an employment agreement with Govi Rao (the “Rao Employment Agreement”). Pursuant to the Rao Employment Agreement, Mr. Rao will serve as our Chief Executive Officer and, without additional compensation, as Chairman of our board of directors. The Rao Employment Agreement has a term commencing on October 4, 2007 and continues until its termination. The Rao Employment Agreement may be terminated, without severance, by Mr. Rao voluntarily or by us with “cause.” In the event that Mr. Rao’s employment is terminated by us without “cause” or by Mr. Rao with “good reason,” Mr. Rao would be entitled to severance pay equal to his annual base salary. If Mr. Rao’s employment is terminated prior to the first anniversary of the Rao Employment Agreement’s commencement and we owe severance, Mr. Rao would instead be entitled to a severance of two times his annual base salary. Under the Rao Employment Agreement, Mr. Rao is entitled to an annual base salary of $425,000 and a monthly automobile allowance of $1,500. We may also pay Mr. Rao bonuses at such times and in such amounts as our board of directors determines, and Mr. Rao is entitled to participate the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan (the “2005 Plan”).
Ronald E. Lusk
     In 1999, we entered into a three-year employment agreement with Mr. Lusk. Upon completion of the initial three-year term, Mr. Lusk’s agreement was automatically renewed for successive one-year periods. On October 4, 2007, in conjunction with our entry into the Exchange Agreement with LED Holdings, we terminated this employment agreement and entered into a new employment agreement with Mr. Lusk (the “New Lusk Employment Agreement”). Pursuant to the New Lusk Employment Agreement, Mr. Lusk will serve as our Vice Chairman. The New Lusk Employment Agreement has a term commencing on October 4, 2007 and continues until the fifth anniversary of that date. It may be terminated at any time, without severance, by Mr. Lusk voluntarily or by us with “cause.” In the event that Mr. Lusk’s employment is terminated by us without “cause” or by Mr. Lusk with “good reason,” Mr. Lusk would be entitled to severance pay equal to his annual base salary. If Mr. Lusk’s employment is terminated prior to the first anniversary of the New Lusk Employment Agreement’s commencement and we owe severance, Mr. Lusk would instead be entitled to a severance of two times his annual base salary. Under the New Lusk Employment Agreement, Mr. Lusk is entitled to an annual base salary of $400,000. We may also pay Mr. Lusk bonuses at such times and in such amounts as our board of directors determines, and Mr. Lusk is entitled to participate the 2005 Plan.

Kevin Furry
     On October 4, 2007, in conjunction with our entry into the Exchange Agreement with LED Holdings, we entered into an employment agreement with Kevin Furry (the “Furry Employment Agreement”). Pursuant to the Furry Employment Agreement, Mr. Furry will serve as our Co-Chief Technology Officer. The Furry Employment Agreement has a term commencing on October 4, 2007 and continues until the fifth anniversary of that date. The Furry Employment Agreement may be terminated at any time, without severance, by Mr. Furry voluntarily or by us with “cause.” In the event that Mr. Furry’s employment is terminated by us without “cause” or by Mr. Furry with “good reason,” Mr. Furry would be entitled to severance pay equal to $62,500. Under the Furry Employment Agreement, Mr. Furry is entitled to an annual base salary of $250,000. We may also pay Mr. Furry bonuses at such times and in such amounts as our board of directors determines, and Mr. Furry is entitled to participate in the 2005 Plan. Further, upon termination, Mr. Furry may receive further payments as consideration for certain non-competition and non-solicitation covenants in the Furry Employment Agreement.
Frederic S. Maxik
     On June 1, 2004 in connection with the acquisition of Lighting Science, Inc., we entered into a three-year employment agreement with Mr. Maxik. On October 4, 2007, in conjunction with our entry into the Exchange Agreement with LED Holdings, we terminated this employment agreement and entered into a new employment agreement with Mr. Maxik (the “New Maxik Employment Agreement”). Pursuant to the New Maxik Employment Agreement, Mr. Maxik will serve as our Co-Chief Technology Officer. The New Maxik Employment Agreement has a term commencing on October 4, 2007 and continues until the fifth anniversary of that date. It may be terminated at any time, without severance, by Mr. Maxik voluntarily or by us with “cause.” In the event that Mr. Maxik’s employment is terminated by us without “cause” or by Mr. Maxik with “good reason,” Mr. Maxik would be entitled to severance pay equal to his annual base salary. If Mr. Maxik’s employment is terminated prior to the first anniversary of the New Maxik Employment Agreement’s commencement and we owe severance, Mr. Maxik would instead be entitled to a severance of two times his annual base salary. Under the New Maxik Employment Agreement, Mr. Maxik is entitled to an annual base salary of $250,000. We may also pay Mr. Maxik bonuses at such times and in such amounts as our board of directors determines, and Mr. Maxik is entitled to participate the 2005 Plan.
Kenneth H. Honeycutt
     On August 2, 2007, we entered into a three-year employment agreement with Mr. Honeycutt (the “Old Honeycutt Employment Agreement”). Under the Old Honeycutt Employment Agreement, Mr. Honeycutt was entitled to an annual salary of $250,000 and other benefits. Mr. Honeycutt was also awarded 250,000 shares of restricted common stock of the Company. The restricted stock vests 25% upon grant and 25% on each of the following three anniversary dates of the initial grant. On October 4, 2007, in conjunction with our entry into the Exchange Agreement with LED Holdings, we terminated the Old Honeycutt Employment Agreement and entered into a new employment agreement with Mr. Honeycutt (the “New Honeycutt Employment Agreement”). Pursuant to the New Honeycutt Employment Agreement, Mr. Honeycutt will serve as our President and Chief Operating Officer. It has a term commencing on October 4, 2007 and continues until the third anniversary of that date. The New Honeycutt Employment Agreement may be terminated at any time, without severance, by Mr. Honeycutt voluntarily or by us with “cause.” In the event that Mr. Honeycutt’s employment is terminated by us without “cause” or by Mr. Honeycutt with “good reason,” Mr. Honeycutt would be entitled to severance pay equal to his annual base salary. If Mr. Honeycutt’s employment is terminated prior to the first anniversary of the New Honeycutt Employment Agreement’s commencement and we owe severance, Mr. Honeycutt would instead be entitled to a severance of two times his annual base salary. Under the New Honeycutt Employment Agreement, Mr. Honeycutt is entitled to an annual base salary of $250,000. We may also pay Mr. Honeycutt bonuses at such times and in such amounts as our board of directors determines, and Mr. Honeycutt is entitled to participate the 2005 Plan. Mr. Honeycutt also agreed to waive his right to accelerated vesting of his restricted stock upon the “change in control” (as defined in Mr. Honeycutt’s Restricted Stock Award

Agreement dated August 7, 2007) resulting from the transactions effectuated pursuant to the Exchange Agreement.
Outstanding Equity Awards At Fiscal Year-End
     The following table provides certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards held by each of our Named Executive Officers that were outstanding as of December 31, 2007.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
	Number		Equity Incentive					Plan Awards:	Plan Awards: Market
	of	Number of	Plan Awards: Number					Number	or Payout Value of
	Securities	Securities	of Securities				Market Value of	of Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Underlying			Number of Shares or	Shares or Units of	Units or Other	Units or Other
	Unexercised Options	Unexercised Options	Unexercised	Option Exercise		Units of Stock That	Stock That Have Not	Rights That Have	Rights That Have
	(#)	(#)	Unearned Options	Price	Option Expiration	Have Not Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Ronald E. Lusk	6,667 (2)	3,334 (3)	—	$6.40	2/21/2011	—	—	—	—
(Chairman and Chief Executive Officer) (1)
Govi Rao	—	—	—	—	—	—	—	—	—
(Chairman and Chief Executive Officer) (4)
Ken Honeycutt	—	—	—	—	—	187,500 (6)	$1,612,500 (7)	—	—
(President) (5)
Frederic Maxik	334 (8)	167 (9)	—	$6.40	2/21/2009	—	—	—	—
(Chief Technology Officer)

(1)	Mr. Lusk served as our Chairman and Chief Executive Officer from January 1, 2007 through October 3, 2007. Thereafter, he served as our Vice Chairman.

(2)	These options were granted on February 21, 2006. 3,334 of these options were fully exercisable (vested) upon grant and 3,333 became fully exercisable (vested) on February 21, 2007.

(3)	These options were granted on February 21, 2006. These options will become exercisable (vested) on February 21, 2008, assuming continued provision of services as an officer or director.

(4)	Mr. Rao became Chairman and Chief Executive Officer on October 4, 2007.

(5)	Mr. Honeycutt joined the Company on June 5, 2007.

(6)	Mr. Honeycutt was awarded 250,000 shares of restricted stock on August 5, 2007, pursuant to his employment agreement. 62,500 shares vested on August 5, 2007. 62,500 shares, 62,500 shares and 62,500 shares vest on August 5, 2008, August 5, 2009 and August 5, 2010, respectively.

(7)	Assumes a market value of $8.60 per share of common stock, as reported by the over the counter bulletin board on December 31, 2007.

(8)	These options were granted on February 21, 2006. 167 of these options were fully exercisable (vested) upon grant and 167 became fully exercisable (vested) on February 21, 2007.

(8)	These options were granted on February 21, 2006. These options will become exercisable (vested) on February 21, 2008, assuming continued provision of services as an officer.
Director Compensation
     The following table shows the overall compensation earned for the 2007 fiscal year with respect to each person who was a director as of December 31, 2007.

					Change in
					Pension
					Value and
	Fees Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($)	($) (2)	($)	Earnings	($)	($)
Robert E. Bachman (3)	$47,500	—	$49,625	—	—	—	$97,125

John Collingwood (4)	$37,500	—	—	—	—	—	$37,500

Donald Harkleroad (5)	$47,500	—	$49,625	—	—	—	$97,125

Ronald E. Lusk (6)	—	—	—	—	—	—	—

Daryl Snadon (7)	$37,500	—	—	—	—	—	$37,500

Robert Woodson III (8)	$9,425	—	—	—	—	—	$58,302

Govi Rao (9)	—	—	—	—	—	—	—

Richard Kelson (10)	—	—	—	—	—	—	—

David Bell (10)	—	—	—	—	—	—	—

(Richard Weinberg (10)	—	—	—	—	—	—	—

Bonnie Reiss (10)	—	—	—	—	—	—	—

(1)	No fees have been shown as earned or paid in cash for the fourth quarter of 2007. The Company anticipates that it will finalize the compensation arrangements for the current members of the board of directors in the first quarter of 2008.

(2)	Reflects dollar amount expensed by us during the applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires us to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(3)	As of December 31, 2007, Mr. Bachman held options to purchase 51,250 shares of our common stock.

(4)	As of December 31, 2007, Mr. Collingwood held options to purchase 3,500 shares of our common stock. Mr. Woodson resigned from the board of directors in March 2007.

(5)	As of December 31, 2007, Mr. Harkleroad held options to purchase 56,250 shares of our common stock.

(6)	Mr. Lusk is paid an annual salary of $400,000 in his role of Vice-Chairman of the Company. The salary paid to Mr. Lusk in his capacity as Vice Chairman was included in the Summary Compensation Table.

(7)	As of December 31, 2007, Mr. Snadon held options to purchase 3,500 shares of our common stock.

(8)	As of December 31, 2007, Mr. Woodson, III held options to purchase 3,500 shares of our common stock. Mr. Woodson resigned from the board of directors in March 2007.

(9)	Mr. Rao joined us as our Chairman and Chief Executive Officer on October 4, 2007. As an executive officer of the Company, Mr. Rao does not receive any additional compensation as a member of the board of directors.

(10)	Joined the board of directors in October 2007.
     Through September 30, 2007, each independent non-employee director received compensation of $50,000 per year for service on the board of directors. To date this compensation has been paid by the issuance of shares of our common stock. Members of the board of directors are also eligible for participation in the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan, which is also referred to as the 2005 Plan.
     From June 1, 2007 through September 30, 2007, the Company also paid $30,000 annually to each of Mr. Bachman and Mr. Harkleroad, who acted as the chairs of the Audit Committee and Executive and Compensation Committees, respectively.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Guarantors of Line of Credit
     On June 29, 2006, we entered into agreements with one of our banks to obtain a $2.0 million line of credit. Amounts due under the line of credit were guaranteed by the Guarantors. The amount of the line of credit available for use by us at any point in time was equal to the aggregate value of guarantees that were negotiated between the bank and the Guarantors at that time. Between December 2006 and March 2007, we amended the line of credit to increase the amount available thereunder to up to $2,500,000. At May 28, 2007, Guarantors had provided guarantees for the entire $2.5 million balance of the line of credit. We also entered into agreements to lease equipment in March 2007. The total value of the leased equipment is $150,000. At May 28, 2007, Guarantors had provided guarantees for the entire amount of the leases.
     The Guarantors of the initial $2.0 million line of credit included the following current and former directors, officers and stockholders who were issued the respective number of shares of common stock and warrants to purchase common stock:

			Warrant Shares /
		Total Value of Debt	Common Shares to be
Name of Guarantor	Position	Guaranteed	Issued
UGT Investors LP (1)	Director	$150,000	26,250
Daryl Snadon	Director	200,000	35,000
John Collingwood	Director	200,000	35,000
Ron Lusk	Vice Chairman	50,000	8,750
Jerome Hill	Stockholder	100,000	17,500
George Parker Young	Stockholder	50,000	8,750
Phil Lacerte	Stockholder	1,250,000	118,750

TOTAL		$2,000,000	250,000

(1)	Mr. Bachman is controlling shareholder in the sole corporate general partner of USGT Investors, L.P.
     The warrants and shares of common stock listed in the table above were issued to the Guarantors during the third quarter of 2006. The warrants have an exercise price of $6.00 per share of common stock and a term of five years.
     In 2007, we issued warrants to the following Guarantors as consideration for providing additional guarantees enabling us to obtain the additional amount available under our line of credit and under the guaranteed equipment deposits:

		Amount of	Warrant Shares to
Name of Guarantor	Position	Guarantees Provided	be Issued
Ron Lusk	Vice Chairman	$275,000	13,750
Phibian S. Trust	Stockholder	75,000	3,750
Phil Lacerte	Stockholder	65,000	3,250
Daryl Snadon	Director	50,000	2,500
Edward Hawes	Stockholder	50,000	2,500
USGT Investors, LP (1)	Director	37,500	1,875
Baron Cass	Stockholder	48,750	2,438
Paul Schlosberg	Stockholder	48,750	2,438

TOTAL		$650,000	32,501

(1)	Mr. Bachman is controlling shareholder in the sole corporate general partner of USGT Investors, L.P.
     The above warrants have an exercise price of $6.00 per share and have a term of five years.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     Since July 14, 2005, our common stock has been quoted on the Over-the-Counter Bulletin Board, or the OTC Bulletin Board, which is a quotation service administered by the National Association of Securities Dealers (NASD). Our trading symbol on the OTC Bulletin Board is “LSCG.”
     The OTC Bulletin Board is a limited and sporadic trading market. The following table sets forth the range of high and low bid information for our common stock as reported on the OTC Bulletin Board for the last two fiscal years. The price information available reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. On February 8, 2008, the last reported sales price of the common stock was $9.80 per share.

Common Stock	HIGH	LOW
2007
Fourth Quarter	$10.60	4.40
Third Quarter	11.40	6.60
Second Quarter	10.40	5.00
First Quarter	8.40	5.80
2006
Fourth Quarter	$9.00	3.40
Third Quarter	6.40	3.00
Second Quarter	9.60	4.40
First Quarter	13.00	5.80
     We have not paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business and, therefore, do not expect to pay any dividends in the foreseeable future. Therefore, any return on your investment would come only from an increase in the value of our stock.
     In May 2006, August 2006, and November 2006 we issued 21,177, 21,724 and 16,709 shares of common stock, respectively, in settlement of dividends payable on its 6% Convertible Preferred Stock.
     In February 2007, May 2007 and August 2007, we issued 15,307, 20,284 and 5,469 shares of common stock, respectively, in settlement of dividends payable on our 6% Convertible Preferred Stock.
     As of February 1, 2008, there were approximately 6,500 holders of record of our common stock, holding a total of 21,708,482 shares.
     On July 6, 2005, our board of directors adopted the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan and a proposal to implement such plan was approved at the annual stockholders’ meeting in August 2005. A total of 5,000,000 shares of common stock were initially reserved for issuance pursuant to the 2005 Plan. In December 2006, an amendment to the 2005 Plan was approved at the annual stockholders meeting, whereby an additional 5,000,000 shares of common stock were reserved under the 2005 Plan. Prior to adoption of the 2005 Plan, we had no option or other equity based compensation plans.
     The following table summarizes, as of the year ended December 31, 2007, certain of the securities authorized for issuance under our 2005 Plan, including:
•	The number of securities to be issued upon exercise of outstanding options;

•	The weighted average exercise price of outstanding options; and

•	The number of securities remaining available for future issuance under the 2005 Plan.

Number of
	Securities to be		Number of
	Issued Upon	Weighted-Average	Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan	and Rights	and Rights	Compensation Plans
Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan	267,667	$7.60	9,732,333
     In fiscal year 2005, a total of 36,500 stock options were granted to our employees and directors under the 2005 Plan. An additional 2,500 stock options were granted to a consultant under the 2005 Plan.
     In February 2006, a total of 127,750 stock options were granted to our employees and directors under the 2005 Plan. An additional 100,000 stock options were issued to Robert Warshauer, our former President and a former member of our board of directors, in March 2006 under the 2005 Plan.

     In February 2007, a total of 28,500 stock options were granted to employees under the 2005 Plan.
     In August 2007, a total of 33,000 stock options were granted to employees and directors under the 2005 Plan.
      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 1, 2008, by:
•	each person who is known by us to beneficially own more than five percent of our common stock;

•	each of our directors at that date and nominees and named executive officers; and

•	all directors and officers as a group.

	Shares Beneficially
	Owned(1)(2)
Name and Address of Beneficial Owner	Number	Percent
Directors and Officers
Robert E. Bachman (3)	129,846	* %
David Bell	—	—%
Kevin Furry	—	—%
Donald R. Harkleroad (4)	122,796	* %
Kenneth Honeycutt (5)	250,000	1.1%
Richard Kelson	—	—%
Ron E. Lusk (6)	270,513	1.2%
Fredric S. Maxik (7)	72,250	* %
Govi Rao	—	—%
Bonnie Reiss	—	—%
Daryl N. Snadon (8)	145,448	—%
Richard Weinberg	—	—%
Directors and Executive Officers as a Group	922,215	4.2%

Certain Persons
LED Holdings, LLC (9)	18,583,523	75.5%

*	Less than 1%.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2)	Unless otherwise indicated, the address of each person in the above table is Lighting Science Group Corporation, 2100 McKinney Avenue, Suite 1515, Dallas, TX 75201.

(3)	Includes 5,554 shares of common stock issuable upon conversion of 10,413 shares of 6% Convertible Preferred Stock, 22,187 shares of common stock issuable upon exercise of warrants and 51,250 shares issuable upon exercise of incentive stock options issued under the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan. Includes 121,902 shares of common stock held by USGT Investors, L.P. Mr. Bachman is controlling shareholder in the sole corporate general partner of USGT Investors, L.P. and may be deemed to have voting and/or investment power with respect to the shares owned by USGT Investors, L.P.

(4)	Includes 8,334 shares of common stock issuable upon conversion of 15,625 shares of 6% Convertible Preferred Stock, 2,344 shares of common stock issuable upon exercise of warrants and 56,250 shares issuable upon exercise of incentive stock options issued under the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan. Includes 118,808 shares of common stock held beneficially by the Bristol Company. Mr. Harkleroad is sole shareholder of the Bristol Company and may be deemed to have sole voting and/or investment power with respect to the shares owned by the Bristol Company.

(5)	Includes 250,000 shares of common stock issuable pursuant to Mr. Honeycutt’s restricted stock award agreement.

(6)	Includes 22,500 shares of common stock issuable upon exercise of warrants and 10,000 shares of common stock issuable upon the exercise of incentive stock options issued under the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan. Includes 204,555 shares of common stock held by the Ronald E. Lusk Revocable Trust. Mr. Lusk is the trustee of the Ronald E. Lusk Revocable Trust and may be deemed to have voting and/or investment power with respect to the shares owned by the Ronald E. Lusk Revocable Trust.

(7)	Includes 500 shares of common stock issuable upon the exercise of incentive stock options issued under the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan.

(8)	Includes 15,595 shares of common stock issuable upon conversion of 29,238 shares of 6% Convertible Preferred Stock 31,886 shares of common stock issuable upon exercise of warrants and 3,500 shares issuable upon exercise of incentive stock options issued under the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan.

(9)	Includes 2,654,789 shares of common stock issuable upon conversion of 2,000,000 shares of Series B Preferred Stock. PP IV (AIV) LED, LLC (“PPAIV”), PP IV LED, LLC (“PPLED”), Richard Kelson (“Mr. Kelson”) and LED Effects, Inc. (“LED”, together with PPAIV, PPLED, and Mr. Kelson, the “LED Holdings Members”) are members of LED Holdings. PPAIV and PPLED are funds managed by Pegasus Capital Partners, L.P. The LED Holdings Members do not directly own any of the common stock or Series B Preferred Stock of the Lighting Science Group Corporation. The LED Holdings Members share voting and dispositive power over the shares of common stock and Series B Preferred Stock of Lighting Science Group Corporation only as members of LED Holdings and by virtue of such status may be deemed to be the beneficial owner of the shares of common stock and Series B Preferred Stock of the Lighting Science Group Corporation held by LED Holdings. The LED Holdings Members disclaim beneficial ownership of the shares of common stock and Series B Preferred Stock held by LED Holdings, except to the extent of any pecuniary interest, and this statement shall not be deemed to be an admission that they are the beneficial owners of such securities.
SELLING STOCKHOLDERS
     The Offered Shares include shares (i) previously issued by us to the selling stockholders, (ii) issuable by us to the selling stockholders pursuant to the exercise of the A Warrants, and (iii) issuable by us to the selling stockholders pursuant to the exercise of the B Warrants. We are registering the Offered Shares in order to permit the selling stockholders to offer the shares for resale.
     The term “selling stockholders” includes the stockholders identified in the table below and their respective permitted transferees and assignees, pledgees, donees, and other successors-in-interest. The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Specifically, the table includes:
•	any position, office or other material relationship that such selling stockholder has had with us within the past three years;

•	the total number of shares of common stock such selling stockholder owned prior to the offering;

•	the number of shares of common stock issuable upon conversion of the A Warrants;

•	the number of shares of common stock issuable upon conversion of the B Warrants;if applicable, the number of shares of common stock issuable upon conversion of 6% Convertible Preferred Stock;the total number of shares of common stock beneficially owned prior to the offering;the total number of shares of common stock to be offered on behalf of such selling stockholder;the total number of shares of common stock beneficially owned after the offering; and the percentage, if greater than 1%, of our common stock beneficially owned by such selling stockholder after the offering.

			Number		Number
			of Common		of Common
			Shares		Shares	Shares	Total	Shares
		Total Number of	Issuable	Number of Common	Issuable	Beneficially	Number of	Beneficially	Beneficial
	Position, Office or	Common Shares Owned	upon Exercise of A	Shares Issuable	upon Conversion of	Owned Prior	Shares of	Owned After	Ownership (%)
	Other Material	Prior to the	Warrants and Other	upon Exercise of B	6% Convertible	to the	Common	the	After
Name	Relationship	Offering	Warrants Held	Warrants	Preferred Stock	Offering	Stock to be Offered	Offering	the Offering
Ardsley Partners Renewable Energy Fund, LP		160,584	120,438	281,022	—	562,044	281,022	281,022	*
Ardsley Renewable Energy Offshore Fund, Ltd.		6,083	4,563	10,646	—	21,292	10,646	10,646	*
Columbus Capital Partners, LP		74,417	55,813	130,230	—	260,460	260,460	—	—
Columbus Capital Offshore Fund, Ltd.		8,917	6,688	15,605	—	31,210	31,210	—	—
Winslow Hedge Fund, L.P.		83,334	62,500	145,834	—	291,668	291,668	—	—
Iroquois Master Fund, Ltd. (1)		41,667	31,250	72,917	—	145,834	145,834	—	—
Civic Capital Group, LLC		16,667	12,500	29,167	—	58,334	58,334	—	—
Tetra Capital Partners, LP		6,655	4,992	11,647	—	23,294	23,294	—	—
Tetra Offshore Fund, Ltd.		1,015	762	1,777	—	3,554	3,554	—	—
Arrow T US Long / Short Fund		5,660	4,245	9,905	—	19,810	19,810	—	—
Cole William Snadon Trust		7,278	4,922	8,750	4,167	25,117	17,500	7,617	*
Cole William Snadon		2,500	375	875	—	3,750	1,750	2,000	*
Lagunitas Partners, LP		95,867	71,900	167,767	—	335,534	335,534	—	—
Gruber & McBaine International		24,800	18,600	43,400	—	86,800	86,800	—	—
Ttees Hamilton College		9,350	7,013	16,363	—	32,726	32,726	—	—
The Wallace Foundation		8,250	6,188	14,438	—	28,876	28,876	—	—
Jon D & Linda W. Gruber Trust		25,617	19,213	44,830	—	89,660	89,660	—	—
J. Patterson McBaine		8,950	6,713	15,663	—	31,326	31,326	—	—

			Number		Number
			of Common		of Common
			Shares		Shares	Shares	Total	Shares
		Total Number of	Issuable	Number of Common	Issuable	Beneficially	Number of	Beneficially	Beneficial
	Position, Office or	Common Shares Owned	upon Exercise of A	Shares Issuable	upon Conversion of	Owned Prior	Shares of	Owned After	Ownership (%)
	Other Material	Prior to the	Warrants and Other	upon Exercise of B	6% Convertible	to the	Common	the	After
Name	Relationship	Offering	Warrants Held	Warrants	Preferred Stock	Offering	Stock to be Offered	Offering	the Offering
Xerion Partners Master Fund II		67,412	61,719	116,667	—	245,798	233,334	12,464	*
Jerome Hill		14,000	21,563	14,584	10,000	60,147	29,168	30,979	*
Otago Partners LLC		8,334	6,250	14,584	—	29,168	29,168	—	—

TOTAL		677,357	528,207	1,166,671	14,167	2,386,402	2,041,674	344,728

*	Less than 1%.

(1)	Mr. Joshua Silverman has voting control and investment decision over securities held by Iroquois Master Fund, Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund, Ltd.
     In accordance with the terms of the registration rights granted to the selling stockholders pursuant to the Securities Purchase Agreement dated March 9, 2007, this prospectus generally covers the resale of the sum of the (i) shares of common stock issued pursuant to the private placement; (ii) shares of common stock issuable pursuant to the exercise of the A Warrants as of the trading day immediately preceding the date the registration statement is initially filed with the Securities and Exchange Commission; (iii) shares of common stock issuable pursuant to the exercise of the B Warrants as of the trading day immediately preceding the date the registration statement is initially filed with the Securities and Exchange Commission; and (iv) shares of common stock issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of common stock and any other securities issued in exchange of or replacement of such shares of common stock. Because the exercise price of the A Warrants and B Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.
     We will bear the costs, fees, and expenses incurred in connection with effecting the registration of the Offered Shares, including, without limitation, all registration and filing fees, listing fees, and expenses of our counsel and our accountants. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. We will not be paying any underwriting discounts or commissions in connection with this offering.
     The selling stockholders may sell all, some or none of their shares in this offering. See the section entitled “PLAN OF DISTRIBUTION.”
DESCRIPTION OF SECURITIES
     The following description is a summary of our capital stock and contains the material terms of our capital stock. Additional information can be found in our Certificate of Incorporation, as amended, Amended and Restated Bylaws, the Amended and Restated Certificate of Designation of the 6% Convertible Preferred Stock and the Certificate of Designation of Certificate of Designation of Series B Preferred Stock. Our Certificate of Incorporation authorizes the issuance of 495,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock. As of February 1, 2008, 21,708,482 shares of common stock were issued and outstanding, 215,652 shares of 6% Convertible Preferred Stock were issued and outstanding and 2,000,000 shares of Series B Stock were issued and outstanding.

Common Stock
     Each holder of common stock is entitled to one vote per share of common stock standing in such holder’s name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights. Holders of the common stock are entitled to equal dividends and distributions, per share, when, as and if declared by the board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of the common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred stockholders, if any, are paid.
Preferred Stock
     Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our board of directors.
     Our board of directors may, by resolution or resolutions, authorize the issuance of preferred stock from time to time in one or more series. The resolution or resolutions of the board of directors may, to the full extent now or hereafter permitted by law and subject to the provisions of our certificate of incorporation, fix the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series. The authority of our board of directors with respect to each such series may include, but not be limited to, determinations of the following:
•	the distinctive designation of such series, the number of shares that shall constitute such series, including any limitation on the authority to increase or decrease such number, and the stated value thereof, if any, if different from the par value thereof;

•	the dividends, if any, payable either in cash, property or securities of the Company, on such series, and the restrictions, limitations and conditions, if any, upon the payment of such dividends, whether any such dividends shall be cumulative or non-cumulative, the date or dates from which dividends, if declared, shall be payable, and the preference, if any, or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

•	whether the shares of such series shall have voting power, in addition to any voting power provided by law and, if so, the terms of such voting power, which may be general or limited;

•	the right, if any, of the Company to redeem any or all shares of such series and, if so, the terms and conditions of such redemption;

•	whether the shares of such series shall be subject to the operation of a retirement or sinking fund or funds and, if so, whether such retirement or sinking fund shall be cumulative or non-cumulative, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities or assets and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

•	the amount, if any, that the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution or winding up of the corporation and the preference, if any, or relation which such amounts shall bear to the amounts payable on any shares of stock of any other class or any other series of this class;

•	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the common stock or shares of stock of any other class or any other series of this class;

•	the conditions or restriction, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

•	any other voting powers, designations, preferences, and relative, participating optional or other special rights, or qualifications, limitations or restrictions thereof, of the shares of such series.
     The designations, voting powers, preferences and relative, participating, option or other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
6% Convertible Preferred Stock
     As of February 1, 2008, 215,652 shares of 6% Convertible Preferred Stock were issued and outstanding. The Amended and Restated Certificate of Designation sets forth the rights, preferences, terms and conditions of the 6% Convertible Preferred Stock. Dividends accrue on the 6% Convertible Preferred Stock at an annual rate of 6%. Accrued dividends will be payable in cash quarterly. Prior to entering into the Exchange Agreement with LED Holdings, we had the right to pay dividends in shares of common stock. Shares of 6% Convertible Preferred Stock are entitled to voting rights on an “as if converted” basis.
     Shares of 6% Convertible Preferred Stock were and are convertible at the option of the holder at any time prior to their redemption into shares of our common stock, at a conversion price equal to $6.00 per share of common stock. The conversion price is subject to full-ratchet anti-dilution adjustment in the event that we issue common stock or common stock equivalents at a price per share less than the initial conversion price (other than (a) to a strategic investor in connection with a strategic commercial agreement or transaction as determined in good faith by the our board of directors, (b) pursuant to the acquisition of another corporation or entity by us by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization, (c) pursuant to an authorized stock option plan, or (d) to an investor in connection with a joint venture arrangement where we are a participant), and to other normal and customary anti-dilution adjustments upon certain other events (including issuances at less than current market value).
     Shares of the 6% Convertible Preferred Stock are entitled to a liquidation preference over other classes of our capital stock in an amount per share equal to the purchase price of the 6% Convertible Preferred Stock. The liquidation right and preference is applicable in the event of our liquidation, a merger of our Company with or into another entity (i.e., the preferred stockholders would have a preference in the cash, securities or other consideration issued in such merger) or the sale by us of all or substantially all of our business or operating assets.
     We may force the conversion of any or all of the 6% Convertible Preferred Stock at any time after the registration statement is effective and available for use by the holders thereof, if the closing price per share of the common stock exceeds 200% of the conversion price for any 20 out of 30 consecutive trading days; provided, however, that the average daily trading volume of the common stock must have exceeded 7,500 shares for the 20 consecutive trading days immediately preceding (but not including) the date that we first notify such holders of the exercise of our option to force conversion.
     We must redeem all of the 6% Convertible Preferred Stock outstanding on the fifth anniversary of their issuance at a redemption price, in cash, equal to the purchase price of the 6% Convertible Preferred Stock, plus all accrued but unpaid dividends.
Series B Preferred Stock
     Pursuant to the Exchange Agreement dated October 4, 2007 between the Company and LED Holdings, we issued 2,000,000 shares of Series B Stock and filed the Certificate of Designation, which sets forth the rights, preferences, terms and conditions of the Series B Stock, with the Secretary of State of the State of Delaware.
     Dividends may be declared and paid on the Series B Stock as determined by our board of directors. Each share of Series B Stock is entitled to 3.5 votes for each share of common stock into which it is convertible. Shares of Series B Stock are entitled to a liquidation preference over other classes of our capital stock except the 6% Convertible Preferred Stock, in which case the Series B Stock is pari passu. The liquidation preference per share is equal to the purchase price of the Series B Stock plus interest, which accrues at the rate of 6% per annum. The liquidation right and preference is applicable in the event of our liquidation, a merger of our Company with or into another entity or the sale by us of all or substantially all of our business or operating assets.
     Shares of Series B Stock are convertible at any time at the option of the holder, at a conversion price equal to $5.650166808 per share of common stock. The conversion price is subject to adjustment for subsequent stock splits, stock dividends and similar events and subject to anti-dilution adjustments in the event that we issue new securities at a price per share that is less than the then current market price (other than, among other things, (a) to a strategic investor in connection with a strategic commercial agreement or transaction as determined by our board of directors; (b) pursuant to the acquisition of another corporation or entity by us by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization; (c) pursuant to an authorized stock option plan; (d) to an investor in connection with a joint venture arrangement where we are a participant).
     As mentioned above, our board of directors has the ability to issue “blank check” preferred stock in series, and shares of each series will have such rights, preferences, and privileges fixed by the board of directors in the resolutions authorizing the issuance of that particular series. The board of directors may issue any such series of blank check preferred stock without action by the holders of the common stock. Accordingly, the issuance of blank check preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of blank check preferred stock may be used as an ‘‘anti-takeover’’ device without further action on the part of the holders of the common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders’ best interest. We have no current plans to issue any additional preferred stock.
Warrants
     As of February 1, 2008, there were warrants outstanding to purchase 1,278,492 shares of our common stock.
     On February 10, 2005, we agreed to issue The Equity Group two warrants to purchase an aggregate of $600,000 worth of shares of our common stock with each warrant having an exercise price based on the financing being contemplated by us at the time. Each warrant provides for the purchase of $300,000 worth of our common stock. One of the warrants became fully vested upon the signing of the contract. The other warrant became exercisable upon the first anniversary date of the consulting contract. Based on the $0.80 initial conversion price of the 6% Convertible Preferred Stock issued by us in May 2005, each warrant was determined to be for 18,750 shares of common stock at an exercise price of $16.00 per share.
     Bridge Loan Warrants
     In 2005, the a group of individual directors and officers of the Company loaned us an aggregate of $476,000 on a short-term basis pursuant to the terms of promissory notes from us and in favor of each of the individual lenders. Among other things, we issued warrants for the purchase of our common stock in connection with these loans. As consideration for providing the loans, the Company issued warrants for the purchase of common stock. As of February 1, 2008, warrants for the purchase of 8,000 shares with an exercise price of $30.00 remain outstanding. The warrants had a five year term and expire in May 2010.
      Warrants Issued to 6% Convertible Preferred Stock Investors
     In connection with the 6% Convertible Preferred Stock offering, the purchasers also received warrants to purchase an additional 339,145 shares of common stock at an exercise price of $19.20 per share (subject to adjustment pursuant to anti-dilution provisions). The number of shares issuable upon exercise of the warrants and the exercise price per share are subject to full-ratchet anti-dilution adjustment in the event that we issue common stock or common stock equivalents at a price per share less than the initial conversion price (other than (a) to a strategic investor in connection with a strategic commercial agreement or transaction as determined in good faith by the our board of directors, (b) pursuant to the acquisition of another corporation or entity by us by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization, (c) pursuant to an authorized stock option plan, or (d) to an investor in connection with a joint venture arrangement where we are a participant), and to other normal and customary anti-dilution adjustments upon certain other events (including issuances at less than current market value). On June 2, 2006, we agreed to adjust the exercise price of the warrants to $6.00 per share from $19.20 per share. This price adjustment did not result in an increase in the number of shares we may potentially need to issue. As of February 1, 2008, 270,004 warrants for the purchase of shares of common stock have not been exercised. Each warrant expires on the fifth anniversary from the date of grant.
     We may force the exercise of any or all of the warrants at any time after a registration statement is effective and available for use by the holders of the 6% Convertible Preferred Stock if the closing price per share of the common stock exceeds 200% of the then current conversion price for any 20 out of 30 consecutive trading days; provided, however, that the average daily trading volume of our common stock must have exceeded 7,500 shares for the 20 consecutive trading days immediately preceding (but not including) the date that we first notify the holders of our decision to force the exercise of the warrants.
      Warrants Issued to Guarantors of Line of Credit
     On June 29, 2006 we entered into agreements with one of our banks to obtain a $2.0 million line of credit. Amounts due under the line of credit were guaranteed by the Guarantors. The amount of the line of credit available for use by us at any point in time was equal to the aggregate value of guarantees that had been negotiated between the bank and the Guarantors at that time. Between December 2006 and March 2007, we amended the line of credit to increase the total amount available thereunder to up to $2.5 million. In March 2007, we also entered into equipment purchase agreements for a total of $150,000. Prior to our termination of the line of credit on October 3, 2007, Guarantors had provided guarantees in the amount of $2.5 million with respect to the line of credit.
     The initial warrants and shares of common stock were issued to the Guarantors during the third quarter of 2006. The warrants have an exercise price of $6.00 per share of common stock and a term of five years. For a list of the Guarantors who received warrants and shares of common stock, see the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS — Guarantors of Line of Credit.”
     In the first quarter of 2007, the Company also issued warrants to the Guarantors as consideration for providing additional guarantees enabling the Company to obtain the additional amount available under the line of credit. The warrants have an exercise price of $6.00 per share and have a term of five years. For a list of the Guarantors providing additional guarantees who received warrants, see the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Guarantors of Line of Credit.”
      Warrants Issued Pursuant to the March 9, 2007 Securities Purchase Agreement
     On March 9, 2007, we completed a private placement with a group of accredited investors. In addition to the issuance of 666,670 shares of common stock, we issued A Warrants for the purchase of 499,998 shares of common stock. The A Warrants have an exercise price of $7.00 per share and a term of five years. We also issued 666,670 B Warrants with an exercise price of $6.00 to the accredited investors. Each B Warrant is comprised of one share of common stock and a warrant for the purchase of 0.75 shares of our common stock. The B Warrants were required to be exercised on or prior to November 5, 2007. The warrants for the purchase of common stock that are included in the B Warrants have an exercise price of $7.00 per share and a term of five years from the date the B Warrants are exercised.
      Other Warrants
     In February 2006, we issued a warrant to purchase 20,000 shares of our common stock to ABM Industries, Inc.(“ABM”) in connection with a marketing services agreement. The warrant has an exercise price of $8.00 per share of common stock and a term of two years. In July, 2007, we issued additional warrants for the purchase of 37,500 shares of common stock to ABM in connection with the marketing agreement. The additional warrant has an exercise price of $10.40 per share of common stock and a term of two years.
     In October 2006, we entered into a marketing agreement with ICurie Limited pursuant to which we may buy certain lighting components from ICurie. As part of the agreement, we agreed to issue 25,000 warrants for the purchase of common stock at an exercise price of $6.40 to ICurie. At February 1, 2008, 6,250 of the warrants had vested. As the marketing agreement with ICurie was terminated, no additional warrants were issued. In turn, ICurie issued options to us to purchase 375,000 shares of common stock of ICurie.
     The common stock warrants issued by the Company have an exercise price of $6.40 per share and have a term of five years. The common stock options issued by ICurie have an exercise price of $0.32 per share and have a term of five years.
Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan
     Effective September 1, 2005, we implemented the 2005 Plan. Awards granted under the 2005 Plan may include incentive stock options, which are qualified under Section 422 of the Internal Revenue Code (the “Code”), stock options other than incentive stock options, which are not qualified under Section 422 of the Code, stock appreciation rights, restricted stock, phantom stock, bonus stock and awards in lieu of obligations, dividend equivalents and other stock-based awards. Awards may be granted to employees, members of the board of directors, and consultants. The 2005 Plan is administered by the Compensation Committee of the board of directors. Vesting periods and terms for awards are determined by the plan administrator. The exercise price of each stock option or stock appreciation right is equal to or greater than the market price of our common stock on the date of grant, and no stock option or stock appreciation right granted may have a term in excess of ten years.
     As of February 1, 2008, we have issued 325,750 Incentive Stock Options and 2,500 Non-Qualified Stock Options under the 2005 Plan. All of the options outstanding, except for a grant of 100,000 stock options on March 9, 2006 (discussed below), vested one-third at the date of grant, with the remaining balance vesting equally on each of the first and second anniversaries of the date of grant. The 100,000 stock options granted on March 9, 2006 vested 50% on the date of grant, with the remaining balance vesting equally on the first, second and third anniversaries of the grant. Pursuant to the terms of Robert Warshauer’s amended employment agreement, he is entitled to retain 66,667 fully vested stock options, which will remain exercisable for three months following the term of his amended employment agreement. The following chart shows the Incentive Stock Options issued by us and currently outstanding, and the exercise price and term of each grant:

Incentive Stock Options

	# of Shares
Option Grant Date	issued	Exercise Price	Term
September 19, 2005	18,500	$17.40	4 years
October 31, 2005	15,000	10.60	4 years
November 28, 2005	3,000	.9.00	4 years
February 21, 2006	35,250	6.40	3 years
February 21, 2006	90,000	6.40	5 years
February 28, 2006	2,500	5.80	3 years
March 9, 2006	100,000	6.00	5 years
February 9, 2007	28,500	7.40	5 years
August 2, 2007	20,500	10.80	3 years
August 2, 2007	12,500	10.80	7 years

	325,750
     The nonqualified stock options were issued on September 19, 2005 and the exercise price per share of each option is $17.40, which was the closing price of our common stock on the date of issuance.
     The transfer agent for our common stock is American Stock Transfer and Trust Company of Brooklyn, New York and its telephone number is (718) 921-8206.
PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.
LEGAL MATTERS
     The validity of the common stock offered hereby has been passed upon by Haynes and Boone, LLP for us and is included as Exhibit 5.1.

EXPERTS
     The financial statements as of December 31, 2006 and for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, and have been included in reliance upon the report of such firm included herein.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to Lighting Science Group and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that Lighting Science Group has filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. Lighting Science Group also files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information, as well as the registration statement and the exhibits thereto, may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as Lighting Service Group, that file electronically with the Securities and Exchange Commission. More information about us can be found on our website at www.lsgc.com. Information contained on our website should not be considered part of this prospectus.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
     Section 145 of the Delaware General Corporation Law (the “DGCL”) generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.
     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.
     Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) a committee of such directors designated by majority vote of such directors, (c) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or (d) the stockholders.
     In accordance with Section 145 of the DGCL, Section 10 of our Amended and Restated Certificate of Incorporation provides “To the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of us, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
OUR ACCOUNTANTS
Appointment and Ratification of Turner, Stone & Company, LLP
     Our Audit Committee appointed the firm of Turner, Stone & Company, LLP as our independent registered public accounting firm on March 31, 2004 for the purpose of expressing an opinion on the financial statements of Lighting Science Group dated December 31, 2003. Although stockholder ratification of the appointment is not required by our bylaws or by any other applicable law, our board of directors and our Audit Committee submitted the appointment of Turner, Stone & Company, LLP to the stockholders for ratification as a matter of good corporate practice at the annual stockholder meeting on August 20, 2004. Such appointment was ratified. Our Audit Committee submitted the appointment of Turner, Stone & Company, LLP as independent auditors of Lighting Science Group for the fiscal year ending December 31, 2005 to the stockholders for ratification at our annual stockholder meeting held on August 22, 2005 and such appointment was ratified. Further, our Audit Committee submitted the appointment of Turner, Stone & Company, LLP as independent auditors of Lighting Science Group for the fiscal year ending December 31, 2006 to the stockholders for ratification at our annual stockholder meeting held on December 21, 2006 and such appointment was ratified.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
Share amounts reflected in the following consolidated financial statements and notes thereto do not reflect a one-for-twenty reverse stock split of our common stock which took effect on January 25, 2008.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Lighting Science Group Corporation
We have audited the accompanying consolidated balance sheet of Lighting Science Group Corporation and subsidiaries (the Company) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lighting Science Group Corporation and subsidiaries as of December 31, 2006, and the consolidated results of their operations and cash flows for the two years then ended, in conformity with United States generally accepted accounting principles.
/s/ Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
March 19, 2007

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

December 31,
2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$86,080
Accounts receivable, net of allowance for doubtful accounts of $4,219	110,217
Inventory, net of allowances (Note 5)	432,613
Prepaid expenses and other current assets	1,134,588

Total current assets	1,763,498

PROPERTY AND EQUIPMENT, net (Note 6)	360,031

OTHER ASSETS
Reorganized value in excess of amounts allocable to identifiable assets (Note 3)	2,793,224
Intellectual property, net (Notes 2 and 6)	1,048,483
Proprietary rights agreement, net (Notes 2 and 6)	147,639
Goodwill (Note 2)	154,097

Total other assets	4,143,443

TOTAL ASSETS	$6,266,972

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$344,280
Accrued expenses	270,874
Accrued dividend on 6% Convertible Preferred Stock	54,814
Line of credit (Note 7)	2,044,948
Note payable — related party — current portion (Note 9)	81,250

Total current liabilities	2,796,166

OTHER LIABILITIES
Note payable — related party — long-term portion (Note 9)	62,500
Liability under derivative contracts (Note 10)	6,290,191

Total other liabilities	6,352,691

TOTAL LIABILITIES	9,148,857

COMMITMENTS AND CONTINGENCIES (Note 12)

6% CONVERTIBLE PREFERRED STOCK, $.001 par value, 2,656,250 shares authorized, 2,065,653 shares issued and outstanding, liquidation value of $6,610,089 (Note 10)	2,173,181

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock, $.001 par value, 495,000,000 shares authorized, 64,644,026 shares issued and outstanding	64,644
Additional paid-in-capital	16,441,942
Accumulated Deficit	(21,561,652)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(5,055,066)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,266,972

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
Revenue	$436,172	$72,564
Cost of goods sold	(350,724)	(33,110)

Gross margin	85,448	39,454

Operating expenses
Selling, general and administrative	1,826,802	1,823,020
Compensation and related expenses	2,661,835	1,976,549
Professional fees	724,567	1,627,684
Directors fees	448,030	294,445
Depreciation and amortization	507,805	487,766

Total operating expenses	6,169,039	6,209,464

Operating loss	(6,083,591)	(6,170,010)

Other income/(expense)
Interest income	15,834	72,732
Interest expense	(550,839)	(77,697)
Other, net, primarily change in fair value of the liability for derivative contracts	(3,134,427)	3,069,638

Total other income/(expense)	(3,669,432)	3,064,673

Net loss	(9,753,023)	(3,105,337)

Dividend on 6% Convertible Preferred Stock and accretion of preferred stock redemption value (Note 10)	1,649,513	1,202,901

Net loss applicable to common stock	$(11,402,536)	$(4,308,238)

Basic net loss per weighted average common share	$(0.20)	$(0.08)

Weighted average number of common shares outstanding	57,837,532	53,807,907

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Stock	Additional
	Preferred Stock		Common Stock		Subscriptions	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Total

Balance December 31, 2004	533,333	$533	51,297,256	$51,297	$(26,000)	$8,229,648	$(4,180,193)	$4,075,285

Issuance of common stock in private placement	—	—	83,333	83	—	9,917	—	10,000

Issue of common stock in payment of operating expenses	—	—	839,968	841	—	579,671	—	580,512

Issue of common stock pursuant to conversion of outstanding preferred stock, cumulative dividends on preferred stock and certain notes payable	(533,333)	(533)	3,254,034	3,254	—	3,610,488	(1,670,685)	1,942,524

Fair value of a warrant issued for payment of operating expenses	—	—	—	—	—	290,000	—	290,000

					Stock	Additional
	Preferred Stock		Common Stock		Subscriptions	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Total

Recording of expense for stock options issued during the year	—	—	—	—	—	111,109	—	111,109

Receipt of amounts due under share subscription agreements	—	—	—	—	26,000	—	—	26,000

Net loss	—	—	—	—	—	—	(4,308,238)	(4,308,238)

Balance December 31, 2005	—	$—	55,474,591	$55,475	$—	$12,830,833	$(10,159,116)	$2,727,192

Conversion of 6% Convertible Preferred Stock to common stock	—	—	781,250	781	—	122,089	—	122,870

Issue of common stock in payment of operating expenses	—	—	7,333,457	7,334	—	1,918,678	—	1,926,012

Issue of common stock to settle dividends on the 6% Convertible Preferred Stock	—	—	1,192,952	1,193	—	300,778	—	301,971

Issue of common stock upon the exercise of warrants	—	—	217,422	217	—	65,009	—	65,226

Conversion of advances from director to common stock	—	—	6,854	7	—	2,049	—	2,056

					Stock	Additional
	Preferred Stock		Common Stock		Subscriptions	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Total

Cancellation of common stock	—	—	(362,500)	(363)	—	363	—	—

Fair value of a warrant issued for payment of operating expenses	—	—	—	—	—	368,698	—	368,698

Stock option expense recorded during the year	—	—	—	—	—	784,943	—	784,943

Fair value of derivatives exercised or converted during the year	—	—	—	—	—	48,502	—	48,502

Net loss	—	—	—	—	—	—	(11,402,536)	(11,402,536)

Balance December 31, 2006	—	$—	64,644,026	$64,644	$—	$16,441,942	$(21,561,652)	$(5,055,066)

The accompanying notes are an integral part of the consolidated financial statements.
LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
OPERATING ACTIVITIES
Net loss	$(11,402,536)	$(4,308,238)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	507,805	487,766
Loss on disposal of assets	—	97,155
Non-cash stock option compensation expense	784,943	111,109
Expenses paid by issuance of common stock	1,926,012	580,512
Non-cash accrual of interest to related party	—	25,670
Forgiveness of accrued interest due to related party	—	(250,000)
Fair value adjustment to liabilities under derivative contracts	3,134,127	(3,907,649)

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
6% Convertible Preferred Stock dividends settled by issuance of common stock	301,971	—
Accretion of 6% convertible preferred stock redemption value	1,245,504	927,677
Expenses paid by issuance of common stock warrants	368,698	290,000
Conversion of interest accrued to preferred stock	—	24,086
Changes in:
Accounts receivable	(100,442)	(8,634)
Inventory	184,905	(603,748)
Prepaid expenses	(1,004,109)	33,060
Accounts payable	96,311	207,333
Accrued expenses and other liabilities	110,402	197,387
Security deposits	—	27,215

Net cash used by operating activities	(3,846,409)	(6,069,299)

INVESTING ACTIVITIES
Purchase of property and equipment	(157,968)	(155,247)

Net cash used by investing activities	(157,968)	(155,247)

FINANCING ACTIVITIES
Loans from directors and officers	32,056	476,000
Repayment of loans from directors and officers	(30,000)	(200,000)
Principal payment on note payable to related parties	(6,250)	(25,000)
Proceeds from draws on line of credit	2,044,948	—
Proceeds from exercise of common stock warrants	65,226	—
Proceeds from issuance of 6% Convertible Preferred Stock, net of issuance costs	—	6,935,000
Proceeds from private placement, net of issuance costs	—	36,000

Net cash provided by financing activities	2,105,980	7,222,000

Net increase (decrease) in cash	(1,898,397)	997,454
Cash at beginning of year	1,984,477	987,023

Cash at end of year	$86,080	$1,984,477

Interest paid	$45,955	$3,011

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common Stock issued in settlement of note payable and accrued interest to related party	$—	$1,942,524

Reduction of accrued interest on note to related party	$—	$250,000

Conversion of loans from directors and officers to 6% Convertible Preferred Stock	$—	$276,000

Conversion of loans from directors and officers to Common Stock	$2,056	$—

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
Exchange of Series A Preferred Stock for Common Stock	$—	$3,670,685

Proceeds from issuance of 6% Convertible Preferred Stock to Liability under Derivative Contracts	$—	$6,935,000

Preferred stock dividends paid and deducted in arriving at Net Loss	$108,227	$215,269

The accompanying notes are an integral part of the consolidated financial statements.
LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Lighting Science Group Corporation (the “Company”) is a Delaware corporation organized in June 1988. The Company’s wholly owned subsidiaries during the periods were Americare Management, Inc. and LSGC LLC, an 80% owned joint venture. Neither Americare Management, Inc. nor LSGC LLC had significant operations during the periods covered by these financial statements. All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.
With its acquisition of certain intellectual property rights on June 1, 2004 (see Note 2), the Company entered the field of solid state lighting. The Company designs, assembles and markets products for the commercial, industrial and consumer lighting markets. The Company has formed strategic alliances with a major parking facilities operator and a financial advisory services firm to target municipalities, public utility corporations, universities, large mall owners, parking lot owners, and other organizations as customers and partners for the Company’s products.
On or about August 20, 2002, the Company filed a voluntary petition seeking debtor-in-possession status for relief under Chapter 11 of the United States Bankruptcy Code. During the summer of 2003, the Company filed a Disclosure Statement and Plan of Reorganization (collectively, the “Plan”) that was confirmed by the U.S. Bankruptcy Court for the Northern District of Texas — Ft. Worth Division (the “Court”) on September 16, 2003 with an effective date of September 26, 2003. Under the terms of the Plan, the holder of the Series A Preferred Stock, Match, Inc. (“Match”), a related party, agreed to waive its rights, including its voting and conversion rights, and the creditors of the Company received an aggregate of approximately 51% of the common stock of the restructured entity in exchange for notes, accounts payable, and other forms of debt held at the time of the filing of the petition. This feature of the Plan — the exchange of debt for greater than 50% of the equity in the restructured entity — qualified the Company to utilize the reporting guidelines of the “Fresh Start” accounting rules contained in Statement of Position (“SOP”) 90-7 — Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.
During the year ended December 31, 2006, the company was no longer considered to be in the development stage. Since September 23, 2003, it has reported as a development stage company.
Summary of Significant Accounting Policies
Since the Chapter 11 bankruptcy filing, the Company has applied the provisions in SOP 90-7 which does not change the application of generally accepted accounting principles in the preparation of financial statements. However, it does require that the financial statements for periods including and subsequent to filing the Chapter 11 petition distinguish between transactions and events that are directly associated with the reorganization from the ongoing operations of the business.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.
Cash and cash equivalents
All highly liquid investments with original maturities of three months or less at date of purchase are carried at cost, which approximates fair value, and are considered to be cash equivalents.
The Company maintains balances in cash accounts which could exceed federally insured limits. The Company has not experienced any losses from maintaining balances in such cash accounts in excess of federally insured limits of $100,000. Management believes that the Company does not have significant credit risk related to its cash accounts.
Inventories
Inventories, which consist of raw materials and components, work-in-process and finished lighting products, are stated at the lower of cost or market with cost being determined on a first-in, first-out basis. Deposits paid to contract manufacturers and raw material and components suppliers related to future purchases are also classified in inventory in the consolidated balance sheet.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist primarily of debt guarantee fees paid to the guarantors of the line of credit obtained by the Company (see Note 7), rent and prepaid insurance. The guarantee fees are being amortized over the one-year term of the line of credit and recorded as interest expense in the consolidated statements of operations. Other prepaid expenses are amortized over the period during which the service is provided or the length of the specific contract.
Property and equipment
Property and equipment are carried at depreciated cost. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which range from two to five years.
Depreciation expense was $93,272 and $73,233 for the years ended December 31, 2006 and 2005, respectively.
Other assets
Other assets consist of acquisition-related intangible assets and an intangible asset arising upon the Company’s emergence from bankruptcy.
Acquisition-related intangible assets
The acquisition of the stock of Lighting Science, Inc. on June 1, 2004 necessitated an allocation of the purchase price among the assets of the acquired company. An independent valuation firm was engaged by the Company to perform this allocation (Note 2). At the date of acquisition, Lighting Science, Inc. had recorded no tangible assets.

Intellectual property, which includes, but is not limited to, provisional patents, copyrights, intellectual assets and proprietary know-how, was recorded effective June 1, 2004 as a part of the allocation of the purchase price of Lighting Science, Inc. The intellectual property is being amortized over twenty years beginning June 1, 2004.
Amortization expense related to intellectual property was $60,200 for each of the years ended December 31, 2006 and 2005.
The proprietary rights agreement between the Company and Fredric Maxik (the Company’s chief technology officer and the developer of the technology acquired by the Company), ensures that all intellectual property related to LED lighting created and/or developed by Maxik during his employment and for some period thereafter shall be assigned to the Company as well as precluding Maxik from competing with or providing services for entities in competition with the Company or that have technology similar to the Company for a period of time following his employment termination with the Company. This Agreement was recorded effective June 1, 2004, as part of the purchase price of Lighting Science, Inc. This asset is being amortized over three years, which is the period covered by the agreement.
Amortization expense related to the proprietary rights agreement was $354,333 for each of the years ended December 31, 2006 and 2005.
Reorganization Value
As a result of the terms of the Plan, $2,793,224 is reflected as reorganization value in excess of amounts allocable to identifiable assets on the consolidated balance sheet. The circumstances giving rise to this presentation were created by a provision in the Plan that preserved the secured claim of Match (see Note 10). Match, an entity controlled by Ronald E. Lusk, the Company’s Vice Chairman, agreed to the reaffirmation of its debt. As a result of this reaffirmation, which is part of the confirmation of the Plan, an offsetting entry to the reorganization value was recorded. In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142 - Goodwill and Other Intangible Assets, the reorganization value is treated the same as goodwill and is not amortized.
Impairment
The Company evaluates the carrying value of its long-lived assets and identifiable intangibles when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The review includes an assessment of industry factors, contract retentions, cash flow projections and other factors the Company believes are relevant.
Based upon its internal review as of September 30, 2006, the Company has determined that no impairment to the Company’s intangible assets has occurred.
Financial Instruments
The Company has issued certain preferred stock and warrants, the terms of which qualify these financial instruments under SFAS 133 — Accounting for Derivative Instruments and Hedging Activities, as derivatives. Such derivatives have not been designated as hedging instruments. Accordingly, all derivatives are recorded at fair value on the consolidated balance sheet and changes in the fair value of such derivatives are recorded in operations each period and are reported in Other Income (Expense).
The Company issued warrants for the purchase of common stock as compensation for providing bridge loans to the Company in 2005. In December 2006, the Company offered to adjust the terms of the warrants as described in Note 9. Accordingly, the Company has recorded these warrants at their fair value on the consolidated balance sheet and changes in the fair value of such warrants are recorded in operations each period and are reported in Other Income (Expense), in accordance with SFAS 123 (R).

Revenue
Product sales are recorded when the products are shipped and title passes to customers. Where sales of product are subject to certain customer acceptance terms, revenue from the sale is recognized once these terms have been met.
As of the date of this report, the Company has no reason to believe that an allowance for material product returns is necessary.
Revenue is not recognized on the shipment of products to customers under shared savings programs. Under shared savings programs, the Company recognizes revenue over the useful life of the lights based on the agreed sharing of electricity savings. Lights shipped to customers under shared savings agreements are classified as property and equipment on the Company’s consolidated balance sheet and are depreciated over the estimated useful life of the lights.
Research and Development
The Company expenses all research and development costs, including amounts for design prototypes and modifications made to existing prototypes, as incurred, except for prototypes that have alternative future uses. All costs incurred for building of production tooling and molds are capitalized and amortized over the estimated useful life of the tooling set or molds. The Company has recorded research and development costs of $1,147,122 and $1,045,162 for the years ended December 31, 2006 and 2005, respectively, in selling, general and administrative expenses in the consolidated statements of operations.
Stock Based Compensation
On July 6, 2005, the board of directors of the Company adopted the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan (the “2005 Plan”) and a proposal to implement this plan was approved at the annual shareholders’ meeting in August 2005. Further amendments to the 2005 Plan were approved at the annual shareholders meeting in December 2006. Effective with adoption of the plan, the Company adopted the fair value method of accounting for employee stock compensation cost pursuant to SFAS No. 123 (R) — Share-Based Payment. Accordingly, compensation cost is based on the fair value of options or other equity instruments measured at the date of grant and compensation cost is charged to operations over the expected service period.
Income taxes
The Company employs the asset and liability method in accounting for income taxes pursuant to SFAS No. 109 — Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and net operating loss carryforwards, and are measured using enacted tax rates and laws that are expected to be in effect when the differences are reversed.
Earnings per share
Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the periods. Diluted earnings per share are based upon the weighted average number of common shares outstanding during the periods plus the number of incremental shares of common stock contingently issuable upon the conversion of the preferred stock and the exercise of warrants and stock options. No effect has been given to the assumed conversion of the preferred stock or the exercise of warrants or stock options because the effect would be anti-dilutive. See Notes 10 and 11.
Comparative Consolidated Financial Statements

Certain amounts in the comparative consolidated financial statements have been reclassified from financial statements previously presented to conform to the presentation of the 2006 consolidated financial statements.
NOTE 2: ACQUISITION OF LIGHTING SCIENCE, INC.
On June 1, 2004, the Company acquired 100% of the outstanding common stock of Lighting Science, Inc., a Delaware corporation based in Las Vegas, Nevada, which owned certain intellectual property related to the design and development of an ODL light bulb. The Company acquired all of the issued and outstanding capital stock of Lighting Science, Inc. from Phibian S Trust, Edward I. Lanier, and John Collingwood in exchange for 4,796,276 shares of the Company’s common stock and the Company’s obligation to issue up to an additional 4,499,965 shares of the Company’s common stock upon the satisfaction of certain conditions under the stock purchase agreement. Those conditions were satisfied during the third quarter of 2004, and the additional shares of common stock were issued on or about September 3, 2004.
The Company accounted for the acquisition as a purchase using the accounting standards established by SFAS No. 141 — Business Combinations, and No. 142 — Goodwill and Other Intangible Assets.
The estimated fair values, as determined by an independent valuation firm, of assets acquired and liabilities assumed at June 1, 2004 are set out in the schedule below:

Cash	$10,000
Intellectual property	1,204,000
Proprietary rights agreement	1,063,000
Goodwill	154,097

Total assets acquired		$2,431,097
Note payable assumed		(200,000)

Net assets acquired		$2,231,097

NOTE 3: FRESH-START ACCOUNTING
The Court confirmed the Company’s Plan (Note 1) on September 16, 2003, and the Plan became effective as of September 26, 2003. It was determined that the Company’s reorganization value, computed immediately before the effective date, was $2,793,502, which consisted of the following:

Cash	$278
Reorganized value in excess of amounts allocable to identifiable assets	2,793,224
Deferred tax assets comprised of $57,000,000 of net operating loss carry-forwards	19,400,000
Valuation allowance against above deferred tax assets	(19,400,000)

Reorganization value	$2,793,502

The Company adopted fresh-start reporting because holders of existing voting shares immediately before filing and confirmation of the Plan retained less than 50% of the voting shares of the emerging entity, and its reorganization value was less than its post-petition liabilities and allowed claims.
NOTE 4: FAIR VALUE OF FINANCIAL INSTRUMENTS
SFAS No. 107 — Disclosures About Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments.
Cash and cash equivalents, accounts receivable, notes and accounts payable, amounts due under the line of credit, accrued expenses and other current liabilities are carried at book value amounts which approximate fair value due to the short-term maturity of these instruments. As discussed in Note 10, the embedded conversion feature associated with the 6% Convertible Preferred Stock and the warrants issued to the 6% Convertible Preferred Stock purchasers have been determined to be derivative instruments and are recorded at market. As discussed in Note 9, the Company has applied variable accounting to the warrants issued to certain directors and officers. These warrants have been recorded at fair value.
NOTE 5: INVENTORY
At December 31, 2006, inventory is comprised of the following:

December 31,
2006
Deposits paid to contract manufacturers	$31,878
Raw materials and components	255,767
Finished goods	144,968

$432,613

At December 31, 2006 the Company provided an allowance for the decline in market value of certain raw materials and components of approximately $140,000, which is netted against the balance of raw materials and components in the table above.
NOTE 6: PROPERTY, EQUIPMENT AND OTHER ASSETS
Property and equipment consists of the following:

December 31,
2006
Leasehold improvements	$5,526
Office furniture, fixtures and telephone equipment	97,072
Computer equipment	113,249
Test equipment	94,989
Tooling and molds	200,414

Total property and equipment	511,250
Accumulated depreciation	(151,219)

$360,031

At December 31, 2006, the Company had no shared savings program agreements under which lights or fixtures have been recorded as property and equipment on the consolidated balance sheet.
Intellectual property consists of the following:

December 31,
2006
Intellectual property	$1,204,000
Accumulated amortization	(155,517)

$1,048,483

Proprietary rights agreement consists of the following:

December 31,
2006
Proprietary rights agreement	$1,063,000
Accumulated amortization	(915,361)

$147,639

The estimated amortization expense for the next five years ended December 31 for the intangible assets listed above is as follows:

	Amortization Expense
		Proprietary
	Intellectual	Rights
Year ended	Property	Agreement
2007	$60,200	$147,639
2008	$60,200	—
2009	$60,200	—
2010	$60,200	—
2011	$60,200	—
NOTE 7: LINE OF CREDIT
On June 29, 2006, the Company entered into agreements with one of its banks to obtain a $2,000,000 line of credit. On December 29, 2006, the Company increased the total amount of the line of credit to $2,300,000. Amounts due under the line of credit are guaranteed by a group of directors and shareholders of the Company (the “Guarantors”). The amount of the line of credit available for use by the Company at any point in time will be equal to the aggregate value of guarantees that have been negotiated between the bank and the guaranteeing directors and shareholders at that time. At December 31, 2006, the Guarantors had provided guarantees for $2,187,500 of the line of credit. The total amount of the line of credit drawn at December 31, 2006 was $2,044,948.
The line of credit has a term of one year and provides for monthly payments of interest only at prime plus 1%. The Company also entered into a Security and Pledge Agreement with the bank on June 29, 2006 which gives the bank a general security interest in all of the Company’s personal property assets.
As consideration for providing guarantees and enabling the Company to obtain the line of credit, the Company issued common stock and warrants for the purchase of common stock of the Company to the Guarantors. In September 2006, the Company issued 3,125,000 shares of common stock and 1,875,000 warrants for the purchase of shares of common stock to the Guarantors. The warrants have an exercise price of $0.30 per common share and have a five year term. The fair value of the warrants issued to the Guarantors was $241,985. The value of the common stock issued to the Guarantors is $937,500. At December 31, 2006, the Company accrued the fair value of an additional 187,500 warrants to be issued to those Guarantors that had provided additional guarantees for the increase in the line of credit. These warrants were issued in January 2007. The fair value of the common stock and the warrants issued to the Guarantors has been recorded as a prepaid expense and will be amortized over the term of the line of credit. During the year ended December 31, 2006, $480,202 was recognized as an expense in the consolidated statement of operations.
NOTE 8: INCOME TAXES
The Company accounts for corporate income taxes in accordance with SFAS No. 109 — Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as set forth below in the period that includes the enactment date.

Other than the deferred tax asset relating to the Company’s net operating losses, which totaled approximately $25,000,000 at December 31, 2006, and which has been fully offset by a valuation allowance, the Company does not have any other significant deferred tax assets or liabilities. The Company has recorded a change in the valuation allowance of $1,800,000 and $2,300,000 for the years ended December 31, 2006 and 2005, respectively. The net operating loss carryforwards are available to offset future taxable income of the Company. These net operating losses expire from 2008 through 2020. The cumulative change in the fair value under derivative contracts of approximately $(773,522) (Note 10) has been treated as a permanent difference to calculate the total net operating losses available for carryforward to offset future periods’ taxable income.
Benefits realized in future periods from the application of net operating losses incurred prior to September 26, 2003 of $19,400,000 will first reduce reorganization value in excess of amounts allocable to identifiable assets until exhausted and, thereafter, will be credited to additional paid in capital. Any benefits realized in future periods from net operating loss carryforwards generated after September 26, 2003 ($5,600,000 at December 31, 2006) will be recorded as a tax benefit in the consolidated statement of operations.
NOTE 9: NOTES PAYABLE — RELATED PARTIES
Match Loan
The Company was obligated under the terms of a line of credit agreement to Match outstanding in the amount of $1,851,299 in principal and $341,226 in accrued interest at March 31, 2005.
The Company entered into an agreement with Match on April 12, 2005, under which Match agreed to reduce the accrued interest by $250,000 and exchange the debt for common stock at the exchange ratio of $1.725 per share. On May 5, 2005, the debt to Match of $1,851,299 plus $91,226 of accrued interest was exchanged for common stock. The reduction in accrued interest was recorded in other income/ (expense) during May 2005. As a result of these transactions, the total of $1,942,525 due on the line of credit was exchanged for 1,126,101 shares of common stock of the Company on May 5, 2005.
Note to Phibian S Trust
Upon the acquisition of Lighting Science, Inc. the Company owed a balance of $200,000 to Phibian S Trust of which the remaining balance of $143,750 is recorded as follows:

December 31,
2006
Notes payable — related party — current portion	$81,250
Notes payable — related party — long-term portion	62,500

$143,750

The Phibian S Trust is a trust for the benefit of the children of Fredric Maxik, the chief technology officer of the Company. Currently, Mr. Maxik exercises no control over the trust, and has informed us that he disclaims all beneficial ownership in the trust. The note was issued by Lighting Science, Inc. to the trust in exchange for the assignment of certain provisional patents and intellectual property that formed the basis for the acquisition of Lighting Science, Inc. by the Company. The Company is obligated to pay the principal by making 36 equal monthly installments beginning on the fifteenth day of the month following the first full month that the Company begins generating revenue in the amount of $10,000 or more, as determined in accordance with generally accepted accounting principles. As an accommodation to the trust and in anticipation of near-term sales in excess of $10,000 per month, the Company made advance payments to the trust on this note in the amount of $25,000 in October 2004 and $25,000 in May 2005. This note provides for no interest. However, under generally accepted accounting principles, an amount of interest should have been imputed. Such amount was not material.

The Company first recorded revenues of more than $10,000 in August of 2005. As the $50,000 prepayment noted above related to approximately nine months of regular installment payments, the Company was to begin paying regular installment payments against the loan in June 2006.
The trust agreed to defer any installment payments otherwise due to it during the period June 2006 through November 2006, until November 30, 2006. In return for the deferral of the installment payments, the Company has agreed to convert the note to an interest bearing note. Beginning November 30, 2006, the Company will make twenty-four monthly installment payments of $6,250 each. The note will bear interest at 10% beginning on July 15, 2006. Interest payments will be made on the note semi-annually, with the first payment due in December 2006.
Loans from Directors and Officers
During the first and second quarters of 2005, members of the board of directors and certain officers of the Company (the “Lender” or “Lenders”) agreed to loan the Company an aggregate of $476,000 on a short-term basis, of which $220,000 was received as of March 31, 2005 and the remaining $256,000 was received in the quarter ended June 30, 2005. Under the terms of the notes issued by the Company to each Lender, the Company: (i) paid interest to each Lender at a rate of 9.50% per annum; (ii) paid a 10% commitment fee to each Lender and (iii) issued warrants to the Lenders for a total of 476,000 shares of common stock to be purchased at an exercise price of $1.50 per share. The principal and interest on the notes were due on May 30, 2005. A total of $300,086 of such loans, including accrued interest and commitment fees of $24,086, were converted to 6% Convertible Preferred Stock in the private placement of preferred stock (Note 10) and the remaining $200,000 of such loans and accrued interest and commitment fees thereon were repaid from proceeds of the May 2005 private placement.
In December 2006, the Company offered to adjust the price of the warrants issued to the Lenders to $0.30 per share if the Lenders agreed to exercise the warrants currently. If the warrants were not exercised currently, the exercise price would remain $1.50 per share. At December 31, 2006, 130,000 warrants had been exercised. In accordance with SFAS 123 (R), the Company recorded the then fair value of the unexercised warrants on the consolidated balance sheet with the change in such fair value being recorded in Other Income (Expense) in the Consolidated Statement of Operations.
In August 2006, a Director of the Company, advanced $30,000 to the Company. Interest was paid on the loan at Prime Rate plus 1%. The loan was repaid in November 2006. In December 2006, another Director of the Company advanced the Company $2,056. The advance was converted to common stock at December 31, 2006.
NOTE 10: PREFERRED STOCK
Exchange of Series A Preferred Stock held by Match for Common Stock
On April 12, 2005 the Company announced that the Company and Match had negotiated the exchange of the 533,333 shares of Series A Preferred Stock held by Match and the Match debt (See Note 9) into common stock of the Company at a exchange ratio of $1.725 per share that was approximately 15% in excess of the market price of the stock at the date the exchange was proposed, resulting in fewer shares being issued to Match than would have been issued had the then current market price of the stock been used.
The Series A Preferred Stock, owned by Match at the date of the exchange, carried cumulative dividends of $0.30 per annum per share. The cumulative unpaid dividend with respect to the Series A Preferred Stock was $1,680,000 as of March 31, 2005, resulting in a total liquidation preference of $3,680,000 as of that date. However, for purposes of the exchange calculation, the amount of $1,670,685 was used to reflect the unpaid dividend on the date the exchange ratio of $1.725 per share was determined. This adjustment produced the slightly smaller liquidation value of $3,670,685 and this amount was used to record the dividend as a charge to accumulated deficit on the consolidated balance sheet. Thus, the Series A Preferred

Stock owned by Match and the accumulated dividend thereon was exchanged for 2,127,933 shares of common stock on May 5, 2005. The accumulated dividend was recorded as an increase of the deficit in May 2005.
Private Placement with Institutional and Accredited Investors
On May 12, 2005, the Company closed on a private placement with a group of institutional and accredited investors, including certain officers and directors of the Company, for the sale of 2,260,966 shares of the Company’s 6% Convertible Preferred Stock (the “6% Convertible Preferred Stock”) along with warrants to purchase additional shares of the Company’s common stock. The 6% Convertible Preferred Stock was priced at $3.20 per share, and the Company received proceeds of $7,235,086 of which $276,000 represented conversion of officer and board member loans and $24,086 represented accrued interest and commitment fees thereon. Initially, each share of 6% Convertible Preferred Stock is convertible at any time at the election of the holder at $0.80 per share into four shares of common stock, subject to full ratchet anti-dilution adjustments.
During the year ended December 31, 2006, 195,313 shares of 6% Convertible Preferred Stock were converted by the holders to common stock of the Company. At December 31, 2006, 2,065,653 shares of 6% Convertible Preferred Stock remained outstanding.
The 6% Convertible Preferred Stock ranks ahead of the common stock of the Company upon liquidation of the Company. The 6% Convertible Preferred Stock also ranks ahead of the common stock with respect to the payment of dividends. The dividend rate on the 6% Convertible Preferred Stock is $0.192 per share per annum (6% effective yield) and such dividends are fully cumulative, accruing, without interest, from the date of original issuance of the 6% Convertible Preferred Stock through the date of redemption or conversion thereof. The Company must redeem any outstanding 6% Convertible Preferred Stock on May 10, 2010.
Initially, the warrants were exercisable at the election of the holder into a total of 6,782,889 shares of common stock at an initial exercise price of $0.96 per share (also subject to adjustment pursuant to anti-dilution provisions) on either a cash or cashless exercise basis. The warrants expire five years from the date of issuance.
On June 6, 2006, the Company agreed to amend the terms of the then outstanding 6% Convertible Preferred Stock and the warrants issued to purchasers of the 6% Convertible Preferred Stock . The Company agreed to adjust the conversion price of the 6% Convertible Preferred Stock then outstanding to $0.50 per common share compared to the original conversion price of $0.80 per common share. This adjustment resulted in an increase in the total number of shares of common stock that may be required to be issued by the Company in the future to holders of the 6% Convertible Preferred Stock from 8,262,612 shares to 13,220,180 shares. The Company also agreed that, at December 31, 2006, it would further adjust the conversion price of the then outstanding 6% Convertible Preferred Stock to $0.30 per common share from the current exercise price of $0.50 if the then current market price of the Company’s common stock (as defined in the agreement) was less than $0.50 per common share. As the current market price did not exceed $0.50 per share at December 31, 2006, the conversion price of the outstanding 6% Convertible Preferred Stock was further adjusted to $0.30 per common share at December 31, 2006, the total number of shares of common stock that may be required to be issued by the Company also increased from 13,220,180 common shares to 22,033,627. The Company has filed a registration statement with the Securities and Exchange Commission covering the 22,033,627 shares that may be required to be issued. The registration statement was declared effective on July 14, 2006.
On June 6, 2006, the Company also agreed to amend the terms of the warrants issued to the purchasers of the 6% Convertible Preferred Stock. The Company agreed to immediately adjust the exercise price of the 6,782,889 outstanding warrants from $0.96 per common share to $0.30 per common share. The adjustment of the terms of these warrants does not change the total number of common shares that the Company may be required to issue in the future to holders of the warrants. Subsequent to the adjustment of the exercise price of the warrants, a holder of warrants exercised its warrants to purchase 23,438 common shares.

Pursuant to SFAS 133 and EITF No. 00-19, the embedded conversion feature associated with the 6% Convertible Preferred Stock and the warrants issued to the 6% Convertible Preferred Stock purchasers have been determined to be derivative instruments. Accordingly, the fair value of these derivative instruments has been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 6% Convertible Preferred Stock. Such discount is being accreted from the date of issuance to the redemption date of the 6% Convertible Preferred Stock and totaled $1,245,504 and $927,677 for the years ended December 31, 2006 and 2005, respectively. The change in the fair value of the liability for derivative contracts totaled $3,134,127 and $(3,907,649) for the years ended December 31, 2006 and 2005, respectively, and has been credited to Other income/(expense) in the consolidated statements of operations.
The Company computes fair value of these derivatives using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The Company’s derivative instruments have characteristics significantly different from traded options, and the input assumptions used in the model can materially affect the fair value estimate. The assumptions used in this model to estimate fair value of each derivative instrument and the resulting value of the derivative liability as of December 31, 2006 are as follows:

		Embedded conversion feature
		associated with the 6%
	Warrants	Convertible Preferred Stock
Exercise/Conversion Price	$0.30	$0.30
Fair Value of the Company’s Common Stock	$0.42	$0.42
Expected life in years	3.4	3.4
Expected volatility	75%	75%
Expected dividend yield	0.0%	0.0%
Risk free rate	5.31%	5.31%
Calculated fair value per share	$0.27	$0.27
The 6% Convertible Preferred Stock is Mandatorily Redeemable Preferred Stock as defined by SFAS 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and would also qualify as “Preferred Stocks Subject to Mandatory Redemption Requirements or Whose Redemption is Outside the Control of the Issuer” as defined by Accounting Series Release (“ASR”) No. 268 — Redeemable Preferred Stocks. The conversion feature associated with the 6% Convertible Preferred Stock is not a nonsubstantive or minimal feature and therefore the provisions of ASR No. 268 have been applied in classifying the 6% Convertible Preferred Stock separate from Stockholders’ Equity (Deficit).
The Company incurred cash expenses totaling $700,859 related to this transaction which were charged to other income/ (expense) in the consolidated statement of operations during the three months ended June 30, 2005. Additionally, the Company issued warrants to purchase a total of 639,844 shares of the Company’s common stock at an initial exercise price of $1.50 per share (also subject to adjustment pursuant to anti-dilution provisions) to the firms which acted as the placement agent and as financial advisor for this transaction. The warrants expire five years from the date of issuance. The fair value of these warrants totaled $290,000 and such amount was charged to other income/ (expense) and credited to Additional Paid-In Capital during the three months ended June 30, 2005. In December 2006, 63,984 warrants were exercised by the holder after the Company offered to adjust the exercise price of the warrants to $0.30 per share.

NOTE 11: STOCKHOLDERS’ EQUITY
Equity Based Compensation Plan
Effective September 1, 2005, the Company implemented the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan. Awards granted under the 2005 Plan may include incentive stock options, which are qualified under Section 422 of the Internal Revenue Code (the “Code”), stock options other than incentive stock options, which are not qualified under Section 422 of the Code, stock appreciation rights, restricted stock, phantom stock, bonus stock and awards in lieu of obligations, dividend equivalents and other stock-based awards. Awards may be granted to employees, members of the board of directors, and consultants. The 2005 Plan is administered by the Compensation Committee of the board of directors. Vesting periods and terms for awards are determined by the plan administrator. The exercise price of each stock option or stock appreciation right is equal to or greater than the market price of the Company’s stock on the date of grant and no stock option or stock appreciation right granted shall have a term in excess of ten years.
The Company issued 4,555,000 and 730,000 Incentive Stock Options to employees and directors during the years ended December 31, 2006 and 2005, respectively, and 50,000 Non-Qualified Stock Options to a consultant under the 2005 Plan during the year ended December 31, 2005. A portion of such options vest on the date of issuance, with the balance vesting over a period of two to three years.
The fair value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility, 5) expected dividend yield and 6) the risk-free interest rate. The Company utilized the following assumptions in estimating the fair value of the options granted during 2006 and 2005:

Exercise price	$0.87 — $0.30
Fair market value of the underlying stock on date of grant	$0.87 — $0.30
Option term	3.0 years — 5.0 years
Estimated volatility	75%
Expected dividend yield	0.0%
Risk free rate	4.88% — 3.75%
Calculated fair value per share	$0.41 — $0.17
As noted previously, the Black-Scholes model was not developed for use in valuing employee stock options, but was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options. For purposes of this calculation, the Company has utilized the simplified method specified in Staff Accounting Bulletin No. 107 for estimating the expected life in years of the options. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the end of the contractual term. The Company has estimated volatility of its stock based on the historical volatility of the Company’s common stock. The Company has estimated the future volatility of its common stock based on the actual volatility of its common stock over the past year.
The fair value of the options issued during the years ended December 31, 2006 and 2005 totaled $897,870 and $226,324, respectively. The amount recorded in operating expense in the consolidated statements of operations based on service conditions and vesting were $784,943 and $111,109 for the years ended December 31, 2006 and 2005, respectively.

A summary of the option awards under the Company’s 2005 Plan as of December 31, 2006 and changes during the year then ended is presented below:

		Weighted
		Average
		Exercise
Stock Options	Shares	Price
Outstanding and exercisable, beginning of year	680,000	$0.71
Granted	4,555,000	0.31
Exercised	—	—
Forfeited	(605,000)	($0.40)

Outstanding and exercisable, end of year	4,630,000	$0.36

Options vested at end of year	2,073,333	$0.35

Weighted average fair value of options granted during the year ended December 31, 2006	$0.25

At December 31, 2006, the average remaining term for outstanding stock options is 3.0 years.
A summary of the status of non-vested shares under the Company’s 2005 Plan as of December 31, 2006, and changes during the year then ended is presented below:

		Weighted
		Average
		Grant
		Date Fair
Non-vested Stock Options	Shares	Value
Non-vested at beginning of year	420,000	$0.34
Granted	4,555,000	$0.25
Vested	(2,048,333)	($0.27)
Forfeited	(370,000)	($0.20)

Non-vested at end of year	2,556,667	$0.25

As of December 31, 2006, there was a total of $228,116 of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2005 Plan. That cost is expected to be recognized over a weighted-average period of 2.5 years. The total fair value of shares vested during the year ended December 31, 2006, was $528,717. Note that this disclosure is provided in the aggregate for all awards that vest based on service conditions. There were no grants to officers, employees or directors during the periods of awards subject to performance vesting.
During the three month period ended March 31, 2006, the Company granted 500,000 common stock options to a consultant, subject to the consultant meeting certain performance measures over the two year term of its contract. If the performance criteria under the option grant are not met, no options will be issued to the consultant. In accordance with SFAS 123(R), no compensation expense has been included related to this stock option grant as the measurement date cannot be determined and no disincentive for non-performance exists in the contract.
Warrants for the Purchase of Common Stock
At December 31, 2006, the Company has issued the following warrants for the purchase of common stock:

		No. of common	Exercise
Warrant Holder	Reason for Issuance	shares	Price	Expiry date

Line of Credit Guarantors (Note 7)	Financing guarantees	1,875,000	$0.30	September 22, 2011
6% Convertible Preferred stockholders (Note 10)	Private Placement	6,759,451	$0.30	May 10, 2010
Financial advisors (Note 10)	Private Placement	575,860	$1.50	May 10, 2010
Giuliani Capital Advisors	Advisory services	1,650,000	$0.60	February 14, 2010
The Equity Group	Consulting services	750,000	$0.80	February 10, 2010
ICurie	Marketing Agreement	500,000	$0.32	September 13, 2011
Officers and Directors (Note 9)	Bridge Financing	346,000	$1.50	April 20, 2010
ABM Industries Inc.	Marketing services	400,000	$0.40	March 2, 2008

Total		12,856,311

At December 31, 2006, other then the warrants issued to ICurie, all warrants are fully vested. The warrants issued to ICurie vest on the following basis:

Vesting Criteria	% of Warrants to vest

December 31, 2006	25%
December 31, 2007	25%
Upon delivery by ICurie of 100,000th unit	25%
Upon delivery by ICurie of 2,000,000th unit	25%
In accordance with the Marketing Agreement with ICurie, the Company has received from ICurie options to purchase 1,500,000 shares of common stock of ICurie. The vesting schedule for the options received by the Company is the same as the vesting schedule for the warrants that it has issued to ICurie. The strike price of the options is $0.32 per share and the term of the options is five years. At December 31, 2006, the Company has recorded a valuation allowance against the full value of the stock options recorded in its accounts.
NOTE 12: COMMITMENTS AND CONTINGENCIES
Leased office space
The Company occupies office space that is leased by an institutional shareholder of the Company for approximately $10,000 per month under a month to month agreement. The Company has leased space in Sunrise, Florida for its research and development and product assembly activities through January 2007 for approximately $2,500 per month. The Company also leases space in Hong Kong and storage space in Dallas, Texas on a month-to-month basis at a total rate of approximately $650 per month.
From time to time, the Company may become involved in lawsuits or other legal proceedings through the ordinary course of operating its business. The Company does not believe these actions will have a material effect on its consolidated financial statements.
Executive Compensation
As of December 31, 2006, the Company was obligated under the terms of employment contracts for three of its executives. The terms of the contracts generally range between one and three years, and provide for annual salaries ranging between $150,000 and $250,000 per year. The annual compensation for the Company’s executives under these agreements is expected to be approximately $650,000 for 2007.
Commission Agreements with Directors

Pursuant to a resolution passed by the board of directors on February 7, 2005, the Company is obligated to pay outside directors a commission of 3% of the proceeds for any Shared Savings Program contracts which a director is responsible for closing. During the second quarter or 2005, the Company entered into a sales commission agreement with J. Michael Poss, the chief financial officer of the Company at the time and a member of the board of directors, to pay Mr. Poss a commission of 6% of the contract proceeds for any Shared Savings Program and 3% of revenue for other product sales which he is responsible for closing.
Registration Rights Agreement
In connection with the issuance of 6% Convertible Preferred Stock (Note 10), the Company executed a Registration Rights Agreement with the purchasers thereof under which the Company agreed to register the common shares underlying the 6% Convertible Preferred Stock and related warrants. The Registration Rights Agreement provides for liquidated damages in the event a registration statement was not declared effective by the SEC within 150 days of the May 12, 2005 closing date or if the registration statement is not maintained effective for a period of two years following the closing date. The liquidated damages total an amount equal to two percent of the purchase price of the 6% Convertible Preferred Stock for each thirty (30) day period effectiveness of a registration statement is not maintained. No such damages have been incurred.
In connection therewith, on July 12, 2005, the Company filed on Form SB-2, a Registration Statement under the Securities Act of 1933, related to the resale of all common stock that may be issued by the Company related to the conversion of the 6% Convertible Preferred Stock or the exercise of warrants issued to the purchasers of the 6% Convertible Preferred Stock or to the financial advisors and placement agents for the transaction. This registration was declared effective by the SEC on August 23, 2005, and remains effective as of the date of this filing.
Agreements with Contract Manufacturers
The Company currently depends on a small number of contract manufacturers to manufacture its products. If any of these contract manufacturers were to terminate their agreements with the Company or fail to provide the required capacity and quality on a timely basis, the Company may be unable to manufacture and ship products until replacement contract manufacturing services could be obtained.
NOTE 13: SUBSEQUENT EVENTS
Private Placement
On March 9, 2007, the Company completed a private placement with a group of accredited investors for net proceeds of $3.6 million. The Company issued 13.3 million shares of common stock at a price of $0.30 per share. The Company also issued 10.0 million warrants for the purchase of common stock to the investor group. The warrants have an exercise price of $0.35 per share and have a term of five years. The Company also issued to each investor in the private placement warrants for the purchase of additional equity units. Each additional equity unit is comprised of one share of common stock and 0.75 warrants for the purchase of common stock. The exercise price of each equity unit warrant is $0.30 per unit. These equity warrants can be exercised by the holder at any time up to the 90th trading day after the effective date of a registration statement that will be filed by the Company to register the common stock issued to the investors on March 9, 2007.
Under the terms of the Securities Purchase Agreement, the Company must file a registration statement with the SEC within 45 days of the closing of the private placement and use its commercially reasonable efforts to have the registration become effective by 120 days subsequent to the date of the private placement. If it is determined that the Company did not use its commercially reasonable efforts to have the registration statement become effective by 120 days subsequent to the date of the private placement, the Company could be liable for cash penalties of 1% of the gross proceeds of the private placement per month that it does not do so, up to a maximum of 12% of the gross proceeds.

Common stock Issuances
Between January 1, 2007 and March 19, 2007, in addition to the common stock issued in conjunction with the March 9, 2007 private placement, the Company issued a total of 781,676 shares of common stock. These shares were issued in the ordinary course of business to settle existing obligations including the settlement of dividends on the 6% Convertible Preferred Stock (306,137 shares), settlement of accrued directors fees from the fourth quarter of 2006 (208,335 shares), and the exercise of warrants that were outstanding at December 31, 2006 (186,000 shares).

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
Share amounts reflected in the following consolidated financial statements and notes thereto do not reflect a one-for-twenty reverse stock split of our common stock which took effect on January 25, 2008.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

September 30, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,234,871
Accounts receivable	$41,861
Inventory, net of allowances (Note 5)	$2,137,581
Prepaid expenses and other current assets (Note 11)	$939,841

Total current assets	4,354,154

PROPERTY AND EQUIPMENT, net (Note 6)	$587,409

OTHER ASSETS
Reorganized value in excess of amounts allocable to identifiable assets (Note 3)	$2,793,224
Intellectual property, net (Notes 2 and 6)	$1,006,334
Prepaid expenses — long-term portion (Note 11)	$1,214,588
Goodwill (Note 2)	$154,097

Total other assets	5,168,243

TOTAL ASSETS	$10,109,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$736,474
Accrued expenses (Note 11)	$3,086,067
Accrued dividends on 6% Convertible Preferred Stock	$19,642
Note payable — related party — current portion (Note 9)	$75,000

Total current liabilities	3,917,183

OTHER LIABILITIES
Note payable — related party — long-term portion (Note 9)	$12,500
Liability under derivative contracts (Note 10)	$1,903,107

Total other liabilities	1,915,607

TOTAL LIABILITIES	5,832,790

COMMITMENTS AND CONTINGENCIES (Note 12)

6% CONVERTIBLE PREFERRED STOCK, $.001 par value, 2,656,250 shares authorized, 515,653 shares issued and outstanding, liquidation value of $1,650,090 (Note 10)	$789,351

STOCKHOLDERS’ EQUITY

Common stock, $.001 par value, 495,000,000 shares authorized, 115,567,251 shares issued and outstanding	$115,567
Additional paid-in-capital	$31,933,623
Accumulated deficit	$(28,561,525)

TOTAL STOCKHOLDERS’ EQUITY	3,487,665

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,109,806
The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenue	$451,678	$125,522	$845,307	$262,516
Cost of goods sold	(324,294)	(107,094)	(650,513)	(217,798)

Gross margin	127,384	18,428	194,794	44,718

Operating expenses:
Selling, general and administrative	1,375,468	344,921	2,452,318	1,428,551
Compensation and related expenses	1,442,600	624,139	2,439,008	2,128,637
Professional fees	559,785	96,585	1,244,694	422,688
Directors fees	70,000	260,530	179,171	385,530
Depreciation and amortization	53,880	127,291	280,382	377,375

Total operating expenses	3,501,733	1,453,466	6,595,573	4,742,781

Operating loss	(3,374,349)	(1,435,038)	(6,400,779)	(4,698,063)

Other income (expense)
Interest income	14,888	901	17,404	14,982
Interest expense	(116,208)	(172,451)	(942,702)	(175,361)
Other, net (Note 10)	(1,281,823)	314,240	(820,409)	3,153,998

Total other income (expense)	(1,383,143)	142,690	(1,745,707)	2,993,619

Net loss	(4,757,492)	(1,292,348)	(8,146,486)	(1,704,444)

Dividends on 6% Convertible Preferred Stock and accretion of preferred stock redemption value (Note 10)	(873,143)	432,091	(1,146,613)	1,217,413

Net loss attributable to common stock	$(3,884,349)	$(1,724,439)	$(6,999,873)	$(2,921,857)

Basic net loss per weighted average common share	$(0.04)	$(0.03)	$(0.08)	$(0.05)

Weighted average number of common shares outstanding	106,749,254	58,191,254	85,116,237	56,283,577

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months	Nine Months
	Ended September	Ended September
	30, 2007	30, 2006
OPERATING ACTIVITIES
Net loss	$(6,999,873)	$(2,921,857)
Adjustments to reconcile net loss to net cash used by operating activities:
Expenses paid by issuance of common stock	639,155	1,211,708
Expenses paid by issuance of common share warrants	260,541	283,516
Non-cash stock option compensation expense	323,799	680,110
Accretion of 6% convertible preferred stock redemption value	(1,383,830)	912,283
Fair value adjustment to liabilities under derivative contracts	520,814	(3,154,299)
6% Convertible Preferred Stock dividends settled by issuance of common stock	242,774	203,091
Loss on disposal of assets	4,095	—
Depreciation and amortization	280,382	377,374
Changes in:
Accounts receivable	68,356	(9,069)
Prepaid expenses	(1,019,841)	(985,430)
Inventory	(1,704,968)	129,594
Accounts payable	392,194	57,473
Accrued expenses and other liabilities	2,780,021	143,420

Net cash used by operating activities	(5,596,380)	(3,072,086)

INVESTING ACTIVITIES
Purchase of property and equipment	(322,066)	(116,931)

Net cash used by investing activities	(322,066)	(116,931)

FINANCING ACTIVITIES
Loans from directors and officers	—	30,000
Receipt of other payments from stockholders	10,977	—
Proceeds from draws on Line of Credit	(2,044,948)	1,253,804
Notes payable	(56,250)	—
Proceeds from exercise of common stock warrants	5,579,446	7,031
Proceeds from private placement	3,578,012	—

Net cash provided by financing activities	7,067,237	1,290,835

Net increase (decrease) in cash	1,148,791	(1,898,182)

Cash at beginning of period	86,080	1,984,477

Cash at end of period	$1,234,871	$86,295

Interest paid	$97,784	$19,974

6% Convertible Preferred Stock dividends paid and deducted in arriving at Net Loss	$—	$108,227

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of 6% Convertible Preferred Stock to Common Stock	$4,730,505	$122,871

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION
AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Lighting Science Group Corporation (the “Company”) is a Delaware corporation organized in June 1988. The Company’s wholly owned subsidiary during the periods was LSGC LLC. Prior to February 1, 2007, the Company owned 80% of the common equity of LSGC LLC and on February 1, 2007 it acquired a 100% interest in the joint venture for a nominal purchase price. LSGC LLC had no significant operations during the periods covered by these financial statements. All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.
With its acquisition of certain intellectual property rights on June 1, 2004 (see Note 2); the Company entered the field of solid state lighting. The Company designs, assembles and markets products for the commercial, industrial and consumer lighting markets. The Company has formed strategic alliances with a major parking facilities operator and a financial advisory services firm to target municipalities, public utility corporations, universities, large mall owners, parking lot owners, and other organizations as customers and partners for the Company’s products.
On or about August 20, 2002, the Company filed a voluntary petition seeking debtor-in-possession status for relief under Chapter 11 of the United States Bankruptcy Code. During the summer of 2003, the Company filed a Disclosure Statement and Plan of Reorganization (collectively, the “Plan”) that was confirmed by the U.S. Bankruptcy Court for the Northern District of Texas — Ft. Worth Division (the “Court”) on September 16, 2003 with an effective date of September 26, 2003. Under the terms of the Plan, a related party that owned the Series A Preferred Stock, agreed to waive its rights, including its voting and conversion rights, and the creditors of the Company received an aggregate of approximately 51% of the common stock of the restructured entity in exchange for notes, accounts payable, and other forms of debt held at the time of the filing of the petition. This feature of the Plan — the exchange of debt for greater than 50% of the equity in the restructured entity — qualified the Company to utilize the reporting guidelines of the “Fresh Start” accounting rules contained in Statement of Position (“SOP”) 90-7 — Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.
During the year ended December 31, 2006, the Company was no longer considered to be in the development stage. Since September 23, 2003, it has reported as a development stage company.
Summary of Significant Accounting Policies
Since the Chapter 11 bankruptcy filing, the Company has applied the provisions in SOP 90-7 which does not change the application of generally accepted accounting principles in the preparation of financial statements. However, it does require that the financial statements for periods including and subsequent to filing the Chapter 11 petition distinguish between transactions and events that are directly associated with the reorganization from the ongoing operations of the business.
Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.
Cash and cash equivalents
All highly liquid investments with original maturities of three months or less at date of purchase are carried at cost, which approximates fair value, and are considered to be cash equivalents.
The Company maintains balances in cash accounts which could exceed federally insured limits of $100,000 or in cash accounts that are not eligible for federal deposit insurance. The Company has not experienced any losses from maintaining balances in such cash accounts. Management believes that the Company does not have significant credit risk related to its cash accounts.
Inventories
Inventories, which consist of raw materials and components, work-in-process and finished lighting products, are stated at the lower of cost or market with cost being determined on a first-in, first-out basis. Deposits paid to contract manufacturers and raw material and components suppliers related to future purchases are also classified in inventory in the consolidated balance sheet.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist primarily of employee benefits and prepaid insurance. Prepaid expenses are amortized over the period during which the service is provided or the length of the specific contract.
Property and equipment
Property and equipment are carried at depreciated cost. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which range from two to five years.
Depreciation expense was $38,544 and $23,657 for the three-month periods ended September 30, 2007 and 2006 and $87,294 and $53,836 for the nine-month periods ended September 30, 2007 and 2006, respectively.
Other assets
Other assets consist of intangible assets and an intangible asset arising upon the Company’s emergence from bankruptcy.
Intangible assets
The acquisition of the stock of Lighting Science, Inc. on June 1, 2004 necessitated an allocation of the purchase price among the assets of the acquired company. An independent valuation firm was engaged by the Company to perform this allocation (Note 2). At the date of acquisition, Lighting Science, Inc. had recorded no tangible assets.
Intellectual property, which includes, but is not limited to, provisional patents, copyrights, intellectual assets and proprietary know-how, was recorded effective June 1, 2004 as a part of the allocation of the purchase price of Lighting Science, Inc. The intellectual property is being amortized over twenty years beginning June 1, 2004.

Amortization expense related to the acquired intellectual property was $15,050 for each of the three-month periods ended September 30, 2007 and 2006 and was $45,150 for each of the nine-month periods ended September 30, 2007 and 2006.
The proprietary rights agreement between the Company and Fredric Maxik (the Company’s chief technology officer and the developer of the technology acquired by the Company), ensures that all intellectual property related to LED lighting created and/or developed by Maxik during his employment and for some period thereafter shall be assigned to the Company as well as precluding Maxik from competing with or providing services for entities in competition with the Company or that have technology similar to the Company for a period of time following his employment termination with the Company. This Agreement was recorded effective June 1, 2004, as part of the purchase price of Lighting Science, Inc. This asset is being amortized over three years, which is the period covered by the agreement.
Amortization expense related to the proprietary rights agreement was $0 and $88,583 during the three-month periods ended September 30, 2007 and 2006 and was $147,938 and $265,749 for the nine-month periods ended September 30, 2007 and 2006. At September 30, 2007, the intangible asset related to the proprietary rights agreement was fully amortized.
All other purchased intangible assets are amortized over a period between three and five years. The Company began amortizing these intangible assets during the three-month period ended June 30, 2007 and the total amortization expense during the three-month period ended September 30, 2007 was not significant.
Reorganization Value
As a result of the terms of the Plan, $2,793,224 is reflected as reorganization value in excess of amounts allocable to identifiable assets on the consolidated balance sheet. The circumstances giving rise to this presentation were created by a provision in the Plan that preserved the secured claim of a related party that agreed to the reaffirmation of its debt. As a result of this reaffirmation, which is part of the confirmation of the Plan, an offsetting entry to the reorganization value was recorded. In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142 — Goodwill and Other Intangible Assets, the reorganization value is treated the same as goodwill and is not amortized.
Impairment
The Company evaluates the carrying value of its long-lived assets and identifiable intangibles when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The review includes an assessment of industry factors, contract retentions, cash flow projections and other factors the Company believes are relevant. Based upon its internal review as of September 30, 2007, the Company has determined that no impairment to the Company’s intangible assets has occurred.
Financial Instruments
The Company has issued certain preferred stock and warrants, the terms of which qualify these financial instruments under SFAS 133 — Accounting for Derivative Instruments and Hedging Activities, as derivatives. Such derivatives have not been designated as hedging instruments. Accordingly, all derivatives are recorded at fair value on the consolidated balance sheet and changes in the fair value of such derivatives are recorded in operations each period and are reported in Other Income (Expense).
The Company issued warrants for the purchase of common stock as compensation for providing bridge loans to the Company in 2005. In December 2006, the Company offered to adjust the terms of the warrants as described in Note 9. Accordingly, the Company has recorded these warrants at their fair value on the consolidated balance sheet and changes in the fair value of such warrants are recorded in operations each period and are reported in Other Income (Expense), in accordance with SFAS 123 (R).
Revenue

Product sales are recorded when the products are shipped and title passes to customers. Where sales of product are subject to certain customer acceptance terms, revenue from the sale is recognized once these terms have been met. Amounts received as deposits against future deliveries of products are recorded as deferred revenue on the consolidated balance sheet until such product is delivered and title passes to the customer.
As of the date of this report, the Company has no reason to believe that an allowance for material product returns is necessary.
Revenue is not recognized on the shipment of products to customers under shared savings programs. Under shared savings programs, the Company recognizes revenue over the useful life of the lights based on the agreed sharing of electricity savings. Lights shipped to customers under shared savings agreements are classified as property and equipment on the Company’s consolidated balance sheet and are depreciated over the estimated useful life of the lights.
Research and Development
The Company expenses all research and development costs, including amounts for design prototypes and modifications made to existing prototypes, as incurred, except for prototypes that have alternative future uses. All costs incurred for building of production tooling and molds are capitalized and amortized over the estimated useful life of the tooling set or molds. The Company has recorded research and development costs of $276,095 and $209,075 for the three-month periods ended September 30, 2007 and 2006, and $698,104 and $938,786 in the nine-month periods ended September 30 2007 and 2006,respectively, in selling, general and administrative expenses in the consolidated statements of operations.
Stock Based Compensation
On July 6, 2005, the Board of Directors of the Company adopted the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan (the “2005 Plan”) and a proposal to implement this plan was approved at the annual shareholders’ meeting in August 2005. Further amendments to the 2005 Plan were approved at the annual shareholders meeting in December 2006. Effective with adoption of the plan, the Company adopted the fair value method of accounting for employee stock compensation cost pursuant to SFAS No. 123 (R) — Share-Based Payment. Accordingly, compensation cost is based on the fair value of options or other equity instruments measured at the date of grant and compensation cost is charged to operations over the expected service period.
Income taxes
The Company employs the asset and liability method in accounting for income taxes pursuant to SFAS No. 109 — Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and net operating loss carryforwards, and are measured using enacted tax rates and laws that are expected to be in effect when the differences are reversed.
Earnings per share
Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the periods. Diluted earnings per share are based upon the weighted average number of common shares outstanding during the periods plus the number of incremental shares of common stock contingently issuable upon the conversion of the preferred stock and the exercise of warrants and stock options. No effect has been given to the assumed exercise of warrants or stock options because the effect would be anti-dilutive. See Notes 10 and 11.
Comparative Consolidated Financial Statements

Certain amounts in the comparative consolidated financial statements have been reclassified from financial statements previously presented to conform to the presentation of the 2007 consolidated financial statements. In management’s opinion, the accompanying consolidated interim financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods.
NOTE 2: ACQUISITION OF LIGHTING SCIENCE, INC.
On June 1, 2004, the Company acquired 100% of the outstanding common stock of Lighting Science, Inc., a Delaware corporation based in Las Vegas, Nevada, which owned certain intellectual property related to the design and development of an ODL light bulb. The Company acquired all of the issued and outstanding capital stock of Lighting Science, Inc. from Phibian S Trust, Edward I. Lanier, and John Collingwood in exchange for 4,796,276 shares of the Company’s common stock and the Company’s obligation to issue up to an additional 4,499,965 shares of the Company’s common stock upon the satisfaction of certain conditions under the stock purchase agreement. Those conditions were satisfied during the third quarter of 2004, and the additional shares of common stock were issued on or about September 3, 2004.
The Company accounted for the acquisition as a purchase using the accounting standards established by SFAS No. 141 — Business Combinations, and No. 142 — Goodwill and Other Intangible Assets.
The estimated fair values, as determined by an independent valuation firm, of assets acquired and liabilities assumed at June 1, 2004 are set out in the schedule below:

Cash	$10,000
Intellectual property	1,204,000
Proprietary rights agreement	1,063,000
Goodwill	154,097

Total assets acquired	$2,431,097
Note payable assumed	(200,000)

Net assets acquired	$2,231,097

NOTE 3: FRESH-START ACCOUNTING
The Court confirmed the Company’s Plan (Note 1) on September 16, 2003, and the Plan became effective as of September 26, 2003. It was determined that the Company’s reorganization value, computed immediately before the effective date, was $2,793,502, which consisted of the following:

Cash	$278
Reorganized value in excess of amounts allocable to identifiable assets	2,793,224
Deferred tax assets comprised of $57,000,000 of net operating loss carry-forwards	19,400,000
Valuation allowance against above deferred tax assets	(19,400,000)

Reorganization value	$2,793,502

The Company adopted fresh-start reporting because holders of existing voting shares immediately before filing and confirmation of the Plan retained less than 50% of the voting shares of the emerging entity, and its reorganization value was less than its post-petition liabilities and allowed claims.
NOTE 4: FAIR VALUE OF FINANCIAL INSTRUMENTS
SFAS No. 107 — Disclosures About Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments.
Cash and cash equivalents, accounts receivable, notes and accounts payable, amounts due under the line of credit, accrued expenses and other current liabilities are carried at book value amounts which approximate fair value due to the short-term maturity of these instruments. As discussed in Note 10, the embedded conversion feature associated with the 6% Convertible Preferred Stock and the warrants issued to the 6% Convertible Preferred Stock purchasers have been determined to be derivative instruments and are recorded at market. As discussed in Note 9, the Company has applied variable accounting to the warrants issued to certain directors and officers. These warrants have been recorded at fair value.
NOTE 5: INVENTORY
At September 30, 2007, inventory is comprised of the following:

September 30,
2007
Deposits paid to contract manufacturers	$360,409
Raw materials and components	1,643,038
Finished goods	134,134

$2,137,581

At September 30, 2007 the Company provided an allowance for the decline in market value of certain raw materials and components of approximately $295,000, which is netted against the balance of raw materials and components in the table above.
NOTE 6: PROPERTY, EQUIPMENT AND OTHER ASSETS
Property and equipment consists of the following:

September 30,
2007
Leasehold improvements	$14,225
Office furniture, fixtures and telephone equipment	151,850
Computer equipment	154,234
Test equipment	96,489
Production equipment	159,324
Tooling and molds	248,368

Total property and equipment	824,490
Accumulated depreciation	(237,081)

$587,409

At September 30, 2007, the Company had no shared savings program agreements under which lights or fixtures have been recorded as property and equipment on the consolidated balance sheet.
Intellectual property consists of the following:

September 30,
2007
Intellectual property	$1,207,300
Accumulated amortization	(200,966)

$1,006,334

The estimated amortization expense for the next five years ended December 31 for the intangible assets listed above is as follows:

Intellectual
Year ended	Property
2007	$61,300
2008	$61,300
2009	$61,300
2010	$61,300
2010	$61,300

NOTE 7: LINE OF CREDIT AND GUARANTEES
In June 2006, the Company entered into agreements with one of its banks to obtain a $2,000,000 line of credit. The Company increased the line of credit to $2,500,000 between January and March 2007. Amounts due under the line of credit are guaranteed by a group of directors and shareholders of the Company (the “Guarantors”). The amount of the line of credit available for use by the Company at any point in time will be equal to the aggregate value of guarantees that have been negotiated between the bank and the guaranteeing directors and shareholders at that time. At September 30, 2007, no amount was drawn against the line of credit.
The line of credit has a term of one year and provides for monthly payments of interest only at prime plus 1%. Subsequent to the expiration of the initial term of the line of credit, the Company had extended the term of the line of credit through September 30, 2007. The Company also entered into a Security and Pledge Agreement with the bank on June 29, 2006 which gives the bank a general security interest in all of the Company’s personal property assets. The Company is currently negotiating a renewal of the line of credit.
As consideration for providing guarantees and enabling the Company to obtain the line of credit, the Company issued common stock and warrants for the purchase of common stock of the Company to the Guarantors. The Company issued 3,125,000 shares of common stock and 2,525,000 warrants for the purchase of shares of common stock to the Guarantors. The warrants have an exercise price of $0.30 per common share and have a five year term. The expiration date of the warrants is shown in Note 11. The fair value of the warrants issued to the Guarantors was $366,296. The value of the common stock issued to the Guarantors is $937,500. The fair value of the common stock and the warrants issued to the Guarantors has been recorded as a prepaid expense and will be amortized over the term of the line of credit. During the three-month periods ended September 30, 2007 and 2006, $85,230 and $105,392 was recognized as an expense in the consolidated statements of operations, respectively. During the nine-month periods ended September 30, 2007 and 2006, $854,396 and $105,392 was recognized in the consolidated statements of operations, respectively.
In October 2007, the Company terminated the line of credit agreement with the bank. The bank subsequently released all guarantees that it had received from the Guarantors.
NOTE 8: INCOME TAXES
The Company accounts for corporate income taxes in accordance with SFAS No. 109 — Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as set forth below in the period that includes the enactment date.
Other than the deferred tax asset relating to the Company’s net operating losses, which totaled approximately $26,300,000 at September 30, 2007, and which has been fully offset by a valuation allowance, the Company does not have any other significant deferred tax assets or liabilities. The Company has recorded a change in the valuation allowance of approximately $400,000 and $648,000 for the three-month periods ended September 30, 2007 and 2006 and $1,430,000 and $1,560,000 for the nine-month periods ended September 30, 2007 and 2006, respectively. The net operating loss carryforwards are available to offset future taxable income of the Company. These net operating losses expire from 2008 through 2020. The cumulative change in the fair value under derivative contracts of approximately

$(2,553,140) (Note 10) has been treated as a permanent difference to calculate the total net operating losses available for carryforward to offset future periods’ taxable income.
Benefits realized in future periods from the application of net operating losses incurred prior to September 26, 2003 of $19,400,000 will first reduce reorganization value in excess of amounts allocable to identifiable assets until exhausted and, thereafter, will be credited to additional paid in capital. Any benefits realized in future periods from net operating loss carryforwards generated after September 26, 2003 ($6,900,000 at September 30, 2007) will be recorded as a tax benefit in the consolidated statements of operations.
NOTE 9: NOTES PAYABLE — RELATED PARTIES
Note to Phibian S Trust
Upon the acquisition of Lighting Science, Inc. the Company owed a balance of $200,000 to Phibian S Trust of which the remaining balance of $100,000 is recorded as follows:

September 30,
2007
Notes payable — related party — current portion	$75,000
Notes payable — related party — long-term portion	12,500

$87,500

The Phibian S Trust is a trust for the benefit of the children of Fredric Maxik, the chief technology officer of the Company. Currently, Mr. Maxik exercises no control over the trust, and has informed us that he disclaims all beneficial ownership in the trust. The note was issued by Lighting Science, Inc. to the trust in exchange for the assignment of certain provisional patents and intellectual property that formed the basis for the acquisition of Lighting Science, Inc. by the Company. The Company is obligated to pay the principal by making 24 equal monthly installments of $6,250 beginning November 30, 2006. The note bears interest at 10% and interest payments will be made on the note semi-annually, on June 15 and December 15.
In October 2007, the Company paid the remaining balance of the note, including any accrued interest thereon.
Loans from Directors and Officers
During the first and second quarters of 2005, members of the board of directors and certain officers of the Company (the “Lender” or “Lenders”) agreed to loan the Company an aggregate of $476,000 on a short-term basis, of which $220,000 was received as of March 31, 2005 and the remaining $256,000 was received in the quarter ended June 30, 2005. Under the terms of the notes issued by the Company to each Lender, the Company: (i) paid interest to each Lender at a rate of 9.50% per annum; (ii) paid a 10% commitment fee to each Lender and (iii) issued warrants to the Lenders for a total of 476,000 shares of common stock to be purchased at an exercise price of $1.50 per share. The principal and interest on the notes were due on May 30, 2005. A total of $300,086 of such loans, including accrued interest and commitment fees of $24,086, were converted to 6% Convertible Preferred Stock in the private placement of preferred stock (Note 10) and the remaining $200,000 of such loans and accrued interest and commitment fees thereon were repaid from proceeds of the May 2005 private placement.
In December 2006, the Company offered to adjust the price of the warrants issued to the Lenders to $0.30 per share if the Lenders agreed to exercise the warrants currently. If the warrants were not exercised currently, the exercise price would remain $1.50 per share. At September 30, 2007, 316,000 warrants had been exercised. In accordance with SFAS 123 (R), the Company recorded the then fair value of the unexercised warrants on the consolidated balance sheet with the change in such fair value being recorded in Other Income (Expense) in the Consolidated Statements of Operations.

NOTE 10: PREFERRED STOCK
Private Placement with Institutional and Accredited Investors
On May 12, 2005, the Company closed on a private placement with a group of institutional and accredited investors, including certain officers and directors of the Company, for the sale of 2,260,966 shares of the Company’s 6% Convertible Preferred Stock (the “6% Convertible Preferred Stock”) along with warrants to purchase additional shares of the Company’s common stock. The 6% Convertible Preferred Stock was priced at $3.20 per share, and the Company received proceeds of $7,235,086 of which $276,000 represented conversion of officer and board member loans and $24,086 represented accrued interest and commitment fees thereon. Initially, each share of 6% Convertible Preferred Stock is convertible at any time at the election of the holder at $0.80 per share into four shares of common stock, subject to full ratchet anti-dilution adjustments.
During the three-month period ended September 30, 2007, 737,500 shares of 6% Convertible Preferred Stock were converted by the holders to common stock of the Company. At September 30, 2007, 515,653 shares of 6% Convertible Preferred Stock remained outstanding.
The 6% Convertible Preferred Stock ranks ahead of the common stock of the Company upon liquidation of the Company. The 6% Convertible Preferred Stock also ranks ahead of the common stock with respect to the payment of dividends. The dividend rate on the 6% Convertible Preferred Stock is $0.192 per share per annum (6% effective yield) and such dividends are fully cumulative, accruing, without interest, from the date of original issuance of the 6% Convertible Preferred Stock through the date of redemption or conversion thereof. The Company must redeem any outstanding 6% Convertible Preferred Stock on May 10, 2010.
Initially, the warrants were exercisable at the election of the holder into a total of 6,782,889 shares of common stock at an initial exercise price of $0.96 per share (also subject to adjustment pursuant to anti-dilution provisions) on either a cash or cashless exercise basis. The warrants expire five years from the date of issuance.
On June 6, 2006, the Company agreed to amend the terms of the then outstanding 6% Convertible Preferred Stock and the warrants issued to purchasers of the 6% Convertible Preferred Stock . The Company agreed to adjust the conversion price of the 6% Convertible Preferred Stock then outstanding to $0.50 per common share compared to the original conversion price of $0.80 per common share. This adjustment resulted in an increase in the total number of shares of common stock that may be required to be issued by the Company in the future to holders of the 6% Convertible Preferred Stock from 8,262,612 shares to 13,220,180 shares. The Company also agreed that, at December 31, 2006, it would further adjust the conversion price of the then outstanding 6% Convertible Preferred Stock to $0.30 per common share from the current exercise price of $0.50 if the then current market price of the Company’s common stock (as defined in the agreement) was less than $0.50 per common share. As the current market price did not exceed $0.50 per share at December 31, 2006, the conversion price of the outstanding 6% Convertible Preferred Stock was further adjusted to $0.30 per common share at December 31, 2006, the total number of shares of common stock that may be required to be issued by the Company also increased from 13,220,180 common shares to 22,033,627. The Company has filed a registration statement with the Securities and Exchange Commission covering the 22,033,627 shares that may be required to be issued. The registration statement was declared effective on July 14, 2006.
On June 6, 2006, the Company also agreed to amend the terms of the warrants issued to the purchasers of the 6% Convertible Preferred Stock. The Company agreed to immediately adjust the exercise price of the 6,782,889 outstanding warrants from $0.96 per common share to $0.30 per common share. The adjustment of the terms of these warrants does not change the total number of common shares that the Company may be required to issue in the future to holders of the warrants. Subsequent to the adjustment of the exercise price of the warrants, a holder of warrants exercised its warrants to purchase 23,438 common shares. No warrants were exercised in the three-month period ended September 30, 2007.

Pursuant to SFAS 133 and EITF No. 00-19, the embedded conversion feature associated with the 6% Convertible Preferred Stock and the warrants issued to the 6% Convertible Preferred Stock purchasers have been determined to be derivative instruments. Accordingly, the fair value of these derivative instruments has been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 6% Convertible Preferred Stock. Such discount is being accreted from the date of issuance to the redemption date of the 6% Convertible Preferred Stock and totaled $(925,947) and $333,222 for the three-month periods ended September 30, 2007 and 2006 and $(1,383,830) and $912,283 for the nine-month periods ended September 30, 2007 and 2006, respectively. The accretion of the discount is negative in each of the three-month and nine-month periods ended September 30, 2007 due to the large number of shares of 6% Convertible Preferred stock that were converted by the holders during those periods.
The following table presents the change in the fair value of the derivatives for the three- and nine-month periods ended September 30, 2007 and 2006:

	Three-Month	Three-Month	Nine-Month	Nine-Month
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Fair value of liability for derivative contracts, beginning of period	$3,174,282	$364,507	$6,290,191	$3,327,437
Adjustment to fair value of current derivative contacts during the period, recorded in Other Income (Expense) during the period	1,320,027	(314,240)	520,814	(3,154,299)
Add fair value of new derivative contracts accounted for using variable accounting during the period	—	—	145,205	—
Less allocation of fair value of derivative liability to additional paid-in capital on conversion or exercise of derivative instruments	(2,591,202)	—	(5,053,103)	(122,871)

Fair value of liability for derivative contracts, end of period	$1,903,107	$50,267	$1,903,107	$50,267

The Company computes fair value of these derivatives using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The Company’s derivative instruments have characteristics significantly different from traded options, and the input assumptions used in the model can materially affect the fair value estimate. The assumptions used in this model to estimate fair value of each derivative instrument and the resulting value of the derivative liability as of September 30, 2007 are as follows:

		Embedded conversion feature
		associated with the
	Warrants	6% Convertible Preferred Stock
Exercise/Conversion Price	$0.30	$0.30
Fair Value of the Company’s Common Stock	$0.45	$0.45
Expected life in years	2.6	2.6
Expected volatility	75%	75%
Expected dividend yield	0.0%	0.0%
Risk free rate	4.58%	4.58%
Calculated fair value per share	$0.27	$0.27
The 6% Convertible Preferred Stock is Mandatorily Redeemable Preferred Stock as defined by SFAS 150 — Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and would also qualify as “Preferred Stocks Subject to Mandatory Redemption Requirements or Whose Redemption is Outside the Control of the Issuer” as defined by Accounting Series Release (“ASR”) No. 268 — Redeemable Preferred Stocks. The conversion feature associated with the 6% Convertible Preferred Stock is not a nonsubstantive or minimal feature and therefore the provisions of ASR No. 268 have been applied in classifying the 6% Convertible Preferred Stock separate from Stockholders’ Equity (Deficit).

The Company issued warrants to purchase a total of 639,844 shares of the Company’s common stock at an initial exercise price of $1.50 per share (also subject to adjustment pursuant to anti-dilution provisions) to the firms which acted as the placement agent and as financial advisor for this transaction. The warrants expire five years from the date of issuance. The fair value of these warrants totaled $290,000 and such amount was charged to other income/ (expense) and credited to Additional Paid-In Capital during the three months ended June 30, 2005. In December 2006, 63,984 warrants were exercised by the holder after the Company offered to adjust the exercise price of the warrants to $0.30 per share. In June 2007, 575,860 warrants were exercised by the holder after the Company offered to adjust the exercise price of the warrants to $0.35 per share. None of the warrants issued to the placement agent and financial advisor were outstanding at September 30, 2007.
NOTE 11: STOCKHOLDERS’ EQUITY
March 2007 Private Placement
On March 9, 2007, the Company completed a private placement with a group of accredited investors for net proceeds of $3.6 million. The Company issued 13.3 million shares of common stock at a price of $0.30 per share. The Company also issued 10.0 million A Warrants for the purchase of common stock to the investor group. The warrants have an exercise price of $0.35 per share and have a term of five years. The Company also issued 13.3 million B Warrants for the purchase of additional shares of common stock. Each B Warrant is comprised of one share of common stock and 0.75 warrants for the purchase of common stock. The exercise price of each B Warrant is $0.30 per unit. These B Warrants can be exercised by the holder at any time up to the 90th trading day after the effective date of a registration statement that was filed by the Company to register the common stock issued to the investors on March 9, 2007. The Registration statement was declared effective by the SEC on June 28, 2007. Therefore, all B Warrants must be exercised by the holder on or before November 5, 2007. Any B Warrants not exercised by November 5, 2007 will expire.
During the three-month period ended September 30, 2007, the holders of 11,369,666 B Warrants exercised such warrants. During the three-month period ended September 30, 2007, the holders of 5,399,899 A Warrants exercised such warrants. At September 30, 2007, 1,797,000 B Warrants and 13,252,249 A Warrants were outstanding.
Equity Based Compensation Plan
Effective September 1, 2005, the Company implemented the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan. Awards granted under the 2005 Plan may include incentive stock options, which are qualified under Section 422 of the Internal Revenue Code (the “Code”), stock options other than incentive stock options, which are not qualified under Section 422 of the Code, stock appreciation rights, restricted stock, phantom stock, bonus stock and awards in lieu of obligations, dividend equivalents and other stock-based awards. Awards may be granted to employees, members of the Board of Directors, and consultants. The 2005 Plan is administered by the Compensation Committee of the Board of Directors. Vesting periods and terms for awards are determined by the plan administrator. The exercise price of each stock option or stock appreciation right is equal to or greater than the market price of the Company’s stock on the date of grant and no stock option or stock appreciation right granted shall have a term in excess of ten years.
The Company issued 4,555,000 and 730,000 Incentive Stock Options (“ISO’s”) to employees and directors during the years ended December 31, 2006 and 2005, respectively, and 50,000 Non-Qualified Stock Options to a consultant under the 2005 Plan during the year ended December 31, 2005. The Company issued 570,000 ISO’s to employees in the first quarter of 2007. and an additional 1,160,000 ISO’s to employees and directors in the third quarter of 2007. A portion of such options vest on the date of issuance, with the balance vesting over a period of two to three years.
The fair value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility, 5) expected dividend yield and 6) the risk-free interest rate. The Company utilized the following assumptions in estimating the fair value of the options granted during 2007, 2006 and 2005:

Exercise price	$0.87 — $0.30
Fair market value of the underlying stock on date of grant	$0.87 — $0.28
Option term	3.0 years — 7.0 years
Estimated volatility	75%
Expected dividend yield	0.0%
Risk free rate	5.25% — 3.75%
Calculated fair value per share	$0.41 — $0.15
As noted previously, the Black-Scholes model was not developed for use in valuing employee stock options, but was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options. For purposes of this calculation, the Company has utilized the simplified method specified in Staff Accounting Bulletin No. 107 for estimating the expected life in years of the options. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the end of the contractual term. The Company has estimated volatility of its stock based on the historical volatility of the Company’s common stock. The Company has estimated the future volatility of its common stock based on the actual volatility of its common stock over the past year.
The fair value of the options issued during the three-month periods ended September 30, 2007 and 2006 were $329,800 and $0. The fair value of the options issued during the nine-month periods ended September 30, 2007 and 2006 totaled $414,053 and $897,870, respectively. The amount recorded in operating expense in the consolidated statements of operations based on service conditions and vesting were $170,839 and $118,310 for the three-month periods ended September 30, 2007 and 2006 and $323,799 and $680,110 for the nine-month periods ended September 30, 2007 and 2006, respectively. A summary of the option awards under the Company’s 2005 Plan as of September 30, 2007 and changes during the three-month period then ended is presented below:

		Weighted
		Average
		Exercise
Stock Options	Shares	Price
Outstanding and exercisable, beginning of period	4,206,666	$0.36
Granted	1,160,000	$0.49
Exercised	—	—
Forfeited	(13,333)	($0.37)

Outstanding and exercisable, end of period	5,353,333	$0.39

Options vested at end of period	3,483,333	$0.37

Weighted average fair value of options granted during the three-month period ended September 30, 2007	$0.28

At September 30, 2007, the average remaining term for outstanding stock options is 3.4 years.

A summary of the status of non-vested shares under the Company’s 2005 Plan as of June 30, 2007, and changes during the year then ended is presented below:

		Weighted
		Average
		Grant Date
Non-vested Stock Options	Shares	Fair Value
Non-vested at beginning of period	1,096,667	$0.39
Granted	1,160,000	$0.49
Vested	(386,667)	($0.49)
Forfeited	—	—

Non-vested at end of period	1,870,000	$0.43

As of September 30, 2007, there was a total of $316,665 of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2005 Plan. That cost is expected to be recognized over a weighted-average period of 2.5 years. The total fair value of shares vested during the three-month period ended September 30, 2007, was $109,933. Note that this disclosure is provided in the aggregate for all awards that vest based on service conditions. There were no grants to officers, employees or directors during the periods of awards subject to performance vesting.
During the three month period ended March 31, 2006, the Company granted 500,000 common stock options to a consultant, subject to the consultant meeting certain performance measures over the two year term of its contract. If the performance criteria under the option grant are not met, no options will be issued to the consultant. In accordance with SFAS 123(R), no compensation expense has been included related to this stock option grant as the measurement date cannot be determined and no disincentive for non-performance exists in the contract.
Restricted Stock Agreement
In August 2007, the Company entered into a restricted stock agreement with one of its executives under which it may be required to issue up to 5,000,000 shares of common stock. The restricted stock vests as follows: (i) 25% on award date and (ii) 25% on each anniversary date of the issue of the grant. The Company has valued the restricted stock grant at $2,650,000, being the value of the shares on the day the agreement was completed. The total cost of the restricted stock grant will be recognized in the consolidated statement of operations over an estimated period of 2.5 years. In the three-month period ended September 30, 2007, $772,991 has been recognized as compensation expense.
The Company recorded the remaining unamortized balance as a Prepaid Expense and has recorded the unamortized balance of the compensation expense related to the restricted stock award as follows:

September 30,
2007
Prepaid expenses and other current assets	$662,421
Prepaid expenses — long-term portion	1,214,588

$1,877,009

As the common stock was not issued to the executive at September 30, 2007, the obligation for the issuances has been recorded in accrued expenses.
Warrants for the Purchase of Common Stock
At September 30, 2007, the Company has issued the following warrants for the purchase of common stock:

	Reason for	No. of common	Exercise
Warrant Holder	Issuance	shares	Price	Expiry date
Investors in March 2007 Private Placement (Note 11)	March 2007 Private Placement A Warrants	13,252,249	$0.35	March 9, 2012 to June 29, 2012
Investors in March 2007 Private Placement (Note 11)	March 2007 Private Placement B Warrants	3,144,750	$0.30 — $0.35	November 5, 2007
Line of Credit Guarantors (Note 7)	Financing guarantees	2,525,000	$0.30	September 22, 2011 through March 31, 2012
6% Convertible Preferred	Private Placement	6,525,076	$0.30	May 10, 2010
stockholders (Note 10)
The Equity Group	Consulting services	750,000	$0.80	February 10, 2010
ICurie	Marketing Agreement	125,000	$0.32	September 13, 2011
Officers and Directors (Note 9)	Bridge Financing	160,000	$1.50	April 20, 2010
ABM Industries Inc.	Marketing services	1,150,000	$0.40 — $0.52	March 2, 2008 through July 31, 2009

Total		27,632,075

At September 30, 2007, all warrants are fully vested.
In accordance with the Marketing Agreement with ICurie, the Company has received from ICurie options to purchase 375,000 shares of common stock of ICurie. The strike price of the options is $0.32 per share and the term of the options is five years. At September 30, 2007, the Company has recorded a valuation allowance against the full value of the stock options recorded in its accounts.
NOTE 12: COMMITMENTS AND CONTINGENCIES
Leased office space
At September 30, 2007, Company occupied office space that is leased by an institutional shareholder of the Company for approximately $10,000 per month under a month to month agreement. Beginning in October 2007, the Company has leased space for with a cost of approximately $17,000 per month. The Company has leased space in Sunrise, Florida for its research and development and product assembly activities through March 2009 for approximately $4,000 per month. The Company also leases space in Hong Kong and storage space in Dallas, Texas on a month-to-month basis at a total rate of approximately $650 per month.
From time to time, the Company may become involved in lawsuits or other legal proceedings through the ordinary course of operating its business. The Company does not believe these actions will have a material effect on its consolidated financial statements.
Executive Compensation
As of September 30, 2007, the Company was obligated under the terms of employment contracts for four of its executives. The terms of the contracts generally range between one and three years, and provide for annual salaries ranging between $200,000 and $275,000 per year. The annual compensation for the Company’s executives under these agreements is expected to be approximately $820,000 for 2007.
Commission Agreements with Directors

Pursuant to a resolution passed by the Board of Directors on February 7, 2005, the Company is obligated to pay outside directors a commission of 3% of the proceeds for any Shared Savings Program contracts which a director is responsible for closing. During the second quarter or 2005, the Company entered into a sales commission agreement with J. Michael Poss, the chief financial officer of the Company at the time and a member of the board of directors, to pay Mr. Poss a commission of 6% of the contract proceeds for any Shared Savings Program and 3% of revenue for other product sales which he is responsible for closing.
Registration Rights Agreement
In connection with the March 2007 Private Placement (Note 11), the Company has agreed to provide certain registration rights to the investors that participated in the Private Placement. Under the agreement, the Company agreed to register the common shares issued to the investors as well the common shares underlying the common stock warrants and the A and B Warrants issued. The registration rights clause provides for liquidated damages and for the issue of common shares under a cashless exercise formula in the event a registration statement was not declared effective by the SEC within 120 days of the March 12, 2007, closing date or if the registration statement is not maintained effective for a period of two years following the closing date. The liquidated damages total an amount equal to one percent of the purchase price of the common stock issued for each thirty (30) day period effectiveness of a registration statement is not maintained. The Company will be granted relief from these penalties in certain circumstances if the Securities and Exchange Commission does not allow the Company to register the total number of shares of common stock issued and all the common stock underlying the A Warrants and the B Warrants pursuant to a limitation to the registration under Section 415 (a) (1) of the Securities Act.
In connection therewith, on April 11, 2007, the Company filed on Form SB-2, a preliminary Registration Statement under the Securities Act of 1933, related to the resale of all common stock that is issued or issuable by the Company in connection with the March 2007 Private Placement. The Registration Statement was declared effective by the SEC on June 26, 2007.
In accordance with EITF 00-19-02, the Company does not believe that it is probable that it will incur any liquidated damages in respect of the registration rights agreement, and as such has recorded no liability in accordance with FAS 5. The Company’s maximum potential liability for such liquidated damages shall not exceed 10% of the total proceeds received from the initial offering or $400,000.
Agreements with Contract Manufacturers
The Company currently depends on a small number of contract manufacturers to manufacture its products. If any of these contract manufacturers were to terminate their agreements with the Company or fail to provide the required capacity and quality on a timely basis, the Company may be unable to manufacture and ship products until replacement contract manufacturing services could be obtained.
Other Contingencies
From time to time, the Company may become involved in lawsuits or other legal proceedings through the ordinary course of operating its business. The Company does not believe these actions will have a material effect on its consolidated financial statements.
NOTE 13: SUBSEQUENT EVENTS
On October 4, 2007, the Company, entered into an Exchange and Contribution Agreement (the “Exchange Agreement”) with LED Holdings, LLC, a Delaware limited liability company (“LED Holdings”), pursuant to which LED Holdings transferred and assigned substantially all of its assets including, among other things, $15,000,000, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property to the Company in exchange for 2,000,000 shares of the Company’s newly designated Series B Preferred Stock, par value $.001 per share (“Series B Stock”) and 318,574,665 shares of the Company’s Common Stock, par value $.001 per share (“Common Stock” and collectively with the Series B Stock, the “Exchange Consideration”) representing 70% of the fully-diluted capital stock of the Company and 80% of the voting power of all outstanding shares of capital stock of the Company as of October 4, 2007. In conjunction with the transactions contemplated by the Exchange Agreement, the Board of Directors of the Company authorized a 1 for 20 reverse stock split, which will be submitted to the Company’s stockholders for approval. Because LED Holdings holds approximately 80% of voting power of the Company, the Company anticipates that the reverse stock split will be approved.
Prior to the closing of the Exchange Agreement transaction, the Company also terminated its line of credit agreement with its bank and instructed the bank to release all guarantees that had been provided by the Guarantors. The Company also repaid all amounts outstanding under the note payable to the Phibian Trust and all accrued interest thereon prior to the closing of the Exchange Agreement transaction.

Lighting Science Group Corporation
2,041,674
Shares
of Common Stock
PROSPECTUS
The date of this prospectus is ________, 2008

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 145 of the Delaware General Corporation Law (the “DGCL”) generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.
          Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
          Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
          Section 145 further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.
          Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) a committee of such directors designated by majority vote of such directors, (c) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or (d) the stockholders.
          In accordance with Section 145 of the DGCL, Section 10 of our Amended and Restated Certificate of Incorporation provides “To the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

Total
Offering
Costs
SEC Registration fee	450
Blue Sky fees	5,000
Legal fees and expenses	60,000
Placement agent fees	580,000
Accounting fees and expenses	10,000
Miscellaneous	10,000

TOTAL	665,450

          The selling stockholders will pay any expenses customarily borne by selling stockholders (including discounts, commissions and fees and expenses of counsel relating to the sale of their securities to the extent not required to be paid by us). We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this registration statement, including, but not limited to, all registration and filing fees, listing fees and expenses of our counsel and our accountants.
RECENT SALES OF UNREGISTERED SECURITIES
     During the past three years, we sold and issued the unregistered securities described below (figures adjusted to give effect to the one-for-twenty reverse stock split of our common stock which took effect on January 25, 2008):
1)	We have issued common stock to members of our board of directors in settlement of fees payable to such directors.
a.	The number of shares issued and the price per share for the shares issued to such board members during 2005 are as follows:

Date	Issuee	No. of Shares	Price per Share	Total
3/31/2005	The Bristol Company (Donald R. Harkleroad)	286	$43.72	$12,500
3/31/2005	John A. Collingwood	286	43.72	12,500
3/31/2005	Robert M. McMonigle	286	43.72	12,500
3/31/2005	Dallas Snadon (Daryl N. Snadon)	286	43.72	12,500
3/31/2005	USGT Investors, LP (Robert E. Bachman)	286	43.72	12,500
3/31/2005	Robert L. Woodson, III	286	43.72	12,500
6/30/2005	Daryl N. Snadon	488	25.62	12,500
6/30/2005	USGT Investors, LP (Robert E. Bachman)	488	25.62	12,500
6/30/2005	Robert L. Woodson, III	488	25.62	12,500
6/30/2005	Robert M. McMonigle	488	25.62	12,500
6/30/2005	The Bristol Company (Donald R.	488	25.62	12,500

Date	Issuee	No. of Shares	Price per Share	Total
	Harkleroad)
6/30/2005	John A. Collingwood	488	25.62	12,500
9/30/2005	Daryl N. Snadon	617	20.28	12,500
9/30/2005	USGT Investors, LP (Robert E. Bachman)	617	20.28	12,500
9/30/2005	Robert L. Woodson, III	617	20.28	12,500
9/30/2005	Robert M. McMonigle	617	20.28	12,500
9/30/2005	The Bristol Company (Donald R. Harkleroad)	617	20.28	12,500
9/30/2005	John A. Collingwood	617	20.28	12,500
12/30/2005	Daryl N. Snadon	1,271	9.84	12,500
12/30/2005	USGT Investors, LP (Robert E. Bachman)	1,271	9.84	12,500
12/30/2005	Robert L. Woodson, III	1,271	9.84	12,500
12/30/2005	Robert M. McMonigle	596	9.84	6,944
12/30/2005	The Bristol Company (Donald R. Harkleroad)	1,271	9.84	12,500
12/30/2005	John A. Collingwood	1,271	9.84	12,500

		15,297		$294,444

b.	The number of shares issued and the price per share for the shares issued to such board members during 2006 are as follows:

Date	Issuee	No. of Shares	Price per Share	Total

4/19/2006	Daryl Snadon	1,496	$8.40	$12,500
4/19/2006	USGT Investors, LP (Robert E. Bachman)	1,496	8.40	12,500
4/19/2006	The Bristol Company (Donald R. Harkleroad)	1,496	8.40	12,500
4/19/2006	John A. Collingwood	1,496	8.40	12,500
4/19/2006	Robert Woodson	1,496	8.40	12,500
8/18/2006	Daryl Snadon	1,902	6.60	12,500
8/18/2006	USGT Investors, LP (Robert E. Bachman)	1,902	6.60	12,500
8/18/2006	The Bristol Company (Donald R. Harkleroad	1,902	6.60	12,500
8/18/2006	John A. Collingwood	1,902	6.60	12,500
8/18/2006	Robert Woodson	1,902	6.60	12,500
10/6/2006	Daryl Snadon	14,718	4.00	58,870
10/6/2006	John A. Collingwood	14,718	4.00	58,870
10/6/2006	USGT Investors, LP (Robert E. Bachman)	14,718	4.00	46,870
10/6/2006	The Bristol Company (Donald R. Harkleroad)	9,768	4.00	39,070
10/6/2006	Ronald Lusk	3,000	4.00	12,000
10/6/2006	Robert Woodson	2,718	4.00	10,870

		76,630		$351,548

c.	The number of shares issued and the price per share for the shares issued to such board members during 2007 are as follows:

Date	Issuee	No. of Shares	Price per Share	Total
2/21/2007	Daryl Snadon	2,084	$6.00	$12,500
2/21/2007	John Collingwood	2,084	6.00	12,500
2/21/2007	USGT Investors	2,084	6.00	12,500

Date	Issuee	No. of Shares	Price per Share	Total
2/21/2007	Bristol Company, The (Don Harkleroad)	2,084	6.00	12,500
2/21/2007	Robert Woodson	2,084	6.00	12,500
6/29/2007	Daryl Snadon	1,737	7.20	12,500
6/29/2007	John Collingwood	1,737	7.20	12,500
6/29/2007	USGT Investors	1,737	7.20	12,500
6/29/2007	Bristol Company, The (Don Harkleroad)	1,737	7.20	12,500
6/29/2007	Robert Woodson	1,274	7.20	9,171
6/29/2007	Daryl Snadon	2,017	6.20	12,500
6/29/2007	John Collingwood	2,017	6.20	12,500
6/29/2007	USGT Investors	2,017	6.20	12,500
6/29/2007	Bristol Company, The (Don Harkleroad)	2,017	6.20	12,500
		26,710		$171,671

2)	We were previously obligated under the terms of a line of credit agreement to Match, Inc., which had a $1,851,299 principal balance and $315,554 in accrued interest at December 31, 2004. Ronald E. Lusk, our Vice Chairman, controls Match, Inc. as Trustee of the Ronald E. Lusk Revocable Trust. Additionally, on July 25, 1994, we sold, for proceeds of $2 million, 533,333 shares of Series A Preferred Stock with cumulative dividends of $0.30 per annum for each share and conversion rights to common stock at a price of $3.75 per share. Under the terms of the Plan under which we emerged from bankruptcy, Match, Inc., the holder of the Series A Preferred Stock, waived such rights, including voting and conversion rights. No dividends had been paid with respect to this class of stock. At the date of the agreement, the cumulative unpaid dividend with respect to the 6% Convertible Preferred Stock was $1,670,685. Thus, the total liquidation preference of the Series A Preferred Stock was $3,670,685 as of March 31, 2005.

In contemplation of our private placement of the 6% Convertible Preferred Stock which was completed in May 2005, the placement agent recommended and our board of directors concurred that the Match, Inc. debt and Series “A” Preferred Stock would preclude us from successfully completing the financing transaction. A special committee of independent directors consisting of Directors Robert E. Bachman, Donald R. Harkleroad, and Robert L. Woodson, III (the “Special Committee”) was formed on March 14, 2005 to negotiate with Mr. Lusk the exchange of the Series A Preferred Stock and the Match, Inc. debt for shares of our common stock.

The board of directors (with Mr. Lusk abstaining and one director absent) reviewed the analysis prepared by the Special Committee. Based upon the exchange ratio of $34.50 per share offered by Mr. Lusk with respect to both the Series A Preferred Stock and the debt, as well as the proposal by Mr. Lusk to reduce the accrued interest on the line of credit by $250,000, the board concluded that the offer was fair to us and voted to approve the transactions contained in the proposal from Mr. Lusk. The shares of common stock issued in exchange for the Series A Preferred Stock and the amount due under the credit agreement totaled 162,702 shares, which were issued on May 5, 2005 as follows:

Date	Issuee	No. of Shares	Price per Share	Total
5/5/2005	2 Boys AB Revocable Trust	81,351	$34.50	$2,806,604
5/5/2005	Ronald E. Lusk Revocable Trust	81,351	34.50	2,806,604

		162,702		$5,613,209

3)	On February 10, 2005, we entered into a consulting contract with Equity Group, Inc. (“Equity”) to provide financial public relations and investor relations on behalf of us. In connection therewith, we agreed to issue Equity two warrants to purchase an aggregate of $600,000 worth of shares of our common stock with each warrant having an exercise price to be determined in the future. Such exercise price was subsequently determined to be $16.00 per share. Each warrant provides for the purchase of $300,000 worth of our common stock. Both warrants are fully vested.
4)	On February 15, 2005, we entered into a letter agreement with Giuliani Capital Advisors LLC (“GCA”) pursuant to which GCA agreed to provide financial advisory services to us and a to-be-formed entity. The intent of the joint venture was to own streetlights and related lighting infrastructure targeting municipalities, public utility corporations, universities, large mall owners, parking lot owners, and other organizations as partners/customers. We issued a warrant to GCA to purchase up to 82,500 shares of our common stock, subject to adjustment in certain circumstances as provided in the warrant. The warrant has a five-year term and GCA may exercise the warrant in whole or in part at any time during the five-year term. The exercise price for each share of common stock is $12.00 per share or $990,000 if GCA were to exercise all 82,500 shares under the warrant. Subsequently, the joint venture was mutually terminated by us and GCA. Pursuant to the termination of the joint venture, the shares GCA may purchase pursuant to its warrant was reduced to 41,250. The exercise price for each share of common stock is $12.00 per share or $445,000 if GCA were to exercise all 41,250 shares under the warrant.

5)	At a meeting of our board of directors held on March 30, 2005, certain individual members of our board of directors and members of senior management agreed to loan us an aggregate of $340,000 on a short-term basis pursuant to the terms of promissory notes from Lighting Science Group and in favor of each of the individual lenders. The members of the board and senior management who agreed to loan us funds and the amounts loaned by each individual are as follows: John A. Collingwood — $100,000, Ronald E. Lusk — $30,000, Stan T. Waldrop — $30,000, Philip N. Lacerte — $30,000, Robert E. Bachman (through USGT Investors L.P.) — $30,000, Donald R. Harkleroad (through the Bristol Company) — $30,000, Robert L. Woodson, III — $30,000, Daryl N. Snadon — $30,000, and the Fredric S. Maxik (through the Phibian S Trust) — $30,000. Mr. Lusk loaned us an additional $15,000 on April 29, 2005 and $5,000 on May 2, 2005. Mr. Snadon loaned us an additional $100,000 on May 3, 2005 and Mr. Harkleroad loaned us an additional $16,000 on May 6, 2005. The board members and officers who loaned us funds in this transaction are collectively referred to as the Lenders. Proceeds from each of the loans were used to fund our continuing operating expenses, including salaries, legal and accounting fees and for working capital purposes and other contingencies. Pursuant to the terms of the notes issued by us to each Lender, eight warrants for 1,500 shares of common stock and one warrant for 5,000 shares of common stock vested on the date of issuance, April 20, 2005. On April 29, 2005 and May 2, 2005, respectively, we issued warrants for 750 and 250 shares of common stock to Mr. Lusk. On May 3, 2005, we issued a warrant for 5,000 shares of common stock to Mr. Snadon and on May 6, 2005, we issued a warrant for 800 shares of common stock to Mr. Harkleroad. All such warrants vested on the date of issuance. The warrants have anti-dilution and exercise price adjustment provisions for dividends and stock splits. Each warrant expires five years from the date of issuance.

6)	On May 12, 2005, we entered into a Securities Purchase Agreement with certain accredited investors, including certain of our officers and directors (collectively, the “Purchasers”), for the purchase and sale of shares of 6% Convertible Preferred Stock and the PIPE Warrants pursuant to which the Purchasers purchased 2,260,966 shares of 6% Convertible Preferred Stock at $3.20 per share for an aggregate purchase price of $7,235,086 and PIPE Warrants to purchase 339,145 shares of common stock. We also executed a registration rights agreement and lock-up agreements with certain of our affiliates and unaffiliated stockholders.

On June 2, 2006, in connection with a waiver of certain anti-dilution rights by such holders, we entered into the Waiver, Consent and Amendment Agreement with the holders of at least a majority of the shares of 6% Convertible Preferred Stock then outstanding that (i) reduced the conversion price of the 6% Convertible Preferred Stock from $16.00 to $10.00 per share of common stock, (ii) provided for a contingent reduction of the conversion price of the 6%

Convertible Preferred Stock from $10.00 to $6.00 per share of common stock in the event that the current market price, as defined in the Waiver, Consent and Amendment Agreement, of the common stock was less than $10.00 per share on December 29, 2006, and (iii) increased the total number of shares of common stock issued and issuable pursuant to the conversion of the 6% Convertible Preferred Stock from 452,193 to 1,140,743 shares of common stock.
Because the current market price of the Company’s common stock, as defined in the Waiver, Consent and Amendment Agreement, was less than $10.00 per share on December 29, 2006, the Certificate of Designation was amended to reduce the conversion price of the 6% Convertible Preferred Stock from $10.00 to $6.00 per share of common stock. Therefore, the 6% Convertible Preferred Stock is currently convertible into shares of common stock at a conversion price of $6.00 per share of common stock, subject to anti-dilution adjustments. The Amended and Restated Certificate of Designation of the 6% Convertible Preferred Stock sets forth the rights, preferences, terms and conditions of the 6% Convertible Preferred Stock and was filed with the Secretary of State of the State of Delaware on January 8, 2007.

PIPE Warrants to purchase 31,993 shares of common stock, in the aggregate, were also issued to Merriman Curhan Ford & Co. and MRM Capital LP, who acted as our placement agent and financial advisor, respectively, in connection with the purchase and sale of the 6% Convertible Preferred Stock and the PIPE Warrants. These warrants were exercisable for shares of common stock at an exercise price of $30.00 per share of common stock, subject to anti-dilution adjustments. The PIPE Warrants expire on May 12, 2010.
a.	We issued shares of our 6% Convertible Preferred Stock in conjunction with the Securities Purchase Agreement as follows:

Date	Issuee	No. of Shares	Price per Share	Total
5/12/2005	Western Reserve Hedged Equity, LP	178,125	$3.200	570,000
5/12/2005	Western Reserve Hedged Equity Offshore, Ltd.	196,875	3.200	630,000
5/12/2005	Gryphon Master Fund, L.P.	406,250	3.200	1,300,000
5/12/2005	GSSF Master Fund, LP	218,750	3.200	700,000
5/12/2005	AG Domestic Convertibles, L.P.	281,250	3.200	900,000
5/12/2005	AG Offshore Convertibles, Ltd.	656,250	3.200	2,100,000
5/12/2005	Xerion Partners I LLC	78,125	3.200	250,000
5/12/2005	Xerion Partners II Master Fund Limited	78,125	3.200	250,000
5/12/2005	Telemark Asset Management, LLC	39,063	3.200	125,000
5/12/2005	Jerome Hill Amy Hill JTWRS	18,750	3.200	60,000
5/12/2005	George L. Lowe	7,813	3.200	25,000
5/12/2005	2 Boys AB Revocable Trust	7,813	3.200	25,001
5/12/2005	The Bristol Company (Donald R. Harkleroad — Director)	15,625	3.200	50,000
5/12/2005	Daryl N. Snadon	29,238	3.200	93,565
5/12/2005	Trust for Cole Snadon	7,813	3.200	25,000
5/12/2005	Trust for Kendall Snadon	7,813	3.200	25,000
5/12/2005	USGT Investors L.P. (Robert E. Bachman — Director)	10,413	3.200	33,322
5/12/2005	John A. Collingwood	4,688	3.200	15,001
5/12/2005	Philip R. Lacerte	10,374	3.200	33,197
5/12/2005	Edward I. Lanier	7,813	3.200	25,000

	Total Shares	2,260,966		$7,235,086

b.	We issued PIPE Warrants in conjunction with the Securities Purchase Agreement as follows:

			Exercise
		No. of	Price per
Date	Issuee	Shares	Share	Total
5/12/2005	Western Reserve Hedged Equity, LP	26,719	$19.20	$513,000
5/12/2005	Western Reserve Hedged Equity Offshore, Ltd.	29.531	19.20	567,000
5/12/2005	Gryphon Master Fund, L.P.	60,938	19.20	1,170,000
5/12/2005	GSSF Master Fund, LP	32,813	19.20	630,000
5/12/2005	AG Domestic Convertibles, L.P.	42,188	19.20	810,000
5/12/2005	AG Offshore Convertibles, Ltd.	98,438	19.20	1,890,000
5/12/2005	Xerion Partners I LLC	11,719	19.20	225,000
5/12/2005	Xerion Partners II Master Fund Limited	11,719	19.20	225,000
5/12/2005	Telemark Asset Management, LLC	5,860	19.20	112,500
5/12/2005	Jerome Hill Amy Hill JTWRS	2,813	19.20	54,000
5/12/2005	George L. Lowe	1,172	19.20	22,500
5/12/2005	2 Boys AB Revocable Trust	1,172	19.20	22,500
5/12/2005	Merriman Curhan & Ford	28793	30.00	863,790
5/12/2005	MRM Capital, LP (Aspen Advisors)	3,200	30.00	95,976
5/12/2005	The Bristol Company (Donald R. Harkleroad — Director)	2,344	19.20	45,001
5/12/2005	Daryl N. Snadon	4,386	19.20	84,206
5/12/2005	Trust for Cole Snadon	1,172	19.20	22,500
5/12/2005	Trust for Kendall Snadon	1,172	19.20	22,500
	USGT Investors L.P. (Robert E.
5/12/2005	Bachman — Director)	1,562	19.20	29,989
5/12/2005	John A. Collingwood	704	19.20	13,500
5/12/2005	Philip R. Lacerte	1.557	19.20	29,877
5/12/2006	Ed Lanier	1,172	19.20	22,500

	Total Securities Purchase Agreement Warrants	371,144		$7,471,339

7)	On July 6, 2005, our board of directors adopted the Lighting Science Group Corporation 2005 Equity Based Incentive Compensation Plan (the “2005 Plan”) and a proposal to implement this plan was approved at the annual stockholders’ meeting in August 2005. A total of 5,000,000 shares of common stock were initially reserved under the 2005 Plan. Options granted pursuant to the 2005 Plan have a term of four years and vest one-third upon grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant.
a.	In 2005, the following stock options were granted pursuant to the 2005 Plan:

		Option	Strike		Expiration
Date	Grantee	Shares	Price	Proceeds	Date
Options Granted
9/19/2005	Mike Lavey	5,000	$17.40	$87,000.00	09/19/09
9/19/2005	Paul Garrity	1,500	17.40	26,100.00	09/19/09
9/19/2005	Cande Smillie	2,000	17.40	34,800.00	09/19/09
9/19/2005	Bob Bachman	2,500	17.40	43,500.00	09/19/09
9/19/2005	Don Harkleroad	7,500	17.40	130,500.00	09/19/09
9/19/2005	Chester Britt	2,500	17.40	43,500.00	09/19/09
10/31/2005	Bob Bachman	2,500	10.60	26,500.00	10/31/09
10/31/2005	Don Harkleroad	2,500	10.60	26,500.00	10/31/09
10/31/2005	Bob McMonigle	2,500	10.60	26,500.00	10/31/09
10/31/2005	Rob Woodson	2,500	10.60	26,500.00	10/31/09
10/31/2005	Daryl Snadon	2,500	10.60	26,500.00	10/31/09
10/31/2005	John Collingwood	2,500	10.60	26,500.00	10/31/09
11/28/2005	Steve Hamilton	3,000	9.00	27,000.00	11/28/09
b.	In 2006 and 2007, additional stock options were granted pursuant to the 2005 Plan. With the exception of the options granted to Robert Warshauer (explained below), the options granted during these years also vest one-third upon grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant. The following stock options were granted in 2006 and 2007 pursuant to the 2005 Plan:

		Option	Strike		Expiration
Date	Grantee	Shares	Price	Proceeds	Date
2/21/2006	Don Harkleroad	40,000	6.40	$256,000.00	02/21/11
2/21/2006	Bob Bachman	40,000	6.40	256,000.00	02/21/11
2/21/2006	Ron Lusk	10,000	6.40	64,000.00	02/21/11
2/21/2006	Daryl Snadon	1,000	6.40	6,400.00	02/21/09
2/21/2006	Robert Woodson	1,000	6.40	6,400.00	02/21/09
2/21/2006	John Collingwood	1,000	6.40	6,400.00	02/21/09
2/21/2006	Steve Hamilton	1,000	6.40	6,400.00	02/21/09
2/21/2006	Fred Maxik	500	6.40	3,200.00	02/21/09
2/21/2006	Shane Hartman	1,500	6.40	9,600.00	02/21/09
2/21/2006	Paul Garrity	2,500	6.40	16,000.00	02/21/09
2/21/2006	Michael Poss	500	6.40	3,200.00	02/21/09
2/21/2006	Dee Needham	500	6.40	3,200.00	02/21/09
2/21/2006	Cande Smillie	750	6.40	4,800.00	02/21/09
2/21/2006	William Little	25,000	6.40	160,000.00	02/21/09
2/28/2006	Paul Garrity	2,500	5.80	14,500.00	02/21/09
3/9/2006	Robert Warshauer	100,000	6.00	600,000.00	03/09/11
2/9/2007	Steve Hamilton	5,000	7.40	37,000.00	02/09/12
2/9/2007	Shane Hartman	5,000	7.40	37,000.00	02/09/12
2/9/2007	Paul Garrity	5,000	7.40	37,000.00	02/09/12
2/9/2007	Addy Widjaja	3,000	7.40	22,200.00	02/09/12
2/9/2007	Wei Sun	2,500	7.40	18,500.00	02/09/12
2/9/2007	Carroll (Woody) Smith	2,000	7.40	14,800.00	02/09/12
2/9/2007	Matt Wood	2,000	7.40	14,800.00	02/09/12
2/9/2007	Michael Poss	1,500	7.40	11,100.00	02/09/12
2/9/2007	Dee Needham	1,500	7.40	11,100.00	02/09/12
2/9/2007	Diana Cearley	1,000	7.40	7,400.00	02/09/12
8/2/2007	Steve Hamilton	10,000	10.80	108,000.00	08/02/10
8/2/2007	Shane Hartman	10,000	10.80	108,000.00	08/02/10
8/2/2007	Dee Needham	500	10.80	5,400.00	08/02/10

		Option	Strike		Expiration
Date	Grantee	Shares	Price	Proceeds	Date
8/2/2007	USGT Investors, LP	6,250	10.80	67,500.00	08/02/14
8/2/2007	The Bristol Company	6,250	10.80	67,500.00	08/02/14
8)	On October 4, 2005, Philip R. Lacerte resigned as our Executive Vice President of Sales and Marketing. In connection with his resignation and as consideration for us agreeing to release him from his obligations under his employment agreement, Mr. Lacerte agreed to deliver 5,000 shares of our common stock to us. These shares were subsequently cancelled.
9)	During 2005, we granted stock options to the following non-employee members of our board of directors:

	Number of Shares
	September 2005	October 2005
Director	Grant	Grant

Robert E. Bachman	2,500	2,500
John A. Collingwood	0	2,500
Donald R. Harkleroad	7,500	2,500
Daryl N. Snadon	0	2,500
Robert Woodson	0	2,500

	10,000	12,500

Exercise price share	$17.40	$10.60
During 2006, we granted stock options to the following non-employee members of our board of directors:

Number of
February 2006 Grant	Shares
USGT Investors, LP	40,000
John A. Collingwood	1,000
The Bristol Company	40,000
Daryl N. Snadon	1,000
Robert Woodson	1,000

—
83,000

Exercise price per share	$6.40

During 2007, we issued the following stock option grants to non-employee members of our board of directors:

Number
August 2007 Grant	of Shares
USGT Investors, LP	6,250
The Bristol Company	6,250
12,500
Exercise price per share	$10.80

10)	On October 5, 2005, we terminated an agreement with Curtis McBride and Ron Froom pursuant to which they each provided strategic account management relating to the sale of our products. In connection therewith, we issued each of these individuals 5,000 shares of common stock at value of $17.80 per share.
11)	On October 18, 2005, Stan T. Waldrop, our president at the time, resigned from his position to pursue other business opportunities. In conjunction therewith, we issued to Mr. Waldrop 2,500 shares of common stock at a value of $10.40 per share.
12)	On December 5, 2005, we issued 1,250 shares of common stock to Claes Beckman at a value of $8.20 per share as consideration for providing technical consulting services to us.
13)	On February 23, 2006, we issued 5,000 shares of our common stock at $6.60 per share to Mr. Edward Hammer in conjunction with his consulting agreement.
14)	On March 3, 2006, we entered into a marketing agreement with ABM Industries, Inc. (“ABM”). Pursuant to this agreement, we issued ABM a warrant for the purchase of 20,000 shares of our common stock. The warrant has an exercise price of $8.00 per share and is exercisable until the second anniversary date of the issuance.
15)	During 2006, we issued shares of our common stock to certain vendors as consideration for providing consulting and legal services to us. The number of shares issued and the price per share for such shares issued are as follows:

			Price
		No. of	per
Date	Issuee	Shares	Share	Total	In payment of
6/15/2006	EScott, Inc.	1,487	$6.80	$10,000	Consulting Services
6/15/2006	Alan Barson	2,258	$6.20	14,000	Legal Services
6/19/2006	William Solemene	1,493	$6.80	10,150	Consulting Services
6/19/2006	Brian Ternamian	1,493	$6.80	10,150	Consulting Services
8/18/2006	EScott, Inc.	1,904	$5.20	10,000	Consulting Services
8/26/2006	Inca Group LLC	1,389	$3.60	5,000	Consulting Services
9/20/2006	MVPS, LLC	10,000	$3.00	29,953	Rent
10/4/2006	Inca Group LLC	1,336	$3.80	5,000	Consulting Services
10/31/2006	Inca Group LLC	926	$5.40	5,000	Consulting Services
10/31/2006	EScott, Inc.	926	$5.40	5,000	Consulting Services
10/31/2006	Alan Barson	2,845	$4.60	13,088	Legal Services
12/5/2006	Inca Group LLC	862	$5.80	5,000	Consulting Services
12/5/2006	EScott, Inc.	862	$5.80	5,000	Consulting Services

			Price
		No. of	per
Date	Issuee	Shares	Share	Total	In payment of
12/19/2006	Phil Lacerte	81,250	$4.00	325,000	Consulting Services
12/28/2006	The Equity Group	13,268	$4.80	63,687	Consulting Services

		2,445,967		$516,028

16)	In 2006, we issued shares of common stock to the following employees as bonuses:

Date	Employee	No. of Shares
7/17/2006	David Rubin	5,000
10/31/2006	Carroll Smith	2,000
10/31/2006	Wei Sun	500
10/31/2006	Addy Widjaja	1,000
10/31/2006	Ruben Villarreal	500
10/31/2006	Diana Cearley	500

		9,500

17)	On September 18, 2006 and September 22, 2006, we issued the following shares of common stock and warrants for the purchase of common stock, respectively, to the Guarantors of our line of credit:

	Common Stock	Price per		Common Stock
Name	Issued	share	Total	Warrants
USGT Investors, LP	7,500	$6.00	$45,000	18,750
Daryl Snadon	10,000	6.00	60,000	25,000
John Collingwood	10,000	6.00	60,000	25,000
Jerome Hill	5,000	6.00	30,000	12,500
Ron Lusk	2,500	6.00	15,000	6,250
George Parker-Young	2,500	6.00	15,000	6,250
Phil Lacerte	118,750	6.00	712,500	—

	156,250		$937,500	93,750

The warrants issued to the Guarantors have an exercise price of $6.00 per share and have a term of five years.
18)	The following table sets forth information pertaining to recent conversions of our 6% Convertible Preferred Stock and recent exercises of warrants to purchase shares of our common stock.

					Additional Common
			Number of Common	Underlying Price	Stock Warrants
Name	Date	Transaction	Shares Issued	Per Share	Issued
Telemark Asset Management	3/20/06	Preferred Stock Conversion	7,813	$16.00	—

					Additional Common
			Number of Common	Underlying Price	Stock Warrants
Name	Date	Transaction	Shares Issued	Per Share	Issued
Xerion Partners I, LLC	5/23/06	Preferred Stock Conversion	15,625	$16.00	—
Xerion Partners II Master Fund Limited	5/23/06	Preferred Stock Conversion	15,625	$16.00	—
2BOYSAB Trust	6/19/06	PIPE Warrant Exercise	1,172	$6.00	—
Daryl Snadon	12/29/06	Warrant Exercise	6,500	$6.00	—
MRM Capital, L.P.	12/19/06	Warrant Exercise	3,200	$6.00	—
USGT Investors, L.P.	1/12/07	Warrant Exercise	1,500	$6.00	—
Phil Lacerte	1/12/07	Warrant Exercise	1,500	$6.00	—
Bristol Company	2/21/07	Warrant Exercise	2,300	$6.00	—
John Collingwood	2/21/07	Warrant Exercise	2,500	$6.00	—
Western Reserve Hedged Equity Offshore, Ltd.	6/12/07	Preferred Stock Conversion	69,334	$6.00	—
Western Reserve Hedged Equity, L.P.	6/12/07	Preferred Stock Conversion	63,334	$6.00	—
Western Reserve Hedged Equity Offshore, Ltd.	6/15/07	Preferred Stock Conversion	35,667	$6.00	—
Western Reserve Hedged Equity, L.P.	6/15/07	Preferred Stock Conversion	256,667	$6.00	—
Gryphon Master Fund, L.P.	6/26/07	Preferred Stock Conversion	151,667	$6.00	—
GSSF Master Fund, L.P.	6/26/07	Preferred Stock Conversion	816,667	$6.00	—
Merriman Curhan Ford	6/28/07	PIPE Warrant Exercise	28,793	$6.00	—
Otago Partners, LLC	6/29/07	B Warrant Exercise	8,334	$6.00	6,250
Ardsley Partners renewable Energy Fund, L.P.	7/5/07	B Warrant Exercise	160,584	$6.00	120,438
Ardsley Renewable Energy Fund Offshore, Ltd.	7/5/07	B Warrant Exercise	6,084	$6.00	4,563
Ardsley Partners renewable Energy Fund, L.P.	7/5/07	Warrant Exercise	120,438	$7.00	—
Ardsley Renewable Energy Fund Offshore, Ltd.	7/5/07	Warrant Exercise	4,562	$7.00	—
Gryphon Master Fund, L.P.	7/10/07	Preferred Stock Conversion	64,680	$6.00	—
GSSF Master Fund, L.P.	7/10/07	Preferred Stock Conversion	35,000	$6.00	—
Columbus Capital Partners, L.P.	7/12/07	B Warrant Exercise	74,417	$6.00	55,813

					Additional Common
			Number of Common	Underlying Price	Stock Warrants
Name	Date	Transaction	Shares Issued	Per Share	Issued
Columbus Capital Offshore Fund, Ltd.	7/12/07	B Warrant Exercise	8,917	$6.00	6,688
AG Offshore Convertibles, Ltd.	7/20/07	Preferred Stock Conversion	53,334	$6.00	—
Columbus Capital Partners, L.P.	7/20/07	Warrant Exercise	61,625	$7.00	—
Columbus Capital Offshore Fund, Ltd.	7/20/07	Warrant Exercise	8,375	$7.00	—
Tetra Capital Partners, LP	7/23/07	B Warrant Exercise	6,655	$6.00	4,992
Tetra Offshore Fund, Ltd.	7/23/07	B Warrant Exercise	1,015	$6.00	762
Arrow T US Long /Short Fund	7/23/07	B Warrant Exercise	5,660	$6.00	4,245
Iroquois Master Fund, Ltd.	7/26/07	B Warrant Exercise	41,667	$6.00	31,250
Civic Capital Group, LLC	7/27/07	B Warrant Exercise	16,667	$6.00	12,500
Lagunitas Partners, LP	7/31/07	B Warrant Exercise	95,867	$6.00	71,900
Gruber & McBaine International	7/31/07	B Warrant Exercise	24,800	$6.00	18,600
Jon D & Linda W. Gruber Trust	7/31/07	B Warrant Exercise	25,617	$6.00	19,213
J. Patterson McBaine	7/31/07	B Warrant Exercise	8,950	$6.00	6,713
Lagunitas Partners, LP	7/31/07	B Warrant Exercise	5,100	$6.00	3,825
Gruber & McBaine International	7/31/07	B Warrant Exercise	1,315	$6.00	987
Jon D & Linda W. Gruber Trust	7/31/07	B Warrant Exercise	1,360	$6.00	1,020
J. Patterson McBaine	7/31/07	B Warrant Exercise	48	$6.00	357
PGE Partner Fund	8/2/07	Warrant Exercise	24,750	$7.00	—
PGE Partner Fund	8/2/07	Warrant Exercise	16,500	$7.00	—
AG Offshore Convertibles, Ltd.	8/1/07	Preferred Stock Conversion	26,667	$6.00	—
Columbus Capital Partners, L.P.	8/7/07	Warrant Exercise	50,000	$7.00	—
Columbus Capital Offshore Fund, Ltd.	8/7/07	Warrant Exercise	5,000	$7.00	—
Winslow Hedge Fund, L.P.	8/7/07	B Warrant Exercise	83,334	$6.00	62,500
AG Offshore Convertibles, Ltd.	8/7/07	Preferred Stock Conversion	26,667	$6.00	—
AG Offshore Convertibles, Ltd.	8/22/07	Preferred Stock Conversion	26,667	$6.00	—
AG Offshore Convertibles, Ltd.	9/25/07	Preferred Stock Conversion	106,667	$6.00	—

					Additional Common
			Number of Common	Underlying Price	Stock Warrants
Name	Date	Transaction	Shares Issued	Per Share	Issued
Tetra Capital Partners, LP	9/28/07	A warrant exercise	4,992	$7.00	—
Tetra Offshore Fund, Ltd.	9/28/07	A warrant exercise	762	$7.00	—
Arrow T US Long /Short Fund	9/28/07	A warrant exercise	4,245	$7.00	—
Tetra Capital Partners, LP	9/28/07	A warrant exercise	4,992	$7.00	—
Tetra Offshore Fund, Ltd.	9/28/07	A warrant exercise	762	$7.00	—
Arrow T US Long /Short Fund	9/28/07	A warrant exercise	4,245	$7.00	—
Xerion Partner I LLC	10/17/07	Warrant Exercise	11,744	$6.00	—
Cole Snadon	10/26/07	B Warrant exercise	500	$6.00	375
Cole Snadon trust	10/26/07	B Warrant Exercise	500	$6.00	3,750
Xerion Partners Master Fund II	11/2/07	B Warrant Exercise	66,667	$6.00	50,000
Jerome Hill	11/5/07	B Warrant Exercise	7,500	$6.00	5,625
John Collingwood	11/2/07	Preferred Stock Conversion	2,501	$6.00	—
Ed Lanier	11/13/07	Preferred Stock Conversion	4,167	$6.00	—
AG Offshore Convertibles, Ltd.	11/14/07	Preferred Stock Conversion	153,334	$6.00	—
19)	In October 2006, we entered into a marketing agreement with ICurie Limited pursuant to which we may buy certain lighting components from ICurie. As part of the agreement, we agreed to issue 25,000 warrants for the purchase of common stock at an exercise price of $6.40 to ICurie. At February 1, 2008, 6,250 of the warrants had vested. The warrants have a term of five years.
20)	On January 9, 2007, we issued 343 shares of common stock to Ron Lusk, our Vice Chairman, in exchange for converting an advance made to us. The advance was converted at a price of $6.00 per common share.
21)	During 2007, we issued common stock to the following suppliers in settlement of their accounts:

		No. of	Price per
Date	Issuee	Shares	Share	Total	Service

1/5/07	E Scott, Inc.	714	$7.00	$5,000	Consulting
1/5/07	Inca Group, LLC	714	$7.00	5,000	Consulting
2/2/07	E Scott, Inc.	658	$7.60	5,000	Consulting
2/2/07	Inca Group LLC	658	$7.60	5,000	Consulting
3/5/07	E Scott, Inc.	658	$7.60	5,000	Consulting

		No. of	Price per
Date	Issuee	Shares	Share	Total	Service
3/5/07	Inca Group LLC	658	$7.60	5,000	Consulting
6/29/07	E Scott, Inc.	807	$6.20	5,000	Consulting
6/29/07	Deborah Randall	807	$6.20	5,000	Consulting
6/29/07	Inca Group	807	$6.20	5,000	Consulting
6/29/07	E Scott, Inc.	893	$5.60	5,000	Consulting
6/29/07	Deborah Randall	893	$5.60	5,000	Consulting
6/29/07	Inca Group	893	$5.60	5,000	Consulting
6/29/07	E Scott, Inc.	926	$5.40	5,000	Consulting
6/29/07	Deborah Randall	926	$5.40	5,000	Consulting
6/29/07	Inca Group	926	$5.40	5,000	Consulting
6/29/07	Alan Barson	3,371	$6.00	20,224	Legal Fees
6/29/07	Michael Gordon	3,360	$7.80	26,130	Advisory Board Fees
6/29/07	Nora Mead Browell	3,360	$7.80	26,130	Advisory Board Fees
8/13/07	E Scott, Inc.	467	$10.80	5,000	Consulting
8/13/07	Deborah Randall	467	$10.80	5,000	Consulting
8/13/07	Inca Group	467	$10.80	5,000	Consulting
8/13/07	E Scott, Inc.	556	$9.00	5,000	Consulting
8/13/07	Deborah Randall	556	$9.00	5,000	Consulting
8/13/07	Inca Group	556	$9.00	5,000	Consulting
9/12/07	E Scott, Inc.	599	$8.40	5,000	Consulting
9/12/07	Deborah Randall	599	$8.40	5,000	Consulting
9/12/07	Inca Group	599	$8.40	5,000	Consulting
9/19/07	John Harkey	25,000	$9.80	245,000	Consulting
9/24/07	Inca Group	1,531	$9.80	15,004	Consulting
9/25/07	E Scott, Inc.	1,531	$9.80	15,004	Consulting
22)	In 2007, we issued warrants to the following Guarantors as consideration for providing additional guarantees enabling us to obtain the additional amount available under our line of credit and under certain equipment deposits:

			Warrant
		Amount of	Shares to
Name of Guarantor	Position	Guarantees Provided	be Issued
Ron Lusk	Vice Chairman	$275,000	13,750
Phibian S. Trust	Stockholder	75,000	3,750
Phil Lacerte	Stockholder	65,000	3,250
Daryl Snadon	Director	50,000	2,500
Edward Hawes	Stockholder	50,000	2,500
USGT Investors, LP (1)	Director	37,500	1,875
Baron Cass	Stockholder	48,750	2,438
Paul Schlosberg	Stockholder	48,750	2,438

TOTAL		$650,000	32,501
The warrants have an exercise price of $6.00 per share and have a term of five years.
23)	On March 9, 2007, we entered into a Securities Purchase Agreement with a group of accredited investors pursuant to which we agreed to sell 13,333,265 shares of our common stock for $0.30 per share. Additionally, we issued A Warrants for the purchase of 9,999,949 shares of common stock. The Warrants have an exercise price of $0.35 per share and a term of five years. We also issued to the accredited investors B Warrants for the purchase of 13,333,265 equity units. Each equity unit is comprised of one share of common stock and a warrant for the purchase of 0.75 shares of our common stock. The exercise price of each B Warrant is $0.30 per unit. The B Warrants must be exercised prior to the 90th trading day following the effective date of the registration statement we are required to file. The warrants for the purchase of common stock that are included in the B Warrants have an exercise price of $0.35 per share and a term of five years from the date the B Warrants are exercised.
a.	We issued shares of our common stock in conjunction with the Securities Purchase Agreement as follows:

		No. of	Price per
Date	Issuee	Shares	Share	Total
03/09/07	Ardsley Partners Renewable Energy Fund, LP	160,584	$6.00	$963,501
03/09/07	Ardsley Renewable Energy Offshore Fund, Ltd.	6,083	6.00	36,499
03/09/07	Columbus Capital Partners, LP	74,417	6.00	446,500
03/09/07	Columbus Capital Offshore Fund, Ltd.	8,917	6.00	53,500
03/09/07	Winslow Hedge Fund, L.P.	83,333	6.00	500,000
03/09/07	Iroquois Master Fund, Ltd.	41,667	6.00	250,000
03/09/07	Civic Capital Group, LLC	16,667	6.00	100,000
03/09/07	Tetra Capital Partners, LP	6,655	6.00	39,930
03/09/07	Tetra Offshore Fund, Ltd.	1,015	6.00	6,090
03/09/07	Arrow T US Long / Short Fund	5,660	6.00	33,960
03/09/07	Cole William Snadon Trust	5,000	6.00	30,000
03/09/07	Cole William Snadon	500	6.00	3,000
3/9/2007	Lagunitas Partners, LP	95,867	6.00	575,200
3/9/2007	Gruber & McBaine International	24,800	6.00	148,800
3/9/2007	Ttees Hamilton College	9,350	6.00	56,100
3/9/2007	The Wallace Foundation	8,250	6.00	49,500
3/9/2007	Jon D & Linda W. Gruber Trust	25,617	6.00	153,700
3/9/2007	J. Patterson McBaine	8,950	6.00	53,700
3/9/2007	Xerion Partners Master Fund II	66,667	6.00	400,000
03/09/07	Jerome Hill	8,333	6.00	50,000
03/09/07	Otago Partners LLC	8,333	6.00	50,000

		666,663		$3,999,980

b.	We issued A Warrants for the purchase of our common stock in conjunction with the Securities Purchase Agreement as follows:

			Exercise
		No. of	Price per
Date	Issuee	Warrants	Share	Total
3/9/2007	Ardsley Partners Renewable Energy Fund, LP	120,438	$7.00	$843,064
3/9/2007	Ardsley Renewable Energy Offshore Fund, Ltd.	4,562	7.00	31,936
3/9/2007	Columbus Capital Partners, LP	55,813	7.00	390,688
3/9/2007	Columbus Capital Offshore Fund, Ltd.	6,688	7.00	46,813
3/9/2007	Winslow Hedge Fund, L.P.	62,500	7.00	437,500
3/9/2007	Iroquois Master Fund, Ltd.	31,250	7.00	218,750
3/9/2007	Civic Capital Group, LLC	12,500	7.00	87,500
3/9/2007	Tetra Capital Partners, LP	4,991	7.00	34,939
3/9/2007	Tetra Offshore Fund, Ltd.	761	7.00	5,329
3/9/2007	Arrow T US Long / Short Fund	4,245	7.00	29,715
03/09/07	Cole William Snadon Trust	3,750	7.00	26,250
03/09/07	Cole William Snadon	375	7.00	2,625
3/9/2007	Lagunitas Partners, LP	71,900	7.00	503,300
3/9/2007	Gruber & McBaine International	18,600	7.00	130,200
3/9/2007	Ttees Hamilton College	7,013	7.00	49,088
3/9/2007	The Wallace Foundation	6,188	7.00	43,313
3/9/2007	Jon D & Linda W. Gruber Trust	19,213	7.00	134,487
3/9/2007	J. Patterson McBaine	6,713	7.00	46,988
3/9/2007	Xerion Partners Master Fund II	50,000	7.00	350,000
03/09/07	Jerome Hill	6,250	7.00	43,750
03/09/07	Otago Partners LLC	6,250	7.00	43,750

		499,997		$3,499,982

c.	We issued B Warrants in conjunction with the Securities Purchase Agreement as follows:

			Exercise
		No. of	Price per
Date	Issuee	Warrants	Share	Total
03/09/07	Ardsley Partners Renewable Energy Fund, LP	160,584	$6.00	$963,501
03/09/07	Ardsley Renewable Energy Offshore Fund, Ltd.	6,083	6.00	36,499
03/09/07	Columbus Capital Partners, LP	74,417	6.00	446,500
03/09/07	Columbus Capital Offshore Fund, Ltd.	8,917	6.00	53,500
03/09/07	Winslow Hedge Fund, L.P.	83,333	6.00	500,000
03/09/07	Iroquois Master Fund, Ltd.	41,667	6.00	250,000
03/09/07	Civic Capital Group, LLC	16,667	6.00	100,000
03/09/07	Tetra Capital Partners, LP	6,655	6.00	39,930
03/09/07	Tetra Offshore Fund, Ltd.	1,015	6.00	6,090
03/09/07	Arrow T US Long / Short Fund	5,660	6.00	33,960
03/09/07	Cole William Snadon Trust	5,000	6.00	30,000
03/09/07	Cole William Snadon	500	6.00	3,000
3/9/2007	Lagunitas Partners, LP	95,867	6.00	575,200
3/9/2007	Gruber & McBaine International	24,800	6.00	148,800
3/9/2007	Ttees Hamilton College	9,350	6.00	56,100
3/9/2007	Otago Partners LLC	8,250	6.00	49,500
3/9/2007	Jon D & Linda W. Gruber Trust	25,617	6.00	153,700
3/9/2007	J. Patterson McBaine	8,950	6.00	53,700

			Exercise
		No. of	Price per
Date	Issuee	Warrants	Share	Total
3/9/2007	Xerion Partners Master Fund II	66,667	6.00	400,000
03/09/07	Jerome Hill	8,333	6.00	50,000
03/09/07	Otago Partners LLC	8,333	6.00	50,000

		666,663		$3,999,980

24)	Pursuant to a marketing agreement with ABM, we issued ABM a warrant for the purchase of 37,500 shares of our common stock on July 31, 2007. The warrant has an exercise price of $10.40 per share and is exercisable until the second anniversary date of the issuance.
25)	On October 4, 2007, we entered into the Exchange Agreement with LED Holdings, a Delaware limited liability company. Pursuant to the Exchange Agreement, we acquired substantially all of the assets of LED Holdings including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property. In exchange for these assets, we issued 2,000,000 shares of our newly designated Series B Preferred Stock and 15,928,734 shares of our common stock to LED Holdings. The Series B Preferred Stock and common stock were issued pursuant to Rule 506 of the Securities Act of 1933, as amended.
EXHIBITS

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of Lighting Science Group Corporation (filed herewith)

3.2	Amended and Restated By-laws of Lighting Science Group Corporation (1)

4.1	Stock Purchase Agreement dated as of June 1, 2004, by and among The Phoenix Group Corporation, Lighting Science, Inc., certain stockholders of The Phoenix Group Corporation and Frederic Maxik (2)

4.2	Securities Purchase Agreement dated as of May 12, 2005, by and among Lighting Science Group Corporation and the purchasers set forth on Exhibit A thereto (3)

4.3	Form of Warrant granted pursuant to the Securities Purchase Agreement dated as of May 12, 2005 (3)

4.4	Registration Rights Agreement dated as of May 12, 2005, by and among Lighting Science Group Corporation and the persons and entities listed on Exhibit A thereto (3)

4.5	Warrant dated as of February 15, 2005, by and between Lighting Science Group Corporation and Giuliani Capital Advisors LLC (4)

4.6	Form of Warrant issued to certain directors, officers and security holders as consideration for providing guarantees pursuant to the Line of Credit (5)

4.7	Amended and Restated Certificate of Designation of 6% Convertible Preferred Stock (6)

4.8	Securities Purchase Agreement, dated as of March 9, 2007 among Lighting Science Group Corporation and the purchasers identified on the signature pages thereto (7)

4.9	Form of Warrant A, dated March 9, 2007 (7)

4.10	Form of Warrant B, dated March 9, 2007 (7)

4.11	Form of Warrant, dated ___, 2007 (7)

4.12	Exchange and Contribution Agreement, dated as of October 4, 2007 between the Company and LED Holdings LLC (1)

4.13	Certificate of Designation of Series B Stock (1)

4.14	Registration Rights Agreement dated October 4, 2007 between the Company and LED Holdings LLC (1)

4.15	Stockholder Voting Agreement dated October 4, 2007 among the Company, LED Holdings LLC, Ronald Lusk, Robert Bachman, Daryl Snadon and Donald Harkleroad (1)

Exhibit
Number	Description
4.16	Trademark Assignment Agreement dated October 4, 2007 between the Company and LED Holdings, LLC (1)

4.17	Indemnification Letter Agreement dated October 4, 2007 between the Company and LED Holdings, LLC (1)

5.1	Opinion on legality from Haynes and Boone, LLP (previously filed)

10.1	Employment Agreement dated as of October 4, 2007 by and between Lighting Science Group Corporation and Ronald E. Lusk (1)

10.2	Employment Agreement, dated as of October 4, 2007, by and between Lighting Science Group Corporation and Fredric Maxik (1)

10.3	Employment Agreement dated as of October 4, 2007 by and between Lighting Science Group Corporation and Kevin Furry (1)

10.4	Employment Agreement dated October 4, 2007 between Lighting Science Group Corporation and Kenneth Honeycutt (1)

10.5	Employment Agreement dated October 4, 2007 between Lighting Science Group Corporation and Govi Rao (1)

10.6	Consulting Agreement dated as of October 6, 2006 between Lighting Science Group Corporation and Philip R. Lacerte (8)

10.7	Factoring Agreement dated as of January 4, 2007 between Lighting Science Group Corporation and Allied Capital Partners, L.P. (6)

23.1	Consent of Turner, Stone & Company, LLP (filed herewith)

23.2	Consent of Haynes and Boone, LLP (Contained in Exhibit 5.1, previously filed)

24.1	Power of attorney (filed herewith)

1.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2007.

2.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2004.

3.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2005.

4.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2005.

5.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2006.

6.	Incorporated by reference to Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2007.

7.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007.

8.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2006.
ITEM 28. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales of our securities are being made, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) Include any additional or changed material information on the plan of distribution;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, February 12, 2008.

LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Govi Rao
Govi Rao
Chairman of the Board and Chief Executive Officer

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Govi Rao Govi Rao	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 12, 2008

/s/ Stephen Hamilton Stephen Hamilton	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2008

Signature	Title	Date

/s/ Ronald E. Lusk (by Stephen Hamilton, Attorney-in-Fact*) Ronald E. Lusk	Vice Chairman of the Board of Directors	February 12, 2008

/s/ Robert E. Bachman (by Stephen Hamilton, Attorney-in-Fact*) Robert E. Bachman	Director	February 12, 2008

/s/ Donald R. Harkleroad (by Stephen Hamilton, Attorney-in-Fact*) Donald R. Harkleroad	Director	February 12, 2008

/s/ Richard Kelson (by Stephen Hamilton, Attorney-in-Fact*) Richard Kelson	Director	February 12, 2008

/s/ Richard Weinberg (by Stephen Hamilton, Attorney-in-Fact*) Richard Weinberg	Director	February 12, 2008

*	pursuant to a Power of Attorney filed herewith

INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of Lighting Science Group Corporation (filed herewith)

3.2	Amended and Restated By-laws of Lighting Science Group Corporation (1)

4.1	Stock Purchase Agreement dated as of June 1, 2004, by and among The Phoenix Group Corporation, Lighting Science, Inc., certain stockholders of The Phoenix Group Corporation and Frederic Maxik (2)

4.2	Securities Purchase Agreement dated as of May 12, 2005, by and among Lighting Science Group Corporation and the purchasers set forth on Exhibit A thereto (3)

4.3	Form of Warrant granted pursuant to the Securities Purchase Agreement dated as of May 12, 2005 (3)

4.4	Registration Rights Agreement dated as of May 12, 2005, by and among Lighting Science Group Corporation and the persons and entities listed on Exhibit A thereto (3)

4.5	Warrant dated as of February 15, 2005, by and between Lighting Science Group Corporation and Giuliani Capital Advisors LLC (4)

4.6	Form of Warrant issued to certain directors, officers and security holders as consideration for providing guarantees pursuant to the Line of Credit (5)

4.7	Amended and Restated Certificate of Designation of 6% Convertible Preferred Stock (6)

4.8	Securities Purchase Agreement, dated as of March 9, 2007 among Lighting Science Group Corporation and the purchasers identified on the signature pages thereto (7)

4.9	Form of Warrant A, dated March 9, 2007 (7)

4.10	Form of Warrant B, dated March 9, 2007 (7)

4.11	Form of Warrant, dated ___, 2007 (7)

4.12	Exchange and Contribution Agreement, dated as of October 4, 2007 between the Company and LED Holdings LLC (1)

4.13	Certificate of Designation of Series B Stock (1)

4.14	Registration Rights Agreement dated October 4, 2007 between the Company and LED Holdings LLC (1)

4.15	Stockholder Voting Agreement dated October 4, 2007 among the Company, LED Holdings LLC, Ronald Lusk, Robert Bachman, Daryl Snadon and Donald Harkleroad (1)

4.16	Trademark Assignment Agreement dated October 4, 2007 between the Company and LED Holdings, LLC (1)

4.17	Indemnification Letter Agreement dated October 4, 2007 between the Company and LED Holdings, LLC (1)

5.1	Opinion on legality from Haynes and Boone, LLP (previously filed)

10.1	Employment Agreement dated as of October 4, 2007 by and between Lighting Science Group Corporation and Ronald E. Lusk (1)

10.2	Employment Agreement, dated as of October 4, 2007, by and between Lighting Science Group Corporation and Fredric Maxik (1)

10.3	Employment Agreement dated as of October 4, 2007 by and between Lighting Science Group Corporation and Kevin Furry (1)

10.4	Employment Agreement dated October 4, 2007 between Lighting Science Group Corporation and Kenneth Honeycutt (1)

10.5	Employment Agreement dated October 4, 2007 between Lighting Science Group Corporation and Govi Rao (1)

10.6	Consulting Agreement dated as of October 6, 2006 between Lighting Science Group Corporation and Philip R. Lacerte (8)

10.7	Factoring Agreement dated as of January 4, 2007 between Lighting Science Group Corporation and Allied Capital Partners, L.P. (6)

23.1	Consent of Turner, Stone & Company, LLP (filed herewith)

23.2	Consent of Haynes and Boone, LLP (Contained in Exhibit 5.1, previously filed)

24.1	Power of attorney (filed herewith)

1.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2007.

2.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2004.

3.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2005.

4.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2005.

5.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2006.

6.	Incorporated by reference to Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2007.

7.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007.

8.	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2006.